                                        As filed pursuant to Rule 424(b)(5)
                                        under the Securities Act of 1933
                                        Registration No. 333-114270,
                                        333-114270-01,
                                        333-114270-02,
                                        333-114270-03

PROSPECTUS SUPPLEMENT

(To Prospectus Dated April 21, 2004)
                                 $6,000,000,000

                          COUNTRYWIDE HOME LOANS, INC.

                          MEDIUM-TERM NOTES, SERIES M
                         UNCONDITIONALLY GUARANTEED BY

                         [Countrywide Home Loans Logo]
--------------------------------------------------------------------------------

This is a public offering to be conducted on a continuous basis by Countrywide Home Loans, Inc. of Medium-Term Notes, Series M. Countrywide Home Loans, Inc. plans to issue Notes with the general terms described below. The final terms for each Note will be described in a pricing supplement prepared at the time the Notes are offered for sale.

- The Notes will mature 9 months or more from their date of issue.

- The Notes may be subject to redemption or repayment at the option of Countrywide Home Loans, Inc. or the holder.

- The Notes will bear interest at either a fixed or floating rate. Interest will be paid on the Notes on the dates specified in the pricing supplement.

- The Notes will be denominated in U.S. dollars or such foreign currencies as Countrywide Home Loans, Inc. may designate in the pricing supplement.

- The Notes will be unsecured and unsubordinated indebtedness of Countrywide Home Loans, Inc. and will rank equally with its other unsecured and unsubordinated indebtedness.

- Countrywide Financial Corporation, the parent company of Countrywide Home Loans, Inc., will guarantee the payment of principal, premium, if any, and interest on the Notes. The guarantee will be an unsecured and unsubordinated obligation of Countrywide Financial Corporation.

 INVESTING IN THE NOTES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON
                                   PAGE S-3.

Unless stated differently in the pricing supplement, the pricing terms of the Notes will be:

                                                     PER NOTE                     TOTAL
                                                 ----------------    -------------------------------
Public Offering Price..........................      100.000%                $6,000,000,000
Commission or Discount.........................   .125% - .750%         $7,500,000 - $45,000,000
Proceeds to Countrywide Home Loans, Inc........  99.250% - 99.875%   $5,955,000,000 - $5,992,500,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

If Countrywide Home Loans, Inc. or Countrywide Financial Corporation sell other securities referred to in either of the prospectuses included in the registration statement of which this prospectus supplement is a part, the amount of Notes that Countrywide Home Loans, Inc. may offer and sell under this prospectus supplement may be reduced accordingly.

Countrywide Home Loans, Inc. may sell the Notes to the agents referred to below as principals for resale at varying or fixed offering prices or through such agents as agents using their reasonable best efforts to sell the Notes on behalf of Countrywide Home Loans, Inc. Countrywide Home Loans, Inc. also may sell the Notes directly to investors.
--------------------------------------------------------------------------------
LEHMAN BROTHERS
    ABN AMRO INCORPORATED
       BANC OF AMERICA SECURITIES LLC
        BANC ONE CAPITAL MARKETS, INC.
            BARCLAYS CAPITAL
               BEAR, STEARNS & CO. INC.
                  BNP PARIBAS
                      BNY CAPITAL MARKETS, INC.
                        CITIGROUP
                           COUNTRYWIDE SECURITIES CORPORATION
                              CREDIT LYONNAIS SECURITIES
                                 DEUTSCHE BANK SECURITIES
                                   DRESDNER KLEINWORT WASSERSTEIN
                                       GOLDMAN, SACHS & CO.
                                         HSBC
                                          JPMORGAN
                                             MERRILL LYNCH & CO.
                                               MORGAN STANLEY
                                                 RBC CAPITAL MARKETS
                                                   SG COWEN
                                                     WACHOVIA SECURITIES
Prospectus Supplement dated April 21, 2004

                               TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT                   PAGE
---------------------                   ----
Risk Factors..........................   S-3
Description of Notes..................   S-5
Material Federal Income Tax
  Consequences........................  S-27
Plan of Distribution of Notes.........  S-32
Validity of Notes.....................  S-33

PROSPECTUS                              PAGE
----------                              ----
Additional Information................    2
Countrywide Financial Corporation and
  Countrywide Home Loans..............    3
Use of Proceeds.......................    4
Selected Consolidated Financial
  Data................................    5
Description of Capital Stock..........    6
Description of Stock Purchase
  Contracts and Stock Purchase
  Units...............................    8
Description of Debt Securities and
  Related Guarantees..................    8
Plan of Distribution..................   23
Validity of Securities................   25
Experts...............................   25

                            ------------------------

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Countrywide Home Loans, Inc. and Countrywide Financial Corporation have not, and the agents have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Countrywide Home Loans, Inc. and Countrywide Financial Corporation are not, and the agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of the date on the front cover of this prospectus supplement only. The business, financial condition, results of operations and prospects of Countrywide Home Loans, Inc. and Countrywide Financial Corporation may have changed since that date.

     References in this prospectus supplement to "Countrywide Financial Corporation" are to Countrywide Financial Corporation and its consolidated subsidiaries.

     References in this prospectus supplement to "Countrywide Home Loans" are to Countrywide Home Loans, Inc. and its consolidated subsidiaries.

                                  RISK FACTORS

     Your investment in the Notes will include certain risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the following discussion of risks before deciding whether an investment in the Notes is suitable for you.

STRUCTURE RISKS

GENERAL

     If you invest in Notes indexed to one or more interest rate, currency or other indices or formulas, there will be significant risks not associated with a conventional fixed rate or floating rate debt security. These risks include fluctuation of the indices or formulas and the possibility that you will receive a lower (or no) amount of principal, premium or interest and at different times than you expected. Countrywide Home Loans has no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of such risks and their results. In addition, if an index or formula used to determine any amounts payable in respect of the Notes contains a multiplier or leverage factor, the effect of any change in such index or formula will be magnified. In recent years, values of certain indices and formulas have been volatile and volatility in those and other indices and formulas may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future.

REDEMPTION

     If your Notes are redeemable at the option of Countrywide Home Loans or are otherwise subject to mandatory redemption, Countrywide Home Loans may choose to redeem (in the case of optional redemption) or must redeem (in the case of mandatory redemption) your Notes at times when prevailing interest rates may be relatively low. At those times, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the Notes.

UNCERTAIN TRADING MARKETS

     Countrywide Home Loans cannot assure you that a trading market for your Notes will ever develop or be maintained. Many factors independent of the creditworthiness of Countrywide Home Loans affect the trading market. These factors include:

     - complexity and volatility of any index or formula applicable to the Notes,

     - method of calculating the principal, premium and interest in respect of the Notes,

     - time remaining to the maturity of the Notes,

     - outstanding amount of the Notes,

     - redemption features of the Notes,

     - amount of other debt securities linked to any index or formula applicable to the Notes, and

     - level, direction and volatility of market interest rates generally.

     In addition, certain Notes may have a more limited trading market and experience more price volatility because they were designed for specific investment objectives or strategies. There may be a limited number of buyers when you decide to sell those Notes. This may affect your ability to sell those Notes at all or the price you receive for those Notes if you choose to sell them prior to maturity. You should not purchase Notes unless you understand and know you can bear the foregoing investment risks.

EXCHANGE RATES AND EXCHANGE CONTROLS

     If you invest in Notes that are denominated and/or payable in a currency other than U.S. dollars ("Foreign Currency Notes"), there will be significant risks not associated with an investment in a debt security denominated and payable in U.S. dollars, including the possibility of material changes in the exchange rate between U.S. dollars and your payment currency and the imposition or modification of exchange controls by the applicable governments. Countrywide Home Loans has no control over the factors that generally affect these risks, such as economic, financial and political events and the supply and demand for the applicable currencies. Moreover, if payments on your Foreign Currency Notes are determined by reference to a formula containing a multiplier or leverage factor, the effect of any change in the exchange rates between the applicable currencies will be magnified. In recent years, exchange rates between certain currencies have been highly volatile and volatility between such currencies or with other currencies may be expected in the future. Fluctuations between currencies in the past are not necessarily indicative, however, of fluctuations that may occur in the future. Depreciation of your payment currency would result in a decrease in the U.S. dollar equivalent yield of your Foreign Currency Notes, in the U.S. dollar equivalent value of the principal and any premium payable at maturity or earlier redemption of your Foreign Currency Notes and, generally, in the U.S. dollar equivalent market value of your Foreign Currency Notes.

     Governmental exchange controls could affect exchange rates and the availability of your payment currency on a required payment date. Even if there are no exchange controls, it is possible that your payment currency will not be available on a required payment date because of circumstances beyond the control of Countrywide Home Loans. In such cases, Countrywide Home Loans will be allowed to satisfy its obligations in respect of your Foreign Currency Notes in U.S. dollars.

     YOU SHOULD CONSULT YOUR FINANCIAL AND LEGAL ADVISORS ABOUT THE RISKS ASSOCIATED WITH FOREIGN CURRENCY NOTES. YOU SHOULD NOT PURCHASE SUCH NOTES IF YOU ARE UNSOPHISTICATED WITH REGARD TO FOREIGN CURRENCY TRANSACTIONS.

CREDIT RATINGS

     The credit ratings of this medium-term note program may not reflect the potential impact of all risks related to structure and other factors on the value of your Notes. In addition, actual or anticipated changes in the credit ratings of Countrywide Home Loans will generally affect the market value of your Notes.

                              DESCRIPTION OF NOTES

     The following description of the particular terms of the Notes offered hereby supplements and, to the extent inconsistent with, replaces the description of the general terms and provisions of the Countrywide Home Loans debt securities and Countrywide Financial Corporation guarantees under the caption "Description of Debt Securities and Related Guarantees" in the accompanying Prospectus, to which description reference is hereby made. Unless otherwise specified in a Pricing Supplement, the terms of the Notes will be as set forth below.

GENERAL

     The Notes will be issued as a series of debt securities of Countrywide Home Loans limited to U.S.$6,000,000,000, or its equivalent in one or more foreign currencies or currency units, aggregate initial offering price under an Indenture to be entered into prior to the commencement of the offering of the Notes, as amended, supplemented or modified from time to time (the "Indenture"), among Countrywide Home Loans, Countrywide Financial Corporation, as guarantor, and The Bank of New York, as trustee (the "Trustee"), which is described more fully under "Description of Debt Securities and Related Guarantees" in the accompanying Prospectus. The statements herein concerning the Notes and the Indenture do not purport to be complete and are qualified in their entirety by reference to the provisions of the Indenture, including the definitions of certain terms used herein without definition.

     The Notes will be offered on a continuous basis and will mature on any day nine months or more from their dates of issue, as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, interest-bearing Notes will either bear interest at a fixed rate ("Fixed Rate Notes") or bear interest at a floating rate ("Floating Rate Notes"), as specified in the applicable Pricing Supplement. Notes also may be issued that do not bear any interest currently or that bear interest at a below market rate.

     Each Note will be represented by either a global security registered in the name of a nominee of The Depository Trust Company, New York, New York ("DTC"), as depositary (a "Book-Entry Note"), or a certificate issued in definitive form (a "Certificated Note"), as set forth in the applicable Pricing Supplement. Beneficial interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC (with respect to interests of its Participants (as defined below)) and by its Participants (with respect to interests of beneficial owners (as defined below)). Book-Entry Notes will not be issuable as Certificated Notes, except under the limited circumstances described herein.

     Countrywide Home Loans may, without notice to or the consent of the holders of the Notes, reopen any issue of Notes and issue additional notes having the same ranking and similar terms as the Notes, other than the offering price, original issue date and, in certain circumstances, the initial interest payment date.

     Unless otherwise specified in the applicable Pricing Supplement, the minimum denomination of Notes will be U.S.$10,000, or the equivalent thereof in any foreign currency or currency unit (if other than U.S. dollars) (a "Specified Currency") as may be designated by Countrywide Home Loans, and integral multiples of U.S.$1,000 in excess thereof or the equivalent thereof in such Specified Currency.

     Interest rates offered by Countrywide Home Loans with respect to the Notes may differ depending upon, among other things, the aggregate principal amount purchased in any single transaction. Notes with similar terms but different interest rates may be offered concurrently to different investors. Notes with different variable terms also may be offered concurrently to different investors.

     Unless otherwise specified herein or in the applicable Pricing Supplement, "Exchange Rate" means, with respect to a Specified Currency, the noon dollar buying rate for such Specified Currency for cable transfers quoted by the Exchange Rate Agent (as specified in the applicable Pricing Supplement) in The City of New York on the Record Date or Special Record Date (each as defined below) or the fifteenth day immediately preceding the Maturity Date or on such other date provided in the applicable Note or in the Indenture, as the case may be, as certified for customs purposes by the Federal Reserve Bank of New York.

     Certificated Notes may be presented for registration of transfer or exchange at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York. Registration of transfers or exchanges of Book-Entry Notes may be effected only through a participating member of the Depositary (as defined below).

     The Notes will constitute unsecured and unsubordinated indebtedness of Countrywide Home Loans and will rank equally with the other unsecured and unsubordinated indebtedness of Countrywide Home Loans. As of December 31, 2003, Countrywide Financial Corporation had no secured indebtedness outstanding, and Countrywide Home Loans had $1,779,374,485 aggregate principal amount of secured indebtedness outstanding, including $1,153,262,500 of intercompany borrowings. As of that date, Countrywide Home Loans had $22,317,600,565 aggregate principal amount of unsecured and unsubordinated indebtedness outstanding, which indebtedness ranked equally with the other unsecured and unsubordinated indebtedness of Countrywide Home Loans and will rank equally with the Notes. See "Description of Debt Securities and Related Guarantees -- Senior
Indenture -- General" and "-- Senior Indenture -- Guarantees" in the accompanying Prospectus. A substantial portion of the assets of Countrywide Home Loans may be pledged under various credit agreements among Countrywide Home Loans and various lending institutions. See Note F to the consolidated financial statements of Countrywide Financial Corporation incorporated by reference into the accompanying Prospectus.

     The Indenture does not contain any provisions that would limit the ability of Countrywide Home Loans, Countrywide Financial Corporation or any of their respective affiliates to incur indebtedness (secured or unsecured) or that would afford holders of the Notes protection in the event of a highly leveraged transaction, restructuring, change in control, merger or similar transaction involving Countrywide Home Loans or Countrywide Financial Corporation that may adversely affect holders of the Notes.

     If so specified in the applicable Pricing Supplement, the Notes will be redeemable at the option of Countrywide Home Loans or repayable at the option of the holder prior to maturity. See "-- Redemption and Repayment" below. The Notes will not be subject to any sinking fund.

     "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York or Los Angeles, California; provided, however, that, with respect to Foreign Currency Notes, the day must also not be a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (or, if the Specified Currency is Euro, the day must also be a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open); provided, further, that, with respect to Notes as to which LIBOR is an applicable Interest Rate Basis, the day must also be a London Banking Day (as defined below). "London Banking Day" means a day on which commercial banks are open for business (including dealings in the LIBOR Currency (as defined below)) in London.

     "Principal Financial Center" means, as applicable:

     - the capital city of the country issuing the Specified Currency; or

     - the capital city of the country to which the LIBOR Currency relates;

provided, however, that with respect to United States dollars, Australian dollars, Canadian dollars, Euro, South African rand and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, London (solely in the case of the LIBOR Currency), Johannesburg and Zurich, respectively.

     The "Maturity Date" means the earlier of the date on which the principal of a Note is redeemed (the "Redemption Date") or repaid (the "Repayment Date") or the date on which the Note will mature (the "Stated Maturity Date").

     Unless otherwise specified in the applicable Pricing Supplement, all percentages resulting from any calculation of the rate of interest on Floating Rate Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from such calculation on Floating Rate Notes will be rounded, in the case of U.S. dollars, to the nearest cent (with one-half cent being rounded upward) or, in the case of a Specified Currency other than U.S. dollars, to the nearest corresponding hundredth of a unit (with one-half of a corresponding hundredth of a unit being rounded upward).

     The Pricing Supplement relating to each Note will describe the following terms:

     (1) the Specified Currency;

     (2) whether such Note is a Fixed Rate Note, a Floating Rate Note or such other Note as is specified in such Pricing Supplement;

     (3) if other than 100%, the price (expressed as a percentage of the aggregate principal amount thereof) at which such Note will be issued to the public (the "Issue Price");

     (4) the trade date;

     (5) the date on which such Note will be issued (the "Issue Date");

     (6) the Stated Maturity Date and whether the Stated Maturity Date may be extended by Countrywide Home Loans, and if so, the Extension Periods and Final Maturity Date (each as defined below);

     (7) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, and the Interest Payment Dates (as defined below) and whether such rate may be reset by Countrywide Home Loans prior to the Stated Maturity Date and, if so, the date(s) and basis or formula therefor;

     (8) if such Note is a Floating Rate Note, whether it is a "Floating Rate/Fixed Rate Note" and, if so, the Fixed Rate Commencement Date and Fixed Interest Rate (each as defined below), as well as the Base Rate, the Initial Interest Rate, the Interest Determination Dates, the Interest Reset Dates, the Interest Payment Dates, the Index Maturity, the Maximum Interest Rate and/or the Minimum Interest Rate, if any, and the Spread and/or Spread Multiplier, if any (each as defined below), and any other terms relating to the particular method of calculating the interest rate for such Note, and whether the Spread and/or Spread Multiplier may be reset by Countrywide Home Loans prior to the Stated Maturity Date and, if so, the date(s) and basis or formula therefor;

     (9) whether such Note will have the Estate Option (as defined below);

     (10) whether such Note may be redeemed at the option of Countrywide Home Loans, or repaid at the option of the holder, prior to maturity, and if so, the earliest date of redemption (the "Initial Redemption Date") and optional date(s) of repayment (each, an "Optional Repayment Date") and the other provisions relating to such redemption or repayment;

     (11) whether such Note will be issued initially as a Book-Entry Note or a Certificated Note; and

     (12) any other terms of such Note not inconsistent with the provisions of the Indenture.

PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST

     Principal, premium, if any, and interest will be paid by Countrywide Home Loans in the Specified Currency. If and as specified in the applicable Pricing Supplement, at the request of a holder of a Note payable in a Specified Currency other than U.S. dollars, payments of principal, premium, if any, and interest in respect of such Note will be paid in U.S. dollars. Under such circumstances, Countrywide Home Loans will be required to tender payment in U.S. dollars at the Exchange Rate, and any costs associated with such conversion would be borne by such holder through deduction from such payments.

Such holder may elect to receive payments in U.S. dollars by delivering a written request to the Trustee not later than the close of business on the Record Date immediately preceding the Interest Payment Date or the fifteenth day immediately preceding the Maturity Date, as the case may be. Such election will remain in effect until revoked by written notice from such holder to the Trustee, but written notice of any such revocation must be received by the Trustee not later than the close of business on the Record Date immediately preceding the Interest Payment Date or the fifteenth day immediately preceding the Maturity Date, as the case may be. Upon request, the Trustee will mail a copy of a form of request to any holder.

     Unless otherwise specified in the applicable Pricing Supplement, interest on the certificated Notes due on any Interest Payment Date other than the Maturity Date will be paid, except as provided below, by mailing a check in the Specified Currency (from an account at a bank located outside of the United States if such check is payable in a Specified Currency other than U.S. dollars) to the holder at the address of such holder appearing on the Security Register on the applicable Record Date. Unless otherwise specified in the applicable Pricing Supplement, the first payment of interest on any Note originally issued between a Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next Record Date to the holder on such next Record Date. Notwithstanding the foregoing, on any Interest Payment Date other than the Maturity Date, a holder of U.S.$10,000,000 (or the equivalent thereof in a Specified Currency other than U.S. dollars) or more in aggregate principal amount of Notes (whether or not having identical terms and provisions) shall be entitled: (1) if the Specified Currency is U.S. dollars, to receive such payment by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the United States, but only if appropriate wire transfer instructions have been received in writing by the Trustee not later than the Record Date immediately preceding such Interest Payment Date, and (2) if the Specified Currency is other than U.S. dollars, to receive such payment by wire transfer of immediately available funds to an account maintained by the payee with a bank located in a jurisdiction in which payment in such Specified Currency is then lawful. Countrywide Home Loans will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or other governmental charge imposed upon payments will be borne by the holders of the Notes in respect of which payments are made. Interest payable on the Maturity Date will be payable to the person to whom principal is payable. Beneficial owners of Global Notes (as defined below) will be paid in accordance with the procedures of the Depositary and its Participants in effect from time to time as described under "-- Book-Entry Notes" below.

     Unless otherwise specified in the applicable Pricing Supplement, payments of principal, premium, if any, and interest on the Maturity Date will be made in immediately available funds in the Specified Currency upon presentation and surrender of Notes at the Corporate Trust Office of the Trustee. In the case of such payments in a Specified Currency other than U.S. dollars, Notes shall be presented and surrendered to the Trustee in time for the Trustee to make such payments in accordance with its normal procedures.

     If any Interest Payment Date other than the Maturity Date for any Floating Rate Note would otherwise fall on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next Business Day, except that if interest thereon is determined by reference to LIBOR and such next Business Day falls in the next calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Maturity Date or redemption date for any Fixed Rate Note or Floating Rate Note or the Interest Payment Date for any Fixed Rate Note falls on a day that is not a Business Day, payment of principal, premium, if any, and interest with respect to such Note will be made on the next Business Day with the same force and effect as if made on such date, and no interest on such payment will accrue to such next Business Day.

     Any interest not punctually paid or duly provided for with respect to a Note ("Defaulted Interest") will forthwith cease to be payable to the holder thereof on the applicable Record Date and may either be paid to the person in whose name such Note is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the holder of such Note not less than ten days prior to such Special Record

Date, or may be paid at any time in any other lawful manner, all as more completely provided in the Indenture.

     Unless otherwise specified in the applicable Pricing Supplement, the "Record Date" with respect to any Interest Payment Date for Floating Rate Notes shall be the fifteenth day immediately preceding such Interest Payment Date, and for Fixed Rate Notes shall be the December 31 or June 30 immediately preceding such Interest Payment Date, in each case whether or not such date shall be a Business Day.

PAYMENT CURRENCY

     If any payment of principal, premium, if any, or interest in respect of any
Note is to be made in a Specified Currency other than U.S. dollars and such Specified Currency is not available to Countrywide Home Loans for making such payment due to the imposition of exchange controls or other circumstances beyond the control of Countrywide Home Loans, Countrywide Home Loans will be entitled to satisfy its obligations to the holder of such Note by making such payment in U.S. dollars on the basis of the Exchange Rate (as defined below) two Business Days prior to the Interest Payment Date or the Maturity Date, as the case may be (or, if no rate is quoted for such Specified Currency on such date, the last date such Exchange Rate is quoted). Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default under the Indenture. For purposes of this section, the "Exchange Rate" for a foreign currency will be the noon Dollar selling rate for such foreign currency for cable transfers quoted by the Exchange Rate Agent in The City of New York, as certified for customs purposes by the Federal Reserve Bank of New York.

     All determinations referred to above made by an Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided that any determination is subject to approval) and, in the absence of manifest error, shall be conclusive for all purposes and binding on the holder of such Note and such Exchange Rate Agent shall have no liability therefor.

FIXED RATE NOTES

     Each Fixed Rate Note will bear interest from its Issue Date at the rate per annum stated on the face thereof until the principal amount thereof is paid or made available for payment. Unless otherwise specified in the applicable Pricing Supplement, interest on each Fixed Rate Note will be payable semi-annually in arrears on each January 15 and July 15 (each, an "Interest Payment Date") and on the Maturity Date. Each payment of interest shall include interest accrued from and including the Issue Date or the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period"). Unless otherwise specified in the applicable Pricing Supplement, interest on the Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

FLOATING RATE NOTES

     Each Floating Rate Note will bear interest at a rate determined by reference to an interest rate basis (each, a "Base Rate"), which may be adjusted by a Spread and/or Spread Multiplier. The applicable Pricing Supplement will designate one or more of the following Base Rates as applicable to each Floating Rate Note: (a) the CD Rate (as defined below), (b) the CMT Rate (as defined below), (c) the Commercial Paper Rate (as defined below), (d) the Eleventh District Cost of Funds Rate (as defined below), (e) the Federal Funds Rate (as defined below), (f) LIBOR, (g) the Prime Rate (as defined below), (h) the Treasury Rate (as defined below) or (i) such other interest rate basis or formula as is set forth in such Pricing Supplement and in such Floating Rate Note. The "Index Maturity" for any Floating Rate Note is the period of maturity of the instrument or obligation from which the Base Rate is calculated.

     Unless otherwise specified in the applicable Pricing Supplement, the interest rate on each Floating Rate Note will be calculated by reference to the specified Base Rate, or the lowest, highest or average of two or more specified Base Rates, (a) plus or minus the Spread, if any, and/or (b) multiplied by the

Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one-hundredth of a percentage point) specified in the applicable Pricing Supplement to be added or subtracted from the related Base Rate applicable to such Floating Rate Note, and the "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement as being applicable to such Floating Rate Note by which such Base Rate will be multiplied to determine the applicable interest rate on such Floating Rate Note.

     If a Floating Rate Note is designated as a "Floating Rate/Fixed Rate Note," unless otherwise specified in the applicable Pricing Supplement, the interest rate will be calculated in the same manner as any other Floating Rate Note until a designated date when the interest rate will become fixed (the "Fixed Rate Commencement Date"). The interest rate in effect for the period commencing on the Fixed Rate Commencement Date and continuing until the Maturity Date will be the rate per annum specified in the applicable Pricing Supplement as the "Fixed Interest Rate" or, if no Fixed Interest Rate is specified, the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date. Unless otherwise specified herein or in the applicable Pricing Supplement, the Fixed Rate Commencement Date shall also constitute an Interest Payment Date for purposes of calculating and paying interest. Unless otherwise specified herein or in the applicable Pricing Supplement, the Floating Rate/Fixed Rate Note shall be treated as a Floating Rate Note until the Fixed Rate Commencement Date and as a Fixed Rate Note from the Fixed Rate Commencement Date and thereafter. Material United States federal income tax considerations associated with an investment in a Floating Rate/Fixed Rate Note will be specified in the applicable Pricing Supplement.

     As specified in the applicable Pricing Supplement, a Floating Rate Note may also have either or both of the following: (1) a maximum numerical limitation, or ceiling, on the rate of interest that may accrue during any Interest Period ("Maximum Interest Rate"); and (2) a minimum numerical limitation, or floor, on the rate of interest that may accrue during any Interest Period ("Minimum Interest Rate"). In addition to any Maximum Interest Rate that may be applicable to any Floating Rate Note pursuant to the above provisions, the interest rate on a Floating Rate Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

     As specified in the applicable Pricing Supplement, the rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (each, an "Interest Reset Date") and the period between Interest Reset Dates will be the "Interest Reset Period." Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Date will be, in the case of Floating Rate Notes that reset (a) daily, each Business Day; (b) weekly, the Wednesday of each week (with the exception of weekly reset Floating Rate Notes as to which the Treasury Rate is an applicable Base Rate, which will reset the Tuesday of each week); (c) monthly, the third Wednesday of each month (with the exception of monthly reset Floating Rate Notes as to which the Eleventh District Cost of Funds Rate is an applicable Base Rate, which will reset on the first calendar day of each month); (d) quarterly, the third Wednesday of March, June, September and December; (e) semi-annually, the third Wednesday of the two months specified in the applicable Pricing Supplement; and (f) annually, the third Wednesday of the month specified in the applicable Pricing Supplement. If an Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next Business Day, except that if interest thereon is determined by reference to LIBOR and such next Business Day falls in the next calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

     The interest rate applicable to an Interest Reset Period commencing on the related Interest Reset Date will be determined by reference to the applicable Base Rate as of the particular "Interest Determination Date", which will be (a) with respect to the Federal Funds Rate and the Prime Rate, the Business Day immediately preceding the related Interest Reset Date; (b) with respect to the CD Rate, the CMT Rate and the Commercial Paper Rate, the second Business Day preceding the related Interest Reset Date; (c) with respect to the Eleventh District Cost of Funds Rate, the last working day of the month immediately preceding the related Interest Reset Date on which the Federal Home Loan Bank of

San Francisco publishes the Index (as defined below); (d) with respect to LIBOR, the second London Banking Day preceding the related Interest Reset Date; and (e) with respect to the Treasury Rate, the day in the week in which the related Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (i.e. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday); provided however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the Interest Determination Date will be the preceding Friday. If interest on a Floating Rate
Note is determined by reference to two or more Base Rates, the "Interest Determination Date" means the most recent Business Day that is at least two Business Days prior to the applicable Interest Reset Date on which each Base Rate shall be determinable. Each Base Rate shall be determined and compared as of such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

     Interest on Floating Rate Notes will be payable on the Interest Payment Dates specified in the applicable Pricing Supplement (each, an "Interest Payment Date") and on the Maturity Date. Unless otherwise specified in the applicable Pricing Supplement, interest payments shall be the amount of interest accrued from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Issue Date to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period").

     With respect to a Floating Rate Note, accrued interest shall be calculated by multiplying the principal amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factor calculated for each day in the Interest Period for which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable to such day by 360, if an applicable Base Rate is the CD Rate, Commercial Paper Rate, Eleventh District Cost of Funds Rate, Federal Funds Rate, LIBOR or Prime Rate, or by the actual number of days in the year, if an applicable Base Rate is the CMT Rate or Treasury Rate. If more than one Base Rate is applicable to a Floating Rate Note, the interest factor will be calculated in the same manner as if only the Base Rate specified for such purpose in the applicable Pricing Supplement applied.

     Unless otherwise specified in the applicable Pricing Supplement, The Bank of New York will be the calculation agent (the "Calculation Agent") with respect to the Floating Rate Notes. Upon the request of the holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Note. The "Calculation Date," if applicable, pertaining to a Floating Rate Note will be the earlier of (1) the 10th day after the Interest Determination Date pertaining to a Base Rate or, if such day is not a Business Day, the next Business Day or (2) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

     The interest rate in effect with respect to a Floating Rate Note from the Issue Date to the first Interest Reset Date (the "Initial Interest Rate") will be specified in the applicable Pricing Supplement. The interest rate for each subsequent Interest Reset Date, except in the case of a Floating Rate/Fixed Rate Note for the period subsequent to the Fixed Rate Commencement Date, will be determined by the Calculation Agent as follows.

CD RATE

     "CD Rate" means:

          (1) the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) (as defined below) under the caption "CDs (secondary market)," or

          (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for negotiable

     United States dollar certificates of deposit of the particular Index Maturity as published in H.15 Daily Update (as defined below), or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market)," or

          (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on that Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable United States certificates of deposit with a remaining maturity closest to the particular Index Maturity in an amount that is representative for a single transaction in that market at that time, or

          (4) if less than three of the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the CD Rate in effect on the particular Interest Determination Date.

     "H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

     "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

CMT RATE

     "CMT Rate" means:

          (1) if CMT Moneyline Telerate Page 7051 is specified in the applicable Pricing Supplement:

             (a) the percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the caption "Treasury Constant Maturities", as the yield is displayed on Moneyline Telerate, Inc. (or any successor service) on page 7051 (or any other page as may replace the specified page on that service) ("Telerate Page 7051"), for the particular Interest Determination Date, or

             (b) if the rate referred to in clause (a) does not so appear on Telerate Page 7051 at 3:00 p.m., New York City time, the percentage equal to the yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the particular Interest Determination Date as published in H.15(519) under the caption "Treasury Constant Maturities", or

             (c) if the rate referred to in clause (b) does not so appear in H.15(519) at 3:00 p.m., New York City time, the rate on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or

             (d) if the rate referred to in clause (c) is not so published at 3:00 p.m., New York City time, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three leading primary United States government securities dealers in The City of New York (which may include the agents or their affiliates) (each, a "Reference Dealer"), selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

             (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

             (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

             (g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

             (h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on the particular Interest Determination Date.

          (2) if CMT Moneyline Telerate Page 7052 is specified in the applicable Pricing Supplement:

             (a) the percentage equal to the one-week or one-month, as specified in the applicable Pricing Supplement, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) opposite the caption "Treasury Constant Maturities", as the yield is displayed on Moneyline Telerate, Inc. (or any successor service) (on page 7052 or any other page as may replace the specified page on that service) ("Telerate Page 7052"), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls, or

             (b) if the rate referred to in clause (a) does not so appear on Telerate Page 7052 at 3:00 p.m., New York City time, the percentage equal to the one-week or one-month, as specified in the applicable Pricing Supplement, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the week or month, as applicable, preceding the particular Interest Determination Date as published in H.15(519) opposite the caption "Treasury Constant Maturities," or

             (c) if the rate referred to in clause (b) does not so appear in H.15(519) at 3:00 p.m., New York City time, the one-week or one-month, as specified in the applicable Pricing Supplement, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls, or

             (d) if the rate referred to in clause (c) is not so published at 3:00 p.m., New York City time, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

             (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

             (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time, or

             (g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of the quotations will be eliminated, or

             (h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that Interest Determination Date.

     If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable Pricing Supplement have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

COMMERCIAL PAPER RATE

     "Commercial Paper Rate" means:

          (1) the Money Market Yield (as defined below) on the particular Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the caption "Commercial Paper -- Nonfinancial", or

          (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Money Market Yield of the rate on the particular Interest Determination Date for commercial paper having the particular Index Maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper -- Nonfinancial", or

          (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for commercial paper having the particular Index Maturity placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization, or

          (4) if less than three of the dealers so selected by the Calculation Agent are quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the particular Interest Determination Date.

     "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                         D X 360
Money Market Yield =  -------------   X 100
                      360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable Interest Reset Period.

ELEVENTH DISTRICT COST OF FUNDS RATE

     "Eleventh District Cost of Funds Rate" means:

          (1) the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the particular Interest Determination Date falls as set forth under the caption "11th District" on the display on Moneyline Telerate, Inc. (or any successor service) on page 7058 (or any other page as may replace the specified page on that service) ("Telerate Page 7058") as of 11:00 A.M., San Francisco time, on that Interest Determination Date, or

          (2) if the rate referred to in clause (1) does not so appear on Telerate Page 7058, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding that Interest Determination Date, or

          (3) if the Federal Home Loan Bank of San Francisco fails to announce the Index on or prior to the particular Interest Determination Date for the calendar month immediately preceding that Interest Determination Date, the Eleventh District Cost of Funds Rate in effect on the particular Interest Determination Date.

FEDERAL FUNDS RATE

     "Federal Funds Rate" means:

          (1) the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15(519) under the caption "Federal Funds (Effective)" and displayed on Moneyline Telerate, Inc. (or any successor service) on page 120 (or any other page as may replace the specified page on that service) ("Telerate Page 120"), or

          (2) if the rate referred to in clause (1) does not so appear on Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for United States dollar federal funds as published in
     H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective)", or

          (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on that Interest Determination Date, or

          (4) if less than three of the brokers so selected by the Calculation Agent are quoting as mentioned in clause (3), the Federal Funds Rate in effect on the particular Interest Determination Date.

LIBOR

     "LIBOR" means:

          (1) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Pricing Supplement as the method for calculating LIBOR, the rate for deposits in the LIBOR Currency having the Index Maturity specified in the applicable Pricing Supplement, commencing on the related Interest Reset Date, that appears on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date immediately following such LIBOR Interest Determination Date, or

          (2) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates, calculated by the Calculation Agent, or the offered rate, if the LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the particular Index Maturity, commencing on the related Interest Reset Date immediately following such LIBOR Interest Determination Date, that appear or appears, as the case may be, on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date, or

          (3) if fewer than two offered rates appear, or no rate appears, as the case may be, on the particular Interest Determination Date on the LIBOR Page as specified in clause (1) or (2), as applicable, the rate calculated by the Calculation Agent of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks (which may include affiliates of the Agents) in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular Index Maturity, commencing on the related Interest Reset Date immediately following such LIBOR Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time, or

          (4) if fewer than two offered quotations referred to in clause (3) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on the particular Interest Determination Date by three major banks (which may include affiliates of the Agents) in that Principal Financial Center selected by the Calculation Agent for loans in the LIBOR Currency to leading European banks having the particular Index Maturity and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time, or

          (5) if less than three of the banks so selected by the Calculation Agent are quoting as mentioned in clause (4), LIBOR in effect on the particular Interest Determination Date.

     "LIBOR Currency" means the currency specified in the applicable Pricing Supplement as to which LIBOR shall be calculated or, if no currency is specified in the applicable Pricing Supplement, United States dollars.

     "LIBOR Page" means either:

     - if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in the applicable Pricing Supplement (or any other page as may replace that page on that service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency; or

     - if "LIBOR Telerate" is specified in the applicable Pricing Supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Pricing Supplement as the method for calculating LIBOR, the display on Moneyline Telerate, Inc. (or any successor service) on the page specified in the applicable Pricing Supplement (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

PRIME RATE

     "Prime Rate" means:

          (1) the rate on the particular Interest Determination Date as published in H.15(519) under the caption "Bank Prime Loan", or

          (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Bank Prime Loan", or

          (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as the applicable bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on that Interest Determination Date, or

          (4) if fewer than four rates referred to in clause (3) are so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that Interest Determination Date by three major banks (which may include affiliates of the Agents) in The City of New York selected by the Calculation Agent, or

          (5) if less than three of the banks so selected by the Calculation Agent are quoting as mentioned in clause (4), the Prime Rate in effect on the particular Interest Determination Date.

     "Reuters Screen US PRIME 1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "US PRIME 1" page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

TREASURY RATE

     "Treasury Rate" means:

          (1) the rate from the auction held on the Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Pricing Supplement under the caption "INVESTMENT RATE" on the display on Moneyline Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace that page on that service) ("Telerate Page 56") or page 57 (or any other page as may replace that page on that service) ("Telerate Page 57"), or

          (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High", or

          (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury, or

          (4) if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

          (5) if the rate referred to in clause (4) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

          (6) if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement, or

          (7) if less than three of the dealers so selected by the Calculation Agent are quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date.

     "Bond Equivalent Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                             D X N
Bond Equivalent Yield =  -------------   X 100
                         360 - (D X M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable Interest Reset Period.

INDEXED NOTES

     Countrywide Home Loans may from time to time offer Notes ("Indexed Notes") with the amount of principal, premium and/or interest payable in respect thereof to be determined with reference to the price or prices of specified commodities or stocks, to the exchange rate of one or more designated currencies (including a composite currency) relative to an indexed currency or to other items, in each case as specified in the applicable Pricing Supplement. In certain cases, holders of Indexed Notes may receive a principal payment on the Maturity Date that is greater than or less than the principal amount of such Indexed Notes depending upon the relative value on the Maturity Date of the specified indexed item. Information as to the method for determining the amount of principal, premium, if any, and/or interest payable in respect of Indexed Notes, certain historical information with respect to the specified indexed item and any material tax considerations associated with an investment in Indexed Notes will be specified in the applicable Pricing Supplement. See also "Risk
Factors -- Structure Risks -- General."

RESET NOTES

     The Pricing Supplement relating to each Note will indicate whether Countrywide Home Loans has the option with respect to such Note to reset the interest rate, in the case of a Fixed Rate Note, or to reset the Spread and/or Spread Multiplier, in the case of a Floating Rate Note (in each case, a "Reset Note"), and, if so, (1) the date or dates on which such interest rate or such Spread and/or Spread Multiplier, as the case may be, may be reset (each an "Optional Interest Reset Date") and (2) the basis or formula, if any, for such resetting. Material United States federal income tax considerations associated with an investment in a Reset Note will be specified in the applicable Pricing Supplement.

     Countrywide Home Loans may exercise such option with respect to a Note by notifying the Trustee of such exercise at least 45 but not more than 60 calendar days prior to an Optional Interest Reset Date for such Note. If the Company so notifies the Trustee of such exercise, not later than 40 calendar days prior to such Optional Interest Reset Date the Trustee will send by telegram, telex, facsimile transmission or letter (first class, postage prepaid) to the holder of such Note a notice (the "Reset Notice") indicating (1) that Countrywide Home Loans has elected to reset the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, (2) such new interest rate or such new Spread and/or Spread Multiplier, as the case may be, and (3) the provisions, if any, for redemption by Countrywide Home Loans during the period from such Optional Interest Reset Date to the next Optional Interest Reset Date or, if there is no such next Optional Interest Reset Date, to the Stated Maturity Date of such Note (each such period, a "Subsequent Interest Period"), including the date or dates on which, or the period or periods during which, and the price or prices at which such redemption may occur during such Subsequent Interest Period.

     Notwithstanding the foregoing, not later than 20 calendar days prior to an Optional Interest Reset Date for a Note, Countrywide Home Loans may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Reset Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a higher Spread and/or Spread Multiplier, in the case of a Floating Rate Note, for the Subsequent Interest Period commencing on such Optional Interest Reset Date by causing the Trustee to send by telegram, telex, facsimile transmission or letter (first class, postage prepaid) notice of such higher interest rate or higher Spread and/or Spread Multiplier, as the case may be, to the holder of such Note. Such notice shall be irrevocable. All Notes with respect to which the interest rate or Spread and/or Spread Multiplier is reset on an Optional Interest Reset Date, and with respect to which holders of such Notes have not surrendered such Notes for repayment (or have validly revoked any such surrender) pursuant to the next paragraph, will bear such higher interest rate, in the case of a Fixed Rate Note, or higher Spread and/or Spread Multiplier, in the case of a Floating Rate Note.

     If Countrywide Home Loans elects prior to an Optional Interest Reset Date to reset the interest rate or the Spread and/or Spread Multiplier of a Note, the holder of such Note will have the option to elect repayment of such Note by Countrywide Home Loans on such Optional Interest Reset Date at a price equal to the principal amount thereof plus any accrued interest to such Optional Interest Reset Date. In order to obtain repayment of such Note to be so repaid on such Optional Interest Reset Date, the holder thereof must follow the procedures set forth below under "Redemption and Repayment" for optional repayment, except that the period for delivery of such Note or notification to the Trustee shall be at least 25 but not more than 35 calendar days prior to such Optional Interest Reset Date. A holder who has tendered a Note for repayment following receipt of a Reset Notice may revoke such tender for repayment by written notice to the Trustee received prior to 5:00 P.M., New York City time, on the 10th calendar day prior to such Optional Interest Reset Date.

EXTENSION OF MATURITY

     The Pricing Supplement relating to each Note will indicate whether Countrywide Home Loans has the option to extend the Stated Maturity Date of such Note for one or more periods of one to five whole years (each such period, an "Extension Period") up to but not beyond the date (the "Final Stated Maturity Date") set forth in such Pricing Supplement.

     Countrywide Home Loans may exercise such option with respect to a Note by notifying the Trustee of such exercise at least 45 but not more than 60 calendar days prior to the Stated Maturity Date of such Note in effect prior to the exercise of such option (the "Current Stated Maturity Date"). If Countrywide Home Loans so notifies the Trustee of such exercise, not later than 40 calendar days prior to the Current Stated Maturity Date the Trustee will send by telegram, telex, facsimile transmission or letter (first class, postage prepaid) to the holder of such Note a notice (the "Extension Notice") relating to such Extension Period, indicating (1) that Countrywide Home Loans has elected to extend the Current Stated Maturity Date of such Note, (2) the new Stated Maturity Date and the Final Stated Maturity Date, (3) in the case of a Fixed Rate Note, the interest rate applicable to the Extension Period or, in the case of a Floating Rate Note, the Spread and/or Spread Multiplier applicable to the Extension Period, and (4) the provisions, if any, for redemption by Countrywide Home Loans during the Extension Period, including the date or dates on which, or the period or periods during which, and the price or prices at which such redemption may occur during the Extension Period. Upon the sending by the Trustee of an Extension Notice to the holder of a Note, the Current Stated Maturity Date of such Note shall be extended automatically, and, except as modified by the Extension Notice and as described in the next two paragraphs, such Note will have the same terms as prior to the sending of such Extension Notice.

     Notwithstanding the foregoing, not later than 20 calendar days prior to the Current Stated Maturity Date of a Note, Countrywide Home Loans may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Extension Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a higher Spread and/or Spread Multiplier, in the case of a Floating Rate Note, for the Extension Period by causing the Trustee to send by telegram, telex, facsimile transmission or letter (first class, postage prepaid) notice of such higher interest rate or higher Spread and/or Spread Multiplier, as the case may be, to the holder of such Note. Such notice shall be irrevocable. All Notes with respect to which the Current Stated Maturity Date is extended, and with respect to which the holders of such Notes have not surrendered such Notes for repayment (or have validly revoked any such surrender) pursuant to the next paragraph, will bear such higher interest rate, in the case of a Fixed Rate Note, or higher Spread and/or Spread Multiplier, in the case of a Floating Rate Note, for the Extension Period.

     If Countrywide Home Loans elects to extend the Current Stated Maturity Date of a Note, the holder of such Note will have the option to elect repayment of such Note by Countrywide Home Loans on the Current Stated Maturity Date at a price equal to the principal amount thereof plus any accrued interest to the Current Stated Maturity Date. In order for a Note to be so repaid on the Current Stated Maturity Date, the holder thereof must follow the procedures set forth below under "-- Redemption and Repayment" for optional repayment, except that the period for delivery of such Note or notification to the Trustee shall be at least 25 but not more than 35 calendar days prior to the Current Stated Maturity Date. A holder who has tendered a Note for repayment following receipt of an Extension Notice may revoke such tender for repayment by written notice to the Trustee received prior to 5:00 P.M., New York City time on the 10th calendar day prior to the Current Stated Maturity Date.

RENEWABLE NOTES

     If so indicated in the applicable Pricing Supplement, the term of all or any portion of a Note may be renewed beyond the Stated Maturity Date by the holder in accordance with the procedures described in such Pricing Supplement.

COMBINATION OF PROVISIONS

     If so specified in the applicable Pricing Supplement, any Note may be subject to all of the provisions, or any combination of the provisions, described above under "-- Reset Notes," "-- Extension of Maturity" and
"-- Renewable Notes."

BOOK-ENTRY NOTES

     Countrywide Home Loans has established a depositary arrangement with DTC with respect to the Book-Entry Notes, the terms of which are summarized below. Any additional or differing terms of such depositary arrangement will be described in the applicable Pricing Supplement.

     Upon issuance, all Book-Entry Notes having the same Specified Currency, Issue Date, Stated Maturity Date, redemption and/or repayment provisions, if any, reset and/or extension provisions, if any, Interest Payment Dates, if any, and, in the case of Fixed Rate Notes, interest rate or, in the case of Floating Rate Notes, Base Rate or Rates, Initial Interest Rate, Index Maturity, Interest Reset Dates, Spread and/or Spread Multiplier, if any, Minimum Interest Rate, if any, and/or Maximum Interest Rate, if any, will be represented by one or more global securities (each, a "Global Note"). Each Global Note representing Book-Entry Notes will be deposited with, or on behalf of, DTC, or such other depositary as is specified in the Pricing Supplement (the "Depositary"), and registered in the name of a nominee of such Depositary. Global Notes may not be transferred except as a whole by the applicable Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any nominee to a successor of such Depositary or a nominee of such successor.

     Book-Entry Notes will not be exchangeable for Certificated Notes and, except under the limited circumstances described below, will not otherwise be issuable in definitive form.

     DTC has advised Countrywide Home Loans and the Agents as follows:

          DTC will initially act as securities depositary for the Global Notes. The Global Notes will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Global Note will be issued for each Note issued, each in the aggregate principal of such issuance of Notes, and will be deposited with DTC. If, however, the aggregate principal amount of any issuance of Notes exceeds $500,000,000, one Global Note will be issued with respect to each $500,000,000 of principal amount, and an additional Global Note will be issued with respect to any remaining principal amount of such issuance.

          DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants ("Direct Participants") deposit with it. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts.,This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is, in turn, owned by a number of Direct Participants of DTC and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation, (also subsidiaries of DTCC) as well as by the New York Stock Exchange, Inc., the American Stock Exchange, LLC, and the National Association of Securities Dealers, Inc. Access to the depository system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC's participants are on file with the Securities and Exchange Commission.

          Purchases of securities under DTC's system must be made by or through Direct Participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser of each security (a "beneficial owner") is in turn recorded on the Direct Participant's and Indirect Participant's records. Beneficial owners will not receive written confirmation from DTC of their purchase, but such beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

          To facilitate subsequent transfers, all securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co., or such other DTC nominee, effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

          Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners is governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          Redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

          Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

          Principal, premium, if any, and interest payments on the securities will be made to Cede & Co, or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detail information from the issuer or agent, on the payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the applicable Paying Agent, or Countrywide Home Loans, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. is the responsibility of Countrywide Home Loans or the applicable Paying Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of Direct Participants and Indirect Participants.

          DTC may discontinue providing its services as securities depositary with respect to the Notes at any time by giving reasonable notice to Countrywide Home Loans, the Trustee or the applicable Paying Agent. Under such circumstances, in the event that a successor securities depositary is not obtained, the certificates representing the Notes are required to be printed and delivered.

          Countrywide Home Loans may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, the certificates representing the Notes will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Countrywide Home Loans believes to be reliable, but Countrywide Home Loans takes no responsibility for the accuracy thereof.

     So long as the Depositary for a Global Note, or its nominee, is the registered owner of such Global Note, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Book-Entry Notes represented by such Global Note for all purposes under the Indenture governing such Book-Entry Notes. Except as set forth below, owners of beneficial interests in such Global Notes will not be entitled to have Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of the Depositary and, if such person is not a Participant, those of the Participant through which such person owns its interests, in order to exercise any rights of a holder under the Indenture or such Note. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Note.

     Principal, premium, if any, and interest payments on Notes registered in the name of or held by the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Note representing such Book-Entry Notes. None of Countrywide Home Loans, Countrywide Financial Corporation, the Trustee, the Calculation Agent, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note for such Book-Entry Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     If the Depositary is at any time unwilling, unable or ineligible to continue as Depositary and a successor Depositary is not appointed by Countrywide Home Loans within 60 days or if an Event of Default under the Indenture has occurred and is continuing, Countrywide Home Loans will issue Certificated Notes in exchange for the Global Note or Notes representing such Book-Entry Notes. In addition, Countrywide Home Loans may at any time and in its sole discretion determine not to have any Notes in registered form represented by one or more Global Notes and, in such event, will issue Certificated Notes in exchange for all Global Notes representing such Notes. In any such instance, an owner of a beneficial interest in a Global Note will be entitled to physical delivery of Certificated Notes represented by such Global Note equal in principal amount to such beneficial interest and to have such Notes registered in its name.

REDEMPTION AND REPAYMENT

     If so specified in the applicable Pricing Supplement, Countrywide Home Loans may at its option on and after the Initial Redemption Date, if any, set forth in a Note redeem such Note in whole or, from time to time, in part in increments of $1,000 (provided that any remaining principal amount thereof shall not be less than $100,000 (or such other amount in a foreign currency or currency unit as is specified in the applicable Pricing Supplement), or, if another minimum denomination is set forth in the applicable Pricing Supplement, then such minimum denomination) at the sum of (1) 100% of the unpaid principal amount thereof or the portion thereof redeemed (or, if such Note is an Original Issue Discount Security (as defined below), 100% of the Amortized Face Amount (as defined below), or portion thereof redeemed, determined as of the Redemption Date as provided below), plus (2) the Initial Redemption Percentage specified in the applicable Pricing Supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid principal amount or the portion thereof redeemed (or, if such Note is an Original Issue Discount Security, the Issue Price thereof, net of any portion of such Issue Price that has been deemed paid prior to redemption (by reason of any payments, other than a payment of qualified stated interest, in excess of the original issue discount accrued to the date of such payment), or the portion of such Issue Price (or such net amount) proportionate to the portion of the unpaid principal amount of the Note redeemed), plus (3) accrued but unpaid interest to the Redemption Date (or, if such Note is an Original Issue Discount Security, any accrued but unpaid interest to the Redemption Date but only to the extent such interest would constitute qualified stated interest within the meaning of Treasury Regulation
Section 1.1273-1(c) under the Internal Revenue Code of 1986, as amended (the "Code"), as in effect on the date hereof). Such Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by an amount equal to the Annual Redemption

Percentage Reduction, if any, specified in the applicable Pricing Supplement, until the Initial Redemption Percentage equals zero percent. Countrywide Home Loans may exercise such option by causing the Trustee to mail a notice of such redemption to the holder of such Note not less than 30 but not more than 60 days prior to the Redemption Date. In the event of redemption of such Note in part only, a new Note or Notes for the unredeemed portion thereof shall be issued in the name of the holder thereof upon the cancellation thereof. If less than all of the Notes with like tenor and terms to such Note are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

     An "Original Issue Discount Security" means any Note that has been issued at an Issue Price lower, by an amount that equals or exceeds a de minimis amount (as determined under United States federal income tax rules applicable to original issue discount instruments), than the principal amount thereof. The "Amortized Face Amount" of such Note shall be the amount equal to the sum of (a) the Issue Price plus (b) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" of such Note within the meaning of Section 1273(a)(2) of the Code, whether denominated as principal or interest, over the Issue Price of such
Note) that shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the Issue Date of such Note to the date of determination, minus (c) any amount considered as part of the "stated redemption price at maturity" of such Note that has been paid on such Note from the Issue Date to the date of determination. If a Note is an Original Issue Discount Security, the amount payable in the event of acceleration of the maturity thereof shall be the Amortized Face Amount, plus accrued but unpaid qualified stated interest as defined in clause (3) of the first sentence of the preceding paragraph.

     If so specified in the applicable Pricing Supplement, the Notes will be repayable by Countrywide Home Loans in whole or in part at the option of holders thereof on their respective Optional Repayment Dates specified in such Pricing Supplement. If no Optional Repayment Date is specified with respect to a Note, such Note will not be repayable at the option of the holder thereof prior to the Stated Maturity Date. Any repayment in part will be in increments of $1,000 (provided that any remaining principal amount thereof shall be at least the minimum denomination). Unless otherwise specified in the applicable Pricing Supplement, the repayment price for any Note to be repaid means an amount equal to the sum of (1) 100% of the unpaid principal amount thereof or the portion to be repaid thereof (or if this Note is an Original Issue Discount Security, 100% of the Amortized Face Amount, or portion thereof to be repaid, determined as of the Repayment Date) plus (2) accrued but unpaid interest to the Repayment Date (or, if this Note is an Original Issue Discount Security, any accrued but unpaid interest to the Repayment Date but only to the extent such interest would constitute qualified stated interest within the meaning of Treasury Regulation
Section 1.1273-1(c)). For any Note to be repaid, such Note must be received, together with the form thereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its Corporate Trust Office (or such other address of which Countrywide Home Loans shall from time to time notify the holders) not more than 60 nor less than 30 days prior to the Repayment Date. Exercise of such repayment option by the holder will be irrevocable, except as otherwise provided above under "-- Reset Notes" and "-- Extension of Maturity."

     While the Book-Entry Notes are represented by the Global Notes held by or on behalf of the Depositary, and registered in the name of the Depositary or the Depositary's nominee, the option for repayment may be exercised by the Depositary, acting on behalf of each applicable Participant who is, in turn, acting on behalf of the beneficial owners of the Global Note or Notes representing such Book-Entry Notes, by delivering a written notice substantially similar to the above mentioned form to the Trustee at its Corporate Trust Office (or such other address of which Countrywide Home Loans shall from time to time notify the holders), not more than 60 nor less than 30 days prior to the Repayment Date. Notices of elections from the Depositary must be received by the Trustee by 5:00 P.M., New York City time, on the last day for giving such notice. In order to ensure that a notice is received by the Trustee on a particular day, the beneficial owner of the Global Note or Notes representing such Book-Entry Notes must so direct the applicable Participant before such Participant's deadline for accepting instructions for that day.

Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners of the Global Note or Notes representing Book-Entry Notes should consult the Participants through which they own their interest therein for the respective deadlines for such Participants. All instructions given to Participants from beneficial owners of Global Notes relating to the option to elect repayment shall be irrevocable, except as otherwise provided above under "-- Reset Notes" and "-- Extension of Maturity." In addition, at the time such instructions are given, such beneficial owners shall cause the applicable Participant to transfer such beneficial owner's interest in the Global Note or Notes representing the related Book-Entry Notes, on the Depositary's records, to the Trustee. See "-- Book-Entry Notes" above.

     Countrywide Home Loans or Countrywide Financial Corporation may purchase Notes in the open market by tender or contract. Notes so purchased may be held, resold or surrendered to the Trustee for cancellation.

     If applicable, Countrywide Home Loans will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws or regulations in connection with any such repayment.

ESTATE OPTION

     The Pricing Supplement relating to any Note will indicate whether the holder of the Note will have the right to require Countrywide Home Loans to repay such Note prior to its maturity date upon the death of the owner of such Note (the "Estate Option").

     Pursuant to the exercise of the Estate Option, if applicable, Countrywide Home Loans will, at its option and subject to certain limitations, either repay or purchase any Note, or portion thereof, properly tendered for repayment by or on behalf of the person (the "Representative") that has authority to act on behalf of the deceased owner of the beneficial interest in such Note under the laws of the appropriate jurisdiction (including, without limitation, the personal representative, executor, surviving joint tenant or surviving tenant by the entirety of such deceased beneficial owner) at a price equal to 100% of the principal amount of the beneficial interest of the deceased owner in such Note (or if such Note is an Original Issue Discount Security, 100% of the Amortized Face Amount, determined as of the Repayment Date) plus accrued and unpaid interest to the Repayment Date.

     Countrywide Home Loans may, in its sole discretion, limit the aggregate principal amount of Notes as to which exercises of the Estate Option will be accepted in any calendar year (the "Annual Put Limitation") to one percent (1%) of the outstanding aggregate principal amount of the Notes as of the end of the most recent fiscal year, but not less than $1,000,000 in any such calendar year, or such greater amount as Countrywide Home Loans, in its sole discretion, may determine for any such calendar year. Countrywide Home Loans also may, in its sole discretion, limit to $250,000, or such greater amount as Countrywide Home Loans, in its sole discretion, may determine for any calendar year, the aggregate principal amount of Notes, or portions thereof, as to which exercise of the Estate Option will be accepted in such calendar year with respect to any individual deceased owner of beneficial interests in such Notes (the "Individual Put Limitation"). Countrywide Home Loans will not make principal repayments or purchases pursuant to exercise of the Estate Option in amounts that are less than $1,000, and if the foregoing limitations would result in the partial repayment or purchase of any Note, the principal amount of such Note remaining outstanding after repayment must be at least $1,000.

     In order for an Estate Option to be validly exercised with respect to any Note, or portion thereof, the Trustee must receive from the Representative of the deceased owner:

          (1) a written request for repayment signed by the Representative and such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company having an office or correspondent in the United States,

          (2) tender of the Note, or portion thereof, to be repaid,

          (3) appropriate evidence satisfactory to the Trustee that (a) the Representative has authority to act on behalf of the deceased beneficial owner, (b) the death of such beneficial owner has occurred and (c) the deceased was the owner of a beneficial interest in such Note at the time of death,

          (4) a properly executed assignment or endorsement, if applicable, and

          (5) if the beneficial interest in such Note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Trustee from such nominee attesting to the deceased's ownership of a beneficial interest in such Note.

     In the case of repayment pursuant to the exercise of the Estate Option for Notes represented by a Global Note, the Depository or its nominee will be the holder of such Note and therefore will be the only entity that can exercise the Estate Option for such Note. To obtain repayment pursuant to exercise of the Estate Option with respect to such Note, the Representative must provide to the broker or other entity through which the beneficial interest in such Note is held by the deceased owner the documents described in clauses (1) and (3) of the preceding paragraph and instructions to such broker or other entity to notify the Depository of such Representative's desire to obtain repayment pursuant to exercise of the Estate Option. Such broker or other entity will provide to the Trustee the documents received from the Representative pursuant to the preceding sentence and a certificate from such broker or other entity satisfactory to the Trustee stating that such broker or other entity represents the deceased beneficial owner. Such broker or other entity will be responsible for disbursing any payments it receives pursuant to exercise of the Estate Option to the appropriate Representative.

     Subject to any Annual Put Limitation and Individual Put Limitation imposed by Countrywide Home Loans, all questions as to the eligibility or validity of any exercise of the Estate Option will be determined by the Trustee, in its sole discretion, which determination will be final and binding on all parties. Any Note, or portion thereof, tendered pursuant to exercise of the Estate Option may not be withdrawn, except as specifically set forth below.

     Each Note, or portion thereof, that is tendered pursuant to valid exercise of the Estate Option will be accepted promptly in the order all such Notes are tendered, except for any Note, or portion thereof, the acceptance of which would contravene (1) the Annual Put Limitation, if applied, or (2) the Individual Put Limitation, if applied, with respect to the relevant individual deceased owner of beneficial interests therein. Any Note, or portion thereof, accepted for repayment pursuant to exercise of the Estate Option will be repaid no later than the first Interest Payment Date that occurs 20 or more calendar days after the date of such acceptance. If a Note, or any portion thereof, tendered for repayment pursuant to a valid exercise of the Estate Option is not accepted, the Trustee will deliver a notice by first-class mail to the registered holder thereof at its last known address as indicated in the Note Register, that states the reason such Note, or portion thereof, has not been accepted for payment.

     If, as of the end of any calendar year, the aggregate principal amount of Notes, or portions thereof, that have been accepted pursuant to exercise of the Estate Option during such year has not exceeded the Annual Put Limitation, if applied, for such year, any exercise of the Estate Option with respect to Notes, or portions thereof, not accepted during such calendar year because such acceptance would have contravened the Individual Put Limitation, if applied, with respect to an individual deceased owner of beneficial interests therein will be accepted in the order all such Notes, or portions thereof, were tendered, to the extent that any such exercise would not trigger the Annual Put Limitation for such calendar year.

     Each Note, or portion thereof, tendered for repayment that is not accepted in the calendar year in which it is tendered due to the application of the Annual Put Limitation will be deemed to be tendered in the following calendar year in the order in which all such Notes, or portions thereof, were originally tendered, unless any such Note, or portion thereof, is withdrawn by the Representative for the deceased owner.

     The death of a person owning a Note in joint tenancy or tenancy by the entirety with another or others will be deemed the death of the holder of the Note, and the entire principal amount of the Note so held will be subject to repayment, together with interest accrued thereon to the repayment date. The death of a person owning a Note by tenancy in common will be deemed the death of a holder of a Note only with respect to the deceased holder's interest in the Note so held by tenancy in common; except that if a Note is held by husband and wife as tenants in common, the death of either will be deemed the death of the holder of the Note and the entire principal amount of the Note so held will be subject to repayment. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interest of ownership of a Note, will be deemed the death of the holder thereof for purposes of this provision, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act, community property or other joint ownership arrangements between a husband and wife and trust arrangements where one person has substantially all of the beneficial ownership interest in the Note during his or her lifetime.

     A Representative may obtain the forms used to exercise the Estate Option from the Trustee.

GUARANTEES

     The Notes will be unconditionally guaranteed by Countrywide Financial Corporation as to payment of principal, premium, if any, and interest, when and as the same shall become due and payable, whether at maturity or upon redemption or repayment or otherwise. See "Description of Debt Securities and Related Guarantees" in the accompanying Prospectus.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of Notes by United States Holders (as defined below). The summary is for general information only and is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated or proposed thereunder, and judicial and administrative interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretations.

     The tax treatment of a holder of the Notes may vary depending upon the particular situation of the holder. The summary is limited to investors who will hold the Notes as "capital assets" within the meaning of Section 1221 of the Code and does not deal with holders in special tax situations (including, but not limited to, partnerships or other pass-through entities, insurance companies, tax-exempt organizations, financial institutions, dealers in securities or currencies, traders in securities, holders whose functional currency is not the U.S. dollar, or holders who will hold Notes as a hedge against currency risks or as a position in a "straddle" for tax purposes), who may be subject to special rules not discussed below. The summary does not apply to holders that are not United States Holders. The summary is applicable only to purchasers of Notes on original issue at the issue price (as defined below) and does not address other purchasers. The discussion below also does not address the effect of any state, local or foreign tax law on a holder of Notes.

     As used herein, the term "United States Holder" means an individual who is a citizen or resident of the United States, an entity treated as a corporation for United States federal income tax purposes that is created or organized in or under the laws of the United States or any political subdivision thereof, or any other person subject to United States federal income taxation on a net income basis with respect to an investment in the Notes.

     The summary does not constitute, and should not be considered as, legal or tax advice to prospective holders of Notes. Each prospective holder of Notes should consult a tax advisor as to the particular tax consequences of holding Notes to such holder, including the applicability and effect of any state, local or foreign tax laws. The material United States federal income tax consequences of particular issues of Notes subject to specialized tax treatment to the extent not addressed in this summary will be addressed in the applicable pricing supplement. Purchasers of any such Notes should carefully examine the applicable pricing supplement and should consult with their tax advisors with respect to such Notes.

PAYMENTS OF INTEREST

     Interest on a Note, other than interest on a Discount Note (defined below under "Original Issue Discount") that is not a "qualified stated interest" payment (also as defined under "Original Issue Discount"), will be taxable to a holder as ordinary interest income at the time it is accrued or is received in accordance with the holder's regular method of accounting for tax purposes. If interest is paid in a Specified Currency other than U.S. dollars, the amount of interest income realized by a holder will be the U.S. dollar value of (a) in the case of a cash basis holder, the foreign currency received (based on the spot rate in effect on the date of receipt), or (b) in the case of an accrual basis holder, the foreign currency accrued during an interest accrual period, or partial interest accrual period (based on (1) the average exchange rate in effect during the accrual period, or (2) at the holder's election, the spot rate on the last day of the accrual period (or, if the payment date is within five business days of the last day of the accrual period, a holder may elect to use the spot rate in effect on the payment date); provided that any such spot election will apply to all debt instruments held at the beginning of the first taxable year to which it applies or subsequently acquired, which election may not be revoked without the consent of the Internal Revenue Service), in each case, regardless of whether the payment is in fact converted into U.S. dollars. In the case of an accrual basis holder, at the time the accrued interest is received, the holder will realize exchange gain or loss, taxable as ordinary income or loss, equal to the difference, if any, between the amount of foreign currency received with respect to such accrual period (translated into U.S. dollars at the spot rate in effect on the date the interest is received) and the amount of interest on the Note previously included in income. The federal income tax consequences of the disposition of foreign currency received as interest are described below under "-- Exchange of Amounts in Foreign Currency."

ORIGINAL ISSUE DISCOUNT

     General. A Note will be treated as issued at an original issue discount, and be referred to as a "Discount Note," if the excess of the "stated redemption price at maturity" of the Note over its issue price (generally, the first price at which a substantial amount of Notes of the same issue is sold to the public) equals or exceeds a de minimis amount (generally 1/4 of 1 percent of the Note's stated redemption price at maturity multiplied by the number of complete years from the Issue Date to maturity). "Stated redemption price at maturity" is the total of all payments provided by the Note that are not payments of "qualified stated interest." A "qualified stated interest" payment is a payment of stated interest that is unconditionally payable in cash or property (other than debt instruments of Countrywide Home Loans) at least annually during the entire term of the Note, including short periods, with respect to a Floating Rate Note, at certain specified types of variable rates (as discussed below) or, with respect to a Fixed Rate Note, at a single fixed rate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the intervals between payments. Stated interest that exceeds qualified stated interest is included in the Note's stated redemption price at maturity.

     Payments of qualified stated interest on a Note are taxable to a United States Holder as ordinary interest income at the time the payments are accrued or are received (in accordance with the United States Holder's regular method of tax accounting). United States Holders of Discount Notes having a maturity of more than one year from their date of issue will be required to include original issue discount in income as it accrues, which can result in recognition of income before the receipt of cash attributable to such income. The amount of original issue discount includable in income by the holder of such a Discount
Note is the sum of the daily portions of original issue discount with respect to the Discount Note for each day during the taxable year or portion of the taxable year in which it holds such Discount Note ("accrued original issue discount"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the original issue discount that accrued in such period (the excess of (a) the product of the Discount Note's adjusted issue price at the beginning of the accrual period and its yield to maturity, appropriately adjusted for the length of the period, over (b) the sum of the qualified stated interest payments, if any, payable during the accrual period). The "accrual period" for a Discount Note may be of any length and may vary in length over the term of a Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day or the last day of an accrual period. The "adjusted issue price" of a Discount Note at the start of any accrual period is the sum of the issue price of the Note plus the accrued original issue discount for each prior accrual period minus any prior payments on the Note that were not qualified stated interest payments. Holders of Notes with a de minimis amount of original issue discount generally must include a proportionate amount of each payment of stated principal received in respect of the Notes in income as capital gain.

     Floating Rate Notes. If a Floating Rate Note that otherwise qualifies as a "variable rate debt instrument" under the applicable Treasury Regulations provides for stated interest at a single "qualified floating rate" or a single "objective rate" (each as defined in the Treasury Regulations) that is unconditionally payable in cash or property (other than debt instruments of Countrywide Home Loans), or that will be constructively received, at least annually, then all payments of stated interest with respect to such Note will be "qualified stated interest." The amount of original issue discount (if any) with which such a Note is issued will be determined under the rules discussed above by assuming that the Floating Rate Note pays stated interest at the appropriate fixed rate substitute (generally, the value, as of the Issue Date, of the floating rate, or in the case of certain Floating Rate Notes, a fixed rate that reflects the yield that is reasonably expected for such Notes).

     The Treasury Regulations provide additional rules for a Floating Rate Note that qualifies as a variable rate debt instrument and that provides for stated interest at more than one floating rate or at a fixed rate for a portion of its term. In certain cases, such a Floating Rate Note that is not issued at a discount may be deemed to bear original issue discount for federal income tax purposes, with the result that inclusion of original issue discount in gross income for federal income tax purposes may vary from the cash payments of interest received on such Note, generally accelerating income for cash method taxpayers. For example, under the Treasury Regulations, a Floating Rate Note may be a Discount Note where (a) it bears interest at a floating rate followed by another floating rate and, as of the Issue Date, the values of the two floating rates differ, or (b) it bears interest at a fixed rate followed by a floating rate (or vice versa) and, as of the Issue Date, the value of the floating rate differs from the fixed rate.

     A Floating Rate Note that does not qualify as a variable rate debt instrument may be subject to Treasury Regulations concerning the treatment of "contingent payment debt instruments" (the "contingent payment debt regulations"). If a Floating Rate Note is subject to the contingent payment debt regulations, then, inter alia, all gain and (subject to certain limitations) loss recognized by a United States Holder with respect to the Note would be ordinary, rather than capital, in nature and all United States Holders would be required to accrue interest income on the Note as original issue discount over the term of the Note based upon a projected payment schedule (subject to later adjustments) provided by Countrywide Home Loans.

     Any determination of the type described above made by Countrywide Home Loans when a Note is issued may be subject to subsequent changes and clarifications of applicable law or to challenge by the Internal Revenue Service.

     Optional Redemption. For purposes of calculating the yield and maturity of a Note, an unconditional option of Countrywide Home Loans or a holder to redeem a Note prior to the Maturity Date will be presumed to be exercised if, by utilizing any date on which the Note may be redeemed as its maturity date and the amount payable on that date in accordance with the terms of the Note (the "redemption price") as its stated redemption price at maturity, the yield on the
Note is lower than its yield to maturity in the case of an option exercisable by Countrywide Home Loans (or, in the case of an option exercisable by a holder, is greater than its yield to maturity). If such an option is not in fact exercised when presumed to be, solely for purposes of accruing original issue discount, the Note will be treated as if it were redeemed, and a new Note issued, on the presumed exercise date for an amount equal to its adjusted issue price on that date.

     Short-Term Notes. A Note that matures one year or less from the date of its issuance (a "Short-Term Note") will be treated as having been issued at an original issue discount equal to the excess of the total principal and interest payments on the Note over its issue price. In general, an individual or other cash basis holder of a Short-Term Note is not required to currently include in income accrued original issue discount for United States federal income tax purposes unless it elects to do so. Accrual basis holders and certain other holders are required to include in income accrued original issue discount on Short-Term Notes on a straight-line basis unless an irrevocable election is made to include in income accrued original issue discount under the constant yield method (based on daily compounding). In the case of a holder not required and not electing to include accrued original issue discount in income currently, any gain realized on the sale or retirement of the Short-Term Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis (or, at the holder's irrevocable election, under a constant yield method, based on daily compounding) through the date of sale or retirement. A holder who is not required and does not elect to include in income accrued original issue discount on a Short-Term Note will be required to defer deduction of a portion of the holder's interest expense with respect to any indebtedness incurred or maintained to purchase or carry the Note.

     Foreign Currency Denominated Discount Notes. In the case of a Discount Note denominated in a foreign currency, for purposes of calculating original issue discount, a holder should: (1) calculate the amount and accrual of original issue discount in respect of the Note in the foreign currency; (2) determine the U.S. dollar amount of original issue discount includable in income for each accrual period in the same manner as interest accrued by an accrual basis taxpayer, as described above under "Payments of Interest"; and (3) recognize any foreign currency gain or loss when the original issue discount is received to the extent of the difference between the amount determined pursuant to clause (2) above and the U.S. dollar value of such payment determined by translating the foreign currency at the spot rate in effect on the date of payment. The federal income tax consequences of the disposition of any foreign currency received are described below under "-- Exchange of Amounts in Foreign Currency."

NOTES PURCHASED AT A PREMIUM

     A holder that purchases a Note for an amount in excess of the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest may elect to treat that excess as "amortizable bond premium," in which case the amount required to be included in the holder's income each year with respect to interest on the Note will generally be reduced by the amount of amortizable bond premium allocable (based on the Note's yield to maturity) to that year. Any such election would apply to all bonds (other than bonds the interest on which is excludable from gross income) held by the holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the holder, and is irrevocable without the consent of the Internal Revenue Service. Amortizable bond premium on a Note denominated in a foreign currency will, if a holder so elects, reduce the amount of foreign currency interest income on the Note. An electing holder will recognize exchange gain or loss at the time it offsets the portion of the premium amortized with respect to any period against the interest income for such period.

ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT

     A holder may elect to treat all interest on any Note as original issue discount and calculate the amount includable in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. The election is made for the year in which the holder acquired the Note, and may not be revoked without the consent of the Internal Revenue Service.

PURCHASE, SALE AND RETIREMENT OF THE NOTES

     A holder's tax basis in a Note generally will be its cost, increased by the amount of any original issue discount included in the holder's income with respect to the Note and reduced by the amount of any cash payments on the Note that are not qualified stated interest payments and by the amount of any amortizable bond premium applied to reduce interest on the Note. In the case of a Note denominated, and purchased, in a foreign currency, the holder's initial tax basis will be the U.S. dollar value of the foreign currency on the date of purchase of the Note (or, in certain circumstances, on the settlement date of the transaction).

     A holder will recognize gain or loss on the sale or retirement of a Note equal to the difference between the amount realized on the sale or retirement and the holder's tax basis in the Note. The amount realized on a sale or retirement for an amount in a foreign currency will be the U.S. dollar value of that currency on the date of such sale or retirement (or, in certain circumstances, on the settlement date of the transaction).

     As a general rule (with the exception, among other things, of amounts attributable to accrued but unpaid interest, amounts attributable to changes in exchange rates, and amounts received with respect to certain Short-Term Notes), gain or loss recognized on the sale or retirement of a Note will be capital gain or loss and will be long-term capital gain or loss if the Note was held for more than one year. In the case of non-corporate holders, such long-term capital gain may be subject to federal income taxation at favorable rates. Gain or loss recognized by a holder on the sale or retirement of a Note denominated in a foreign currency will be treated as ordinary income or loss to the extent such gain or loss is attributable to changes in exchange rates. However, exchange gain or loss is taken into account only to the extent of total gain or loss realized on the transaction.

     The Treasury Department has issued regulations regarding debt instruments denominated in a hyperinflationary currency. These regulations require that certain United States Holders apply mark-to-market treatment to a Note denominated in certain hyperinflationary currencies for purposes of determining foreign currency gain or loss. These regulations are effective for transactions entered into after February 14, 2000. A foreign currency note will be considered to be a debt instrument denominated in a hyperinflationary currency if it is denominated in a specified currency of a country in which there is a cumulative inflation of at least 100% during the 36 calendar month base period specified in the regulations.

EXCHANGE OF AMOUNTS IN FOREIGN CURRENCY

     Foreign currency received on the sale or retirement of a Note will generally have a tax basis equal to the U.S. dollar value of that currency at the time of such sale or retirement. Foreign currency received as interest on a Note will have a tax basis equal to its U.S. dollar value on the date such interest was received. Foreign currency that is purchased generally will have a tax basis equal to the U.S. dollar cost of acquisition. Any gain or loss recognized on a sale or other disposition of foreign currency (including its use to purchase Notes or upon exchange for U.S. dollars) will be ordinary income or loss.

BACKUP WITHHOLDING

     A holder of a Note may be subject to backup withholding with respect to payments of principal and any premium or interest (including original issue discount) made on the Note or the proceeds of a sale or exchange of the Note unless such holder (a) is a corporation or comes within certain other exempt categories ("exempt recipients") and, when required, demonstrates this fact, or
(b) provides a taxpayer identification number, certifies that the holder is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. A holder of a Note that does not provide Countrywide Home Loans, or its agent, with a correct taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service. The backup withholding tax is not an additional tax and will generally be credited against a holder's United States federal income tax liability provided the required information is furnished to the Internal Revenue Service. Payments made in respect of the Notes to a United States Holder must be reported to the IRS, unless the United States Holder is an exempt recipient or establishes an exemption.

                         PLAN OF DISTRIBUTION OF NOTES

     Under the terms of a Selling Agency Agreement (the "Agency Agreement"), the Notes are offered on a continuous basis by Countrywide Home Loans through Lehman Brothers Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Banc One Capital Markets Inc., Barclays Capital Inc., Bear, Stearns & Co. Inc., BNP Paribas Securities Corp., BNY Capital Markets, Inc., Citigroup Global Markets Inc., Countrywide Securities Corporation, Credit Lyonnais Securities (USA) Inc., Deutsche Banc Securities Inc., Dresdner Kleinwort Wasserstein Securities LLC, Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, RBC Capital Markets Corporation, SG Cowen Securities Corporation and Wachovia Securities, Inc. (the "Agents"), each of which has agreed to use its reasonable best efforts to solicit purchases of the Notes. Countrywide Home Loans will pay to each Agent a commission, in the form of a discount, ranging from .125% to .750% of the principal amount of any Note (or in the case of any Original Issue Discount Security, the price to the public), depending on its maturity, sold through such Agent, except that the commission payable by Countrywide Home Loans to the Agents with respect to Notes with maturities of greater than 30 years will be negotiated at the time Countrywide Home Loans issues such Notes. Each Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase Notes received by such Agent.

     Countrywide Home Loans will have the sole right to accept offers to purchase Notes and may reject any such offer in whole or in part. Countrywide Home Loans also may sell Notes to an Agent, acting as principal, at a discount to be agreed upon at the time of sale, for resale to one or more investors or other purchasers at varying prices related to prevailing market prices at the time of such resale, as determined by such Agent or, if so specified in the applicable Pricing Supplement, for resale at a fixed public offering price. Countrywide Home Loans reserves the right to sell Notes from time to time directly on its own behalf to investors or through other agents, dealers or underwriters; if Countrywide Home Loans grants any discount or pays any commission to such persons, such discount or commission will be disclosed in the applicable Pricing Supplement.

     In addition, the Agents may offer the Notes they have purchased as principal to other dealers. The Agents may sell Notes to any dealer at a discount and such discount allowed to any dealer may be all or part of the discount to be received by such Agent from Countrywide Home Loans. Unless otherwise indicated in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity, and may be resold by the Agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at fixed prices or at varying prices as described above. After the initial public offering of Notes to be resold to investors and other purchasers, the public offering price (in the case of Notes to be resold on a fixed price basis), concession and discount may be changed.

     Payment of the purchase price of the Notes will be required to be made in immediately available funds in The City of New York on the date of settlement. See "Description of Notes -- General."

     Until the distribution of the Notes is completed, rules of the Securities and Exchange Commission may limit the ability of the Agents and certain selling group members to bid for and purchase the Notes. As an exception to these rules, the Agents are permitted to engage in certain transactions that stabilize the price of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

     If the Agents create a short position in the Notes in connection with the offering (i.e., if they sell more Notes than are set forth on the cover page of this Prospectus Supplement or the applicable Pricing Supplement) the Agents may reduce that short position by purchasing Notes in the open market.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     None of Countrywide Home Loans, Countrywide Financial Corporation or any of the Agents makes any representation or prediction as to the direction or magnitude or any effect that the transactions described above may have on the price of the Notes. In addition, none of Countrywide Home Loans, Countrywide Financial Corporation or any of the Agents makes any representation that the Agents will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Countrywide Home Loans and Countrywide Financial Corporation have agreed to indemnify each Agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments an Agent may be required to make in respect thereof. Countrywide Home Loans and Countrywide Financial Corporation have agreed to reimburse the Agents for certain expenses, including fees and disbursements of counsel to the Agents.

     Countrywide Home Loans has been advised by the Agents that they may from time to time purchase and sell Notes in the secondary market, but that they are not obligated to do so. No assurance can be given that there will be a secondary market for the Notes or liquidity in the secondary market if one develops.

     Underwriting discounts and commissions in connection with sales of the Notes will not exceed eight percent of the offering price of those Notes.

     The distribution of the Notes will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

     Certain of the Agents or their affiliates may engage from time to time in various general financing and banking transactions with Countrywide Home Loans and Countrywide Financial Corporation.

                               VALIDITY OF NOTES

     The validity of the Notes will be passed upon for Countrywide Financial Corporation and Countrywide Home Loans by Munger, Tolles & Olson LLP, Los Angeles, California. The statements under "Material Federal Income Tax Consequences," to the extent such statements constitute a summary of matters of law, are set forth herein in reliance upon the opinion of Munger, Tolles & Olson LLP, Los Angeles, California. Sidley Austin Brown & Wood LLP, New York, New York will serve as counsel to the Agents. Sidley Austin Brown & Wood LLP also serves as counsel for CWALT, Inc., CWMBS, Inc. and CWABS, Inc., each a wholly owned subsidiary of Countrywide Financial Corporation, in connection with offerings of mortgage-backed and asset-backed securities, and from time to time also serves as counsel for Countrywide Financial Corporation on other matters.

PROSPECTUS
                       COUNTRYWIDE FINANCIAL CORPORATION

                         (COUNTRYWIDE HOME LOANS LOGO)
COMMON STOCK, PREFERRED STOCK, STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
                                DEBT SECURITIES
 PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST UNCONDITIONALLY GUARANTEED
                                       BY
                          COUNTRYWIDE HOME LOANS, INC.
                          COUNTRYWIDE HOME LOANS, INC.
                                DEBT SECURITIES
 PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST UNCONDITIONALLY GUARANTEED
                                       BY

                       COUNTRYWIDE FINANCIAL CORPORATION
                             ---------------------
     Through this prospectus, we may periodically offer:

     - our debt securities;

     - shares of our common stock;

     - shares of our preferred stock; and/or

     - contracts to purchase shares of our common stock or preferred stock,

and our subsidiary, Countrywide Home Loans, may periodically offer its debt securities.

     The prices and other terms of the securities that we or Countrywide Home Loans will offer will be determined at the time of their offering.

     Countrywide Home Loans may guarantee all payments of principal of and any premium and interest on any debt securities we offer. We may guarantee all payments of principal of and any premium and interest on any debt securities offered by Countrywide Home Loans.

     The offering price of all securities issued under this prospectus may not exceed $15,127,000,000. If Countrywide Capital V or Countrywide Capital VI sell preferred securities referred to in the other prospectus included in the registration statement of which this prospectus is a part, the amount of debt securities, common stock, preferred stock, stock purchase contracts and stock purchase units that Countrywide Financial Corporation and the amount of debt securities that Countrywide Home Loans, Inc. may offer and sell under this prospectus will be reduced accordingly.

     Our common stock trades on the New York Stock Exchange and the Nasdaq National Market under the symbol "CFC." We will list any shares of our common stock sold under this prospectus on the New York Stock Exchange and the Nasdaq National Market.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------
                 The date of this prospectus is April 21, 2004.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND IN ANY PROSPECTUS SUPPLEMENT ACCOMPANYING THIS PROSPECTUS AND THAT WE OR COUNTRYWIDE HOME LOANS HAVE REFERRED YOU TO. NEITHER WE NOR COUNTRYWIDE HOME LOANS HAS AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR IN ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.
                            ------------------------

     References in this prospectus to "Countrywide Financial Corporation," "we," "us" and "our" are to Countrywide Financial Corporation.

     References in this prospectus to "Countrywide Home Loans" are to Countrywide Home Loans, Inc.
                            ------------------------

                             ADDITIONAL INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's website at http://www.sec.gov and at the public reference rooms of the New York Stock Exchange, 20 Broad Street, New York, New York and the Pacific Stock Exchange, 115 Sansome Street, San Francisco, California 94104.

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, other than those portions of such documents (1) described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the SEC or (2) furnished under Item 9 of a Current Report on Form 8-K, until all the securities offered under this prospectus are sold. This prospectus is part of the registration statement we filed with the SEC.

     1. Annual Report on Form 10-K for the year ended December 31, 2003.

     2. Current Reports on Form 8-K, dated December 31, 2003 (filed on February 27, 2004) and January 5, 2004 (filed on January 12, 2004 and March 23,
        2004).

     You may request a copy of these filings, at no cost, by writing or telephoning us at Countrywide Financial Corporation, 4500 Park Granada, Calabasas, California 91302, telephone (818) 225-3000, Attention: Investor Relations.

          COUNTRYWIDE FINANCIAL CORPORATION AND COUNTRYWIDE HOME LOANS

COUNTRYWIDE FINANCIAL CORPORATION

     We are a holding company, which through our principal subsidiaries provides diversified financial products and services to consumers and institutions with mortgage banking at our core. We pursue these activities in five business segments, many of which are complementary to mortgage-related activities.

     Mortgage Banking Segment. Through our principal subsidiary, Countrywide Home Loans, Inc. ("CHL"), together with other wholly-owned subsidiaries, we engage in the mortgage banking business that includes, originating, purchasing, selling and servicing mortgage loans. Our mortgage loans are principally prime credit quality first-lien mortgage loans secured by single- (one-to-four) family residences ("prime credit quality first mortgages"). We also offer home equity loans and sub-prime credit quality loans. The mortgage banking segment serves both consumers and institutions.

     Capital Markets Segment. Through wholly-owned subsidiaries, we also provide institutional customers with mortgage-backed securities brokerage and underwriting and the brokerage of bulk mortgage servicing transactions. We also engage in the management of loan securitization conduits and the management of distressed residential real estate assets.

     Insurance Segment. Through wholly-owned subsidiaries, which include an insurance carrier, insurance brokerage companies and insurance agencies, we offer consumer insurance products and services directly to consumers and through other financial institutions. Through our mortgage reinsurance subsidiary, we offer mortgage credit reinsurance to investors in mortgage loans and in securities collateralized by mortgage loans.

     Banking Segment. Through wholly-owned subsidiaries, we offer retail banking products and services to consumers and warehouse lines of credit and document custody services to banks and other lenders.

     Global Segment. Through wholly-owned subsidiaries and majority-owned joint ventures, we offer mortgage loan processing and servicing in foreign countries, electronic property valuation services, and consulting services on mortgage-related topics primarily to financial institutions.

     We are a Delaware corporation, originally incorporated in New York under the name of OLM Credit Industries, Inc. On November 2, 2002, we changed our name from Countrywide Credit Industries, Inc. to Countrywide Financial Corporation. Our principal executive offices are located at 4500 Park Granada, Calabasas, California 91302, and our telephone number is (818) 225-3000.

COUNTRYWIDE HOME LOANS, INC.

     As described above in "-- Countrywide Financial Corporation," Countrywide Home Loans and its subsidiaries originate, purchase, securitize, sell and service mortgage loans that are principally prime credit quality mortgage loans. Countrywide Home Loans also offers home equity loans and sub-prime credit quality loans.

     Countrywide Home Loans produces mortgage loans through three separate divisions. The consumer markets division originates prime credit quality mortgage loans and home equity loans by means of referrals from real estate agents and direct contact with consumers through its nationwide network of retail branch offices, its telemarketing systems and its site on the World Wide Web. The wholesale division produces prime credit quality mortgage loans and home equity loans through mortgage brokers and other financial intermediaries. Through the correspondent lending division, Countrywide Home Loans purchases loans from other mortgage bankers, commercial banks, savings and loan associations, credit unions and other financial intermediaries. Countrywide Home Loans customarily sells substantially all loans that it originates or purchases. To guarantee timely and full payment of principal and interest on Fannie Mae securities, Freddie Mac securities and Ginnie Mae securities and to transfer credit risk of the loans, Countrywide Home Loans pays guarantee fees to these agencies.

     Countrywide Home Loans and its subsidiary, Countrywide Home Loans Servicing LP, service on a non-recourse basis substantially all of the mortgage loans that Countrywide Home Loans originates or purchases under servicing agreements with Fannie Mae, Freddie Mac, Ginnie Mae and various investors. In addition, Countrywide Home Loans purchases bulk servicing contracts, also on a non-recourse basis, to service single-family residential mortgage loans originated by other lenders. Servicing mortgage loans includes collecting and remitting loan payments, answering questions from customers, making advances when required, accounting for principal and interest, holding custodial (impound) funds for payment of property taxes and hazard insurance, making any physical inspections of the property, counseling delinquent mortgagors, supervising foreclosures and property dispositions in the event of unremedied defaults and generally administering the loans. Countrywide Home Loans receives a fee for servicing mortgage loans ranging generally from 1/4% to 1/2% annually on the declining principal balances of the loans. Countrywide Home Loans has sold, and may sell in the future, a portion of its portfolio of loan servicing rights to other mortgage servicers.

     The principal sources of Countrywide Home Loans' revenue are: (1) loan origination fees; (2) any gains from the sale of loans; (3) interest earned on mortgage loans during the period that they are held by Countrywide Home Loans pending sale, net of interest paid on funds borrowed to finance those mortgage loans; (4) loan servicing fees; and (5) interest benefit derived from the custodial balances associated with Countrywide Home Loans' servicing portfolio. Countrywide Home Loans' principal financing needs are the financing of its mortgage loan inventory and the investment in mortgage servicing rights. To meet these needs, Countrywide Home Loans currently utilizes commercial paper supported by its revolving credit facility, medium-term notes, mortgage repurchase agreements, pre-sale funding facilities, an optional cash purchase feature in the dividend reinvestment plan, redeemable capital trust pass-through securities and cash flows from operations. In the past, Countrywide Home Loans has utilized whole loan repurchase agreements, servicing-secured bank facilities, private placements of unsecured notes and other financings, direct borrowings from its revolving credit facility and public offerings of preferred and common stock.

     Countrywide Home Loans is a New York corporation, originally incorporated in 1969. Its principal executive offices are located at 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

                                USE OF PROCEEDS

     Except as we may otherwise state in any prospectus supplement, we and/or Countrywide Home Loans intend to use the net proceeds from the sale of the securities described in this prospectus for general corporate purposes, including the retirement of debt and the investment in servicing rights through the current production of loans and the bulk acquisition of contracts to service loans, and for acquisitions.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth our selected consolidated financial data. On September 25, 2001, our board of directors voted that effective January 1, 2002, we would begin reporting our financial results on a calendar year basis with a December 31 year end. We issued a Form 10-K for the 10-month transition period ended December 31, 2001. The information for (i) the fiscal years ended December 31, 2003 and 2002, (ii) the 10-month transition period ended December 31, 2001, and (iii) the fiscal years ended February 28 (29), 2001 and 2000 was derived from the audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the respective periods.

                                                                           TEN MONTHS
                                             YEARS ENDED DECEMBER 31,        ENDED       YEARS ENDED FEBRUARY 28 (29),
                                            ---------------------------   DECEMBER 31,   -----------------------------
                                                2003           2002           2001           2001            2000
                                            ------------   ------------   ------------   -------------   -------------
                                                       (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF EARNINGS DATA(1):
Revenues:
  Gain on sale of loans and securities....  $  5,890,325   $  3,471,218   $  1,601,990   $    907,973    $    859,688
  Interest income.........................     3,342,200      2,253,296      1,806,596      1,324,066         978,656
  Interest expenses.......................    (1,940,207)    (1,461,066)    (1,474,719)    (1,330,724)       (904,713)
                                            ------------   ------------   ------------   ------------    ------------
  Net interest income (expense)...........     1,401,993        792,230        331,877         (6,658)         73,943
  Loan servicing fees and other income
    from retained interests...............     2,804,338      2,028,922      1,367,381      1,227,474       1,043,838
  Amortization of MSRs....................    (2,069,246)    (1,267,249)      (805,533)      (518,199)       (459,308)
  Impairment/recovery of retained
    interests.............................    (1,432,965)    (3,415,311)    (1,472,987)      (915,589)        262,939
  Servicing hedge gains (losses)..........       234,823      1,787,886        908,993        797,148        (264,094)
                                            ------------   ------------   ------------   ------------    ------------
    Net loan servicing fees and other
      income from retained interests......      (463,050)      (865,752)        (2,146)       590,834         583,375
  Net insurance premiums earned...........       732,816        561,681        316,432        274,039          75,786
  Commissions and other revenue...........       464,762        358,855        248,506        167,386         148,744
                                            ------------   ------------   ------------   ------------    ------------
    Total revenues........................     8,026,846      4,318,232      2,496,659      1,933,574       1,741,536
                                            ------------   ------------   ------------   ------------    ------------
Expenses:
  Compensation expenses...................     2,583,763      1,771,287        968,232        702,626         621,205
  Occupancy and other office expenses.....       586,648        447,723        291,571        262,370         261,303
  Insurance claims expenses...............       360,046        277,614        134,819        106,827          23,420
  Other operating expenses................       650,617        478,585        313,418        275,716         204,410
                                            ------------   ------------   ------------   ------------    ------------
    Total expenses........................     4,181,074      2,975,209      1,708,040      1,347,539       1,110,338
                                            ------------   ------------   ------------   ------------    ------------
Earnings before income taxes..............     3,845,772      1,343,023        788,619        586,035         631,198
Provision for income taxes................     1,472,822        501,244        302,613        211,882         220,955
                                            ------------   ------------   ------------   ------------    ------------
Net earnings..............................  $  2,372,950   $    841,779   $    486,006   $    374,153    $    410,243
                                            ============   ============   ============   ============    ============
PER SHARE DATA(2):
Basic.....................................  $      13.33   $       5.06   $       3.03   $       2.44    $       2.72
Diluted...................................  $      12.47   $       4.87   $       2.92   $       2.36    $       2.64
Cash dividends declared per share.........  $       0.45   $       0.27   $       0.32   $       0.30    $       0.30
Weighted average shares outstanding
  Basic...................................   177,973,000    166,320,000    160,452,000    153,243,000     150,777,000
  Diluted.................................   190,375,000    172,965,000    166,391,000    158,713,000     155,584,000
                                            ============   ============   ============   ============    ============
SELECTED BALANCE SHEET DATA AT END OF PERIOD(1):
Total assets..............................  $ 97,949,793   $ 58,030,783     37,216,804   $ 22,955,507    $ 15,822,328
Short-term debt...........................  $ 51,830,250   $ 28,311,361     15,210,374   $  7,300,030    $  2,529,302
Long-term debt............................  $ 19,103,743   $ 13,617,266     10,897,481   $  7,643,991    $  7,253,323
Common shareholders' equity...............  $  8,084,716   $  5,161,133      4,087,642   $  3,559,264    $  2,887,879
                                            ============   ============   ============   ============    ============
OPERATING DATA (DOLLAR AMOUNTS IN
  MILLIONS):
Loan servicing portfolio(3)...............  $    644,855   $    452,405        336,627   $    293,600    $    250,192
Volume of loans originated................  $    434,864   $    251,901        123,969   $     68,923    $     66,740

---------------
(1) Certain amounts in the Consolidated Financial Statements have been reclassified to conform to current year presentation.
(2) Adjusted to reflect subsequent stock dividends and splits.
(3) Includes warehoused loans and loans under subservicing agreements.

                          DESCRIPTION OF CAPITAL STOCK

     The following description of our capital stock is not complete and is qualified in its entirety by reference to our restated certificate of incorporation and to any certificate of designations that we will file with the SEC if we offer preferred stock under this prospectus. We have filed a copy of our restated certificate of incorporation as an exhibit to the registration statement of which this prospectus is part.

COMMON STOCK

     We have authorized under our restated certificate of incorporation 500,000,000 shares of common stock, par value $.05 per share. As of February 27, 2004, 185,632,157 shares of our common stock were issued and outstanding (including 14,302 shares held in treasury) and were held by 1,963 record holders. Each record holder of our common stock is entitled to cast one vote per share on all matters submitted to a vote of our stockholders. We may pay dividends to the record holders of our common stock only when, as and if declared by our board of directors, out of funds legally available for those dividends. Each share of our common stock shares equally in those dividends and in other distributions to holders of our common stock, including distributions made if we liquidate, dissolve or wind up our affairs. Our common stock carries no preemptive, conversion, subscription, redemption, sinking fund or cumulative voting rights.

PREFERRED STOCK PURCHASE RIGHTS

     On February 10, 1988, our board of directors declared a dividend distribution of one preferred stock purchase right (a "Right") for each outstanding share of our common stock. On November 15, 2001, our board of directors adopted certain amendments to the terms of the Rights. As of the date hereof, there is associated with each outstanding share of our common stock one Right which, except as set forth below, when exercisable, entitles the registered holder to purchase from us one two-thousandth of a share of a series of preferred stock, designated as Series A Participating Preferred Stock, par value $.05 per share, at a price of $175 per one two-thousandth of a share (the "Purchase Price"), subject to adjustment.

     These stock purchase rights are evidenced by our common stock certificates and may not be exercised or transferred apart from our common stock until the earlier of the date (the "Distribution Date") of a public announcement that a person or group without our prior consent has acquired 15% or more of our common stock (an "Acquiring Person") or the date that is ten days (subject to extension by our board of directors) after a tender offer for our common stock is commenced without our prior consent.

     If any person becomes an Acquiring Person, each stock purchase right (except those owned by the Acquiring Person) will allow its holder to purchase, at the then current exercise price of the stock purchase right, the number of shares of our common stock, or their equivalent, that, at the time of the transaction, would have a market value of two times the exercise price of the stock purchase right. Our board of directors may delay the ability to exercise the stock purchase rights during the period in which they are exercisable only for our Series A Participating Preferred Stock (and not our common stock).

     If after a person has become an Acquiring Person we are acquired in a merger or other business combination, each stock purchase right (except those held by the Acquiring Person) will entitle its holder to purchase, at the then current exercise price of the stock purchase right, the number of shares of our common stock, or their equivalent, of the other party (or its publicly traded parent company) to the merger or business combination that at the time of the transaction would have a market value of two times the exercise price of the stock purchase right. The stock purchase rights expire on the earliest of February 28, 2012, the date certain merger transactions close or the date we elect to redeem the stock purchase rights before any person becomes an Acquiring Person.

PREFERRED STOCK

     We have authorized under our restated certificate of incorporation 1,500,000 shares of preferred stock, par value $.05 per share. We will describe the specific terms of any series of preferred stock we offer under this prospectus in a prospectus supplement relating to that series of preferred stock. Our board of directors is authorized to provide for the issuance of preferred stock in one or more series with the distinctive designations as may be stated in the resolution or resolutions providing for the issuance of that preferred stock. At the time that it authorizes any series of preferred stock, our board of directors will determine the number of shares constituting that series and its designation and fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series.

     At this time, our board of directors has authorized only two series of preferred stock for issuance. One of these series has been designated as Series A Participating Preferred Stock, which is issuable upon the exercise of our preferred stock purchase rights. See "-- Preferred Stock Purchase Rights" above. The other series has been designated as Series B Cumulative Preferred Stock. Our board of directors could, without stockholder approval, cause us to issue preferred stock that has voting, conversion and other rights that could adversely affect the holders of our common stock or make it more difficult to cause a change in control of our company. The preferred stock could be used to dilute the stock ownership of persons seeking to obtain control of our company and thereby hinder a possible takeover attempt that, if stockholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our stockholders. In addition, the preferred stock could be issued with voting, conversion and other rights and preferences that would adversely affect the voting power and other rights of holders of our common stock.

OTHER PROVISIONS OF OUR RESTATED CERTIFICATE OF INCORPORATION AND OUR BYLAWS

     In addition to the preferred stock purchase rights described above under "-- Preferred Stock Purchase Rights" and the terms of any preferred stock that we may determine to issue as described above under "-- Preferred Stock," other provisions of our restated certificate of incorporation and our bylaws may make it more difficult for a third party to acquire, or may discourage a third party from attempting to acquire, control of our company. Our restated certificate of incorporation includes the following provisions:

          (1) It provides for a three-year staggered board of directors, vacancies on which may be filled by the board of directors and whose members may be removed only for cause and only by the vote of the holders of two-thirds of the outstanding shares of our common stock.

          (2) It limits our power to purchase shares of our voting stock from a five percent holder at a price exceeding its fair market value, unless the purchase is approved by holders of a majority of those voting shares (unless applicable law requires a greater vote), without the vote of that five percent holder. Voting stock is defined as capital stock that has the right to vote generally on matters relating to our company and any security that is convertible into that stock.

          (3) It prohibits action by written consent of our stockholders.

          (4) It provides that our bylaws may be amended by our board of directors or, with some exceptions, by a vote of two-thirds of our voting shares and further provides that a two-thirds vote of all of our voting shares is required to amend the provisions of our restated certificate of incorporation that are described in this section, unless the amendment has been approved by two-thirds of our board of directors and a majority of our continuing directors. Continuing directors are directors who became members of our board of directors before any stockholder who beneficially owns ten percent of the outstanding shares first became a ten percent stockholder.

     Our bylaws provide that special meetings of the stockholders may be called only by our directors and limit the business that may be transacted at those meetings to those matters set forth in the request of the proposed meeting.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is The Bank of New York.

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

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     Unless we otherwise indicate in the applicable prospectus supplement, we may issue stock purchase contracts, including contracts that would require holders to purchase from us and for us to sell to them, a specified number of shares of our common stock or preferred stock at a future date or dates. We may fix what the consideration per share of common stock or preferred stock will be when we issue the stock purchase contracts, and this consideration may be determined by a formula that is described in the stock purchase contracts. We may issue the stock purchase contracts separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. Treasury securities, that secure the holders' obligations to purchase our common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner.

PLEDGED SECURITIES AND PLEDGE AGREEMENT

     The securities subject to the stock purchase contracts or stock purchase units (the "Pledged Securities") will be pledged to a collateral agent, for our benefit, under the terms of a pledge agreement. The Pledged Securities will secure the obligations of holders of stock purchase contracts or stock purchase units to purchase shares of our common stock or preferred stock under the stock purchase contracts or stock purchase units. The rights of holders of stock purchase contracts or stock purchase units to the related Pledged Securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts or stock purchase units may withdraw the underlying Pledged Securities from the pledge arrangement except upon the termination or early settlement of the stock purchase contracts or stock purchase units. Subject to that security interest and the terms of a purchase contract agreement and the pledge agreement, each holder of a stock purchase contract or stock purchase unit will keep full beneficial ownership of the related Pledged Securities.

     Except as we may describe in the applicable prospectus supplement, the collateral agent will, upon receipt of distributions on the Pledged Securities, distribute those payments to us or to the purchase contract agent, as provided in the pledge agreement. The purchase contract agent will in turn distribute payments it receives as provided in the purchase contract agreement.

     We will describe the terms of any stock purchase contracts or stock purchase units that we offer under this prospectus in a prospectus supplement. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the stock purchase contracts and, if applicable, collateral arrangements and depositary arrangements, relating to such stock purchase contracts or stock purchase units.

             DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES

     The following description summarizes some of the general terms and conditions of the debt securities that Countrywide Financial Corporation may issue under this prospectus (the "CFC debt securities") and that Countrywide Home Loans may issue under this prospectus (the "CHL debt securities"). Countrywide Financial Corporation will describe the particular terms of any CFC debt securities that it offers and the extent to which the general provisions below will apply to those CFC debt securities in a prospectus supplement relating to those CFC debt securities, and Countrywide Home Loans will describe the particular terms of any CHL debt securities that it offers and the extent to which the general provisions below will apply to those CHL debt securities in a prospectus supplement relating to those CHL debt securities.

     Countrywide Financial Corporation will issue CFC debt securities either (1) under a senior indenture (the "CFC senior indenture") between Countrywide Financial Corporation, Countrywide Home Loans, as guarantor (the "CFC guarantor"), and The Bank of New York, as trustee (the "CFC senior trustee"), or

(2) under a subordinated debt indenture (the "CFC subordinated indenture") among Countrywide Financial Corporation, the CFC guarantor and The Bank of New York, as trustee (the "CFC subordinated trustee"). Any series of CFC debt securities that Countrywide Financial Corporation issues under the CFC senior indenture will constitute unsubordinated debt of Countrywide Financial Corporation ("CFC senior debt securities") and will rank senior to any series of CFC debt securities that Countrywide Financial Corporation issues under the CFC subordinated indenture ("CFC subordinated debt securities").

     Countrywide Home Loans will issue CHL debt securities either (1) under a senior indenture (the "CHL senior indenture") among Countrywide Home Loans, Countrywide Financial Corporation, as guarantor (the "CHL guarantor"), and The Bank of New York, as trustee (the "CHL senior trustee"), or (2) under a subordinated debt indenture (the "CHL subordinated indenture") among Countrywide Home Loans, the CHL guarantor and The Bank of New York, as trustee (the "CHL subordinated trustee"). Any series of CHL debt securities that Countrywide Home Loans issues under the CHL senior indenture will constitute unsubordinated debt of Countrywide Home Loans ("CHL senior debt securities") and will rank senior to any series of CHL debt securities that Countrywide Home Loans issues under the CHL subordinated indenture ("CHL subordinated debt securities").

     In this description, the CFC debt securities and the CHL debt securities are sometimes referred to together as the "debt securities," the CFC senior debt securities and the CHL senior debt securities are sometimes referred to together as the "senior debt securities," the CFC subordinated debt securities and the CHL subordinated debt securities are sometimes referred together as the "subordinated debt securities," the CFC senior indenture and the CHL senior indenture are sometimes referred to together as the "senior indenture," the CFC subordinated indenture and the CHL subordinated indenture are sometimes referred to together as the "subordinated indenture," Countrywide Financial Corporation and Countrywide Home Loans are sometimes referred to together as the "issuer," the CFC guarantor and the CHL guarantor are sometimes referred to as the "guarantor," the CFC senior trustee and the CHL senior trustee are sometimes referred to together as the "senior trustee" and the CFC subordinated trustee and the CHL subordinated trustee are sometimes referred to together as the "subordinated trustee."

     Each series of debt securities will be issued under the terms of an amendment or supplement to the applicable indenture that takes the form of a supplemental indenture or an officers' certificate delivered under the authority of resolutions adopted by the applicable board of directors and the terms of that indenture. The terms of any debt securities will include those stated in the applicable indenture and those made part of that indenture by reference to the Trust Indenture Act. The debt securities will be subject to all those terms, and we refer the holders of debt securities to the applicable indenture and the Trust Indenture Act for a statement of those terms.

     The following summaries of various provisions of the indentures and the debt securities are not complete and are qualified in their entirety by reference to the provisions of the indentures, including the definitions of capitalized terms used in this section without definition. Unless we otherwise indicate, capitalized terms have the meanings given them in the applicable indenture.

     The applicable prospectus supplement will specify whether the debt securities will be senior, senior subordinated or subordinated (including, if applicable, junior subordinated) debt. The debt securities may be issued as part of units consisting of debt securities and securities that we may offer under this prospectus. If debt securities are issued as part of units of debt securities and other securities that we may issue under this prospectus, we will describe any applicable material federal income tax consequences to holders in the applicable prospectus supplement.

SENIOR INDENTURE

GENERAL

     The senior indentures do not limit the aggregate principal amount of senior debt securities that the issuer may issue periodically in series.

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

     The CFC senior debt securities will be unsecured and unsubordinated indebtedness of Countrywide Financial Corporation and will rank equally in right of payment with Countrywide Financial Corporation's other unsecured and unsubordinated indebtedness. Because Countrywide Financial Corporation is a holding company, the rights of its creditors (including the holders of the CFC debt securities) to share in the distribution of the assets of any subsidiary upon that subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent Countrywide Financial Corporation may itself be a creditor with recognized claims against the subsidiary.

     The CHL senior debt securities will be unsecured and unsubordinated indebtedness of Countrywide Home Loans and will rank equally in right of payment with Countrywide Home Loans' other unsecured and unsubordinated indebtedness. A substantial portion of the assets of Countrywide Home Loans may be pledged under various credit agreements among Countrywide Home Loans and various lending institutions.

     We refer you to the prospectus supplement and any pricing supplement relating to any particular series of senior debt securities for a description of the terms of those senior debt securities, including, where applicable:

          (1) the issuer of those senior debt securities and, if applicable, the guarantor;

          (2) the title of those senior debt securities;

          (3) any limit on the aggregate principal amount of those senior debt securities;

          (4) the date or dates (or any method or methods by which that date or those dates will be determined or extended) on which the principal of those senior debt securities is payable;

          (5) any places other than the issuer's office or agency in The City of New York where those senior debt securities will be payable or surrendered for registration of transfer or exchange;

          (6) the denominations in which those senior debt securities will be issuable;

          (7) the currency in which those senior debt securities may be denominated, which may be U.S. dollars or any foreign currency or currency unit, and, if applicable, other information regarding that foreign currency or currency unit;

          (8) the designation of the currency or currencies in which payment of the principal of and any premium and interest on those senior debt securities will be made and whether payment of the principal of or any premium or the interest on senior debt securities designated in a foreign currency or currency unit, at the holder's election, may instead be payable in U.S. dollars and the terms and conditions upon which that election may be made;

          (9) any rate or rates (which may be fixed or floating) at which those senior debt securities will bear interest (or any method or methods by which that rate or those rates are to be determined or reset), any date or dates from which that interest will accrue (or any method or methods by which that date or those dates will be determined or reset), the dates on which that interest will be payable, the record date for the interest payable on any interest payment date, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

          (10) any terms and conditions on which those senior debt securities may be redeemed at the option of the issuer or repaid at the holders' option;

          (11) any obligation of the issuer to redeem, repay or purchase those senior debt securities under the terms of any sinking fund or analogous provisions, and the terms and conditions on which those senior debt securities will be redeemed, repaid or purchased, in whole or in part, under the terms of that obligation;

          (12) if other than the principal amount, the portion of the principal amount of those senior debt securities that will be payable upon declaration of acceleration of the maturity of those senior debt securities;

          (13) any provisions for the defeasance of those senior debt securities;

          (14) any ability a holder of a senior debt security may have to renew all or any portion of a senior debt security;

          (15) any additional Events of Default or restrictive covenants applicable to those senior debt securities;

          (16) any other terms not inconsistent with the senior indenture, including any terms which may be required by or advisable under United States laws or regulations;

          (17) if those senior debt securities are denominated or payable in a currency or currency unit other than U.S. dollars, the designation of the initial Exchange Rate Agent and, if other than as set forth in the Indenture, the definition of the "Exchange Rate"; and

          (18) the form of those senior debt securities and, if in global form, the name of the depositary and the terms upon which and the circumstances under which those senior debt securities may be exchanged.

     Unless the issuer otherwise indicates in the applicable prospectus supplement, the issuer will issue senior debt securities only in fully-registered form without coupons. Senior debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or integral multiples of $1,000 unless the issuer otherwise provides in the applicable prospectus supplement. The prospectus supplement relating to a series of senior debt securities denominated in a foreign currency or currency unit will specify the denominations in which those senior debt securities may be issued.

     The senior indenture does not contain any provisions that would limit the ability of the issuer or any of its affiliates to incur indebtedness (secured or unsecured) or that would afford holders of senior debt securities protection in the event of a highly leveraged transaction, restructuring, change in control, merger or similar transaction involving the issuer that may adversely affect holders of the senior debt securities.

     The issuer may sell one or more series of senior debt securities at a substantial discount below their stated principal amount, and those senior debt securities may bear no interest or interest at a rate that at the time of issuance is below market rate. One or more series of senior debt securities may be floating rate debt securities and may be exchangeable for fixed rate debt securities. The issuer will describe any federal income tax consequences and special considerations applicable to any particular series in the applicable prospectus supplement.

     Unless the issuer otherwise indicates in the applicable prospectus supplement, the principal of, and any premium or interest on, any series of senior debt securities will be payable, and those senior debt securities will be exchangeable and transfers of them will be registrable, at the Corporate Trust Office of the senior trustee, initially at 101 Barclay Street, New York, New York 10286. However, the issuer may elect to make interest payments by check mailed to the address of the person entitled to them as that address appears in the security register for those senior debt securities.

     No senior debt security will be entitled to any benefit under the senior indenture or be valid or obligatory for any purpose unless there appears on that senior debt security a certificate of authentication substantially in the form provided in the senior indenture that is duly executed by the senior trustee, and that certificate will be conclusive evidence and the only evidence that senior debt security has been duly authenticated and delivered under and is entitled to the benefits of the senior indenture.

EVENTS OF DEFAULT

     The senior indenture provides that the following are "Events of Default" that apply to any series of senior debt securities:

          (1) default in payment of principal of (or any premium on) any senior debt security of that series at maturity;

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

          (2) default for 30 days in payment of interest on any senior debt security of that series when due;

          (3) default in the deposit of any sinking fund payment on any senior debt security of that series when due;

          (4) default in the performance or breach of any other covenant or warranty of the issuer or the guarantor in the senior indenture, the senior debt securities or the related guarantees, continued for 60 days after written notice of default by the senior trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior debt securities of that series;

          (5) default resulting in acceleration of maturity of any other indebtedness for borrowed money of the issuer, the guarantor or any direct or indirect subsidiary of the guarantor in an amount exceeding $100,000,000 and that acceleration shall not be rescinded or annulled for a period of 10 days after written notice of the default by the senior trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior debt securities of that series;

          (6) certain events of bankruptcy, insolvency or reorganization; and

          (7) any other Event of Default applicable to that series of senior debt securities.

     No Event of Default applicable to a particular series of senior debt securities necessarily constitutes an Event of Default applicable to any other series of senior debt securities.

     The senior indenture provides that if an Event of Default occurs and continues, either the senior trustee or the holders of at least 25% in aggregate principal amount of the senior debt securities of that series then outstanding may declare the principal amount of those senior debt securities (or, if they are Original Issue Discount Securities, the amount as provided in the terms of those Original Issue Discount Securities) to be due and payable immediately upon written notice of acceleration to the issuer. In some cases, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of that series may, on behalf of the holders of all those senior debt securities, rescind and annul that declaration of acceleration. "Original Issue Discount Security" means, except as otherwise defined in a senior debt security, any senior debt security that is issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code of 1986 and related regulations.

     The agreements governing certain of the outstanding indebtedness of Countrywide Financial Corporation and Countrywide Home Loans contain provisions that would characterize some Events of Default under the senior indenture as events of default under those agreements that could in turn result in, among other things, an acceleration of the indebtedness under those agreements.

     The senior indenture contains a provision entitling the senior trustee, subject to its duty to act with the required standard of care during default under any series of senior debt securities, to be indemnified by the holders of the senior debt securities of that series before exercising any right or power under the senior indenture at the request of the holders of senior debt securities of that series. The senior indenture provides that no holders of senior debt securities of any series may institute any proceedings, judicial or otherwise, to enforce the senior indenture except if the senior trustee fails to act for 60 days after it receives a written request to enforce the senior indenture by the holders of at least 25% in aggregate principal amount of the then outstanding senior debt securities of that series and an offer of reasonable indemnity. This provision will not prevent any holder of senior debt securities from enforcing payment of the principal thereof and any premium and interest on those senior debt securities when due. The holders of a majority in aggregate principal amount of the senior debt securities of any series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the senior trustee or exercising any trust or power conferred on it with respect to those senior debt securities. However, the senior trustee may refuse to follow any direction that it determines would be illegal or would conflict with the senior indenture or involve it in personal liability or that would unjustly prejudice holders of the senior debt securities of that series not joining the proceeding.

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

     The senior indenture provides that the senior trustee will, within 90 days after a default occurs that affects the outstanding senior debt securities of any series, give to the holders of those senior debt securities notice of that default, unless that default has been cured or waived. Except in the case of a default in the payment of principal of, or any premium or interest on any senior debt securities or payment of any sinking fund installment, the senior trustee will be protected in the withholding of that notice if it determines in good faith that the withholding of that notice is in the interest of the holders of the senior debt securities of that series.

     The issuer will be required to file with the senior trustee annually an officers' certificate as to the absence of certain defaults under the terms of the senior indenture.

MODIFICATION AND WAIVER

     The issuer, the guarantor and the senior trustee may modify or amend the senior indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding senior debt securities of each series affected by that modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding senior debt security affected:

          (1) except as the senior indenture otherwise permits for senior debt securities for which the Stated Maturity is extendible, change the Stated Maturity of the principal of, or any installment of interest on, that senior debt security;

          (2) reduce the principal amount of, or, except as the senior indenture otherwise permits for senior debt securities for which the interest rate may be reset, interest on, or any premium payable upon redemption or repayment of, that senior debt security;

          (3) reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of its Maturity;

          (4) adversely affect the right of repayment at the option of a holder of that senior debt security;

          (5) reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions of that senior debt security;

          (6) change the place or currency or currency unit of payment of the principal of or any premium or interest on that senior debt security;

          (7) change or eliminate the rights of a holder to receive payment in a designated currency;

          (8) impair the right to institute suit for the enforcement of any required payment on or with respect to that senior debt security;

          (9) reduce the percentage of the aggregate principal amount of the outstanding senior debt securities of any series the consent of whose holders is required to modify or amend the senior indenture, to waive compliance with certain provisions of the senior indenture, or to waive certain defaults;

          (10) modify any of the provisions of Section 613 (described below) except to increase the percentage or to provide that some other provisions of the senior indenture cannot be modified or waived without the consent of the holder of each outstanding senior debt security affected by the modification or waiver; or

          (11) modify or affect the terms and conditions of the related guarantees in a manner adverse to the interests of the holders of the senior debt securities.

     The senior indenture also contains provisions permitting the issuer, the guarantor and the senior trustee, without the consent of any holders of senior debt securities, to enter into supplemental indentures for any of the following purposes:

          (1) to evidence the succession of another corporation to the issuer or the guarantor and the assumption by that successor of the obligations and covenants of the issuer or the guarantor contained in the senior indenture, the senior debt securities and the related guarantees;

          (2) to add to the covenants of the issuer or the guarantor for the benefit of the holders of all or any series of senior debt securities (and if those covenants are to be for the benefit of less than all series of senior debt securities, stating that those covenants are expressly being included solely for the benefit of that series), or to surrender any right or power in the senior indenture conferred upon the issuer or the guarantor;

          (3) to add any additional Events of Default (and if those Events of Default will be applied to less than all series of senior debt securities, stating that those Events of Default are expressly being included solely to be applied to that series);

          (4) to add or change any of the provisions of the senior indenture to the extent necessary to permit or facilitate the issuance of senior debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

          (5) to change or eliminate any provisions of the senior indenture, provided that any of those changes or eliminations will become effective only when there is no senior debt security outstanding of any series created before that supplemental indenture is executed which is entitled to the benefit of that provision;

          (6) to establish the form or terms of senior debt securities of any series as otherwise permitted by the senior indenture;

          (7) to evidence and provide for the acceptance of appointment under the senior indenture by a successor senior trustee for the senior debt securities of one or more series issued under the senior indenture and to add to or change any of the provisions of the senior indenture necessary to provide for or facilitate the administration of the trusts under the senior indenture by more than one senior trustee consistent with the requirements of the senior indenture;

          (8) to secure the senior debt securities issued under the senior indenture;

          (9) to cure any ambiguity, to correct or supplement any provision in the senior indenture which may be defective or inconsistent with any other provision of the senior indenture, or to make any other provisions regarding matters or questions arising under the senior indenture which will not be inconsistent with any provision of the senior indenture, provided those other provisions will not adversely affect the interests of the holders of senior debt securities of any series issued under the senior indenture in any material respect;

          (10) to modify, eliminate or add to the provisions of the senior indenture to the extent necessary to qualify the senior indenture under the Trust Indenture Act or under any similar federal statute subsequently enacted and to add to the senior indenture other provisions as may be expressly required under the Trust Indenture Act; or

          (11) to enable the guarantor or one of its subsidiaries to assume the payment obligations under the senior debt securities and the performance of every covenant to be performed or observed by the issuer under the senior indenture.

     The holders of a majority in aggregate principal amount of the outstanding senior debt securities of each series may, on behalf of all holders of senior debt securities of that series, waive any past default under the senior indenture affecting the senior debt securities of that series except a default in the payment of the principal of (or any premium), or interest on, any senior debt security of that series and a default in the compliance of a covenant or provision if the consent of the holder of each outstanding senior debt security of that series would be required to modify or amend that covenant or provision.

CONSOLIDATION, MERGER AND TRANSFER OF ASSETS

     Under the senior indenture, neither the issuer nor the guarantor may consolidate with or merge into any corporation, or transfer its assets substantially as an entirety to any person, unless:

          (1) the successor corporation or transferee assumes the issuer's or the guarantor's obligations on the senior debt securities or the related guarantees, as applicable, and under the senior indenture, and in the case of a consolidation or merger of the issuer, the guarantor delivers an affirmation of the continuance of its obligations to the senior trustee;

          (2) after giving effect to the transaction, no Event of Default and no event that, after notice or lapse of time or both, would become an Event of Default will have occurred and be continuing; and

          (3) certain other conditions are met.

SATISFACTION, DISCHARGE AND DEFEASANCE

     The senior indenture, with respect to any series of senior debt securities (except for some specified surviving obligations, including (1) any rights of registration of transfer and exchange and (2) rights to receive the principal, any premium and interest on the senior debt securities), will be discharged and cancelled upon the satisfaction of certain conditions, including the following:

          (1) all senior debt securities of that series not previously delivered to the senior trustee for cancellation have become due or payable, will become due and payable at their Stated Maturity within one year, or are to be called for redemption within one year; and

          (2) the deposit with the senior trustee of an amount in the Specified Currency sufficient to pay the principal, any premium and interest to the Maturity of all senior debt securities of that series.

     If the issuer so specifies in the prospectus supplement relating to senior debt securities of any series, the issuer at its option:

          (1) will be discharged from any and all obligations under the senior debt securities of that series (except for obligations to register the transfer or exchange of senior debt securities of that series, replace stolen, lost or mutilated senior debt securities of that series, maintain offices or agencies in each Place of Payment and hold moneys for payment in trust); or

          (2) will not be subject to provisions of the indenture described above under "Consolidation, Merger and Transfer of Assets" for the debt securities of that series,

if the issuer irrevocably deposits with the senior trustee, in trust, money or U.S. government obligations, which through interest and principal payments will provide a sufficient amount of money (in the opinion of independent public accountants) to pay all the principal (including any mandatory sinking fund payments) of, and any premium and interest on, the senior debt securities of that series on the dates those payments are due consistent with the terms of those senior debt securities. To exercise either option, the issuer must deliver to the senior trustee:

          (1) an opinion of counsel stating that;

             (a) the deposit and related defeasance would not cause the holders of the senior debt securities of that series to recognize income, gain or loss for federal income tax purposes;

             (b) the exercise of that option will not cause any violation of the Investment Company Act of 1940; and

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

             (c) if the senior debt securities of that series are then listed on the New York Stock Exchange, those senior debt securities would not be delisted as a result of the exercise of that option; and

          (2) if senior debt securities of that series are being discharged, a ruling received from or published by the United States Internal Revenue Service to the effect that the deposit and related defeasance would not cause the holders of the senior debt securities of that series to recognize income, gain or loss for federal income tax purposes.

GUARANTEES

     The CHL guarantor will unconditionally guarantee (the "CHL Guarantees") the payment of principal of and any premium and interest on the CHL senior debt securities when due and payable, whether at their Stated Maturity or upon redemption, repayment or otherwise. The CFC guarantor may, if specified in the applicable prospectus supplement, unconditionally guarantee (the "CFC Guarantees" and, together with the CHL Guarantees, the "Guarantees") the payment of principal of and any premium and interest on the CFC senior debt securities when due and payable, whether at their Stated Maturity or upon redemption, repayment or otherwise. The Guarantees will rank equally in right of payment with all other unsecured and unsubordinated obligations of the guarantor.

     The obligations of the guarantor under the Guarantees will be unconditional regardless of the enforceability of the senior debt securities or the senior indenture and will not be discharged until all obligations under those senior debt securities and the senior indenture are satisfied. Holders of the senior debt securities may proceed directly against the guarantor if an Event of Default affecting those senior debt securities occurs without first proceeding against the issuer.

     Because the CHL guarantor is a holding company, the rights of its creditors (including the holders of the CHL senior debt securities if the CHL Guarantees are enforced) to share in the distribution of the assets of any subsidiary upon that subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent the guarantor may itself be a creditor with recognized claims against the subsidiary.

     The CFC Guarantee will be unsecured and unsubordinated indebtedness of Countrywide Home Loans and will rank equally in right of payment with Countrywide Home Loans' other unsecured and unsubordinated indebtedness. A substantial portion of the assets of Countrywide Home Loans may be pledged under various credit agreements among Countrywide Home Loans and various lending institutions.

GLOBAL SECURITIES

     The issuer may issue senior debt securities of any series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing senior debt securities in definitive form, a global security may not be transferred except as a whole by the depositary for that global security to a nominee of that depositary or by a nominee of that depositary to that depositary or another nominee of that depositary or by that depositary or that nominee to a successor of that depositary or a nominee of that successor. The issuer will describe the specific terms of the depositary arrangement for a series of senior debt securities in the prospectus supplement relating to that series.

CONCERNING THE TRUSTEE

     The Bank of New York is the trustee under the senior indenture. Countrywide Financial Corporation and Countrywide Home Loans maintain banking relationships in the ordinary course of business with the senior trustee. Among other things, The Bank of New York is a lending bank under an existing revolving credit facility of Countrywide Home Loans.

GOVERNING LAW

     Unless the issuer otherwise specifies in the applicable prospectus supplement, the senior indenture and the senior debt securities will be governed by New York law.

SUBORDINATED INDENTURES

GENERAL

     The subordinated indentures will not limit the amount of additional indebtedness that the issuer or any of its subsidiaries may incur, except as the issuer may provide in the applicable prospectus supplement. The debt securities issued under the subordinated indenture will be subordinated obligations as described in the applicable prospectus supplement.

     The issuer will indicate in the applicable prospectus supplement the following terms of and information concerning any subordinated debt securities that the issuer issues (to the extent those terms apply to those subordinated debt securities and have not been otherwise described):

          (1) the issuer of those senior debt securities and, if applicable, the guarantor;

          (2) the specific title, aggregate principal amount, denomination and form;

          (3) the date of maturity (or the method by which that date may be determined or extended);

          (4) any interest rate or rates, whether fixed or floating (or the method by which that rate or those rates will be determined);

          (5) the date from which interest will accrue (or the method by which that date may be determined or reset), the dates on which that interest will be payable and the record date for any interest payable on the interest payment date and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

          (6) the place or places where the principal of and any premium and any interest on the subordinated debt securities will be payable, or where those subordinated debt securities may be surrendered for registration of transfer or exchange, if not the corporate trust office of the subordinated trustee for those subordinated debt securities;

          (7) the portion of the principal amount of subordinated debt securities of the series payable upon certain declarations of acceleration or the method by which that portion shall be determined;

          (8) the denominations and the currency, currencies, currency units or composite currencies in which the subordinated debt securities will be issuable;

          (9) the currency, currencies, currency units or composite currencies in which payments on the subordinated debt securities will be made, if not U.S. dollars;

          (10) additional or different subordination terms of the subordinated debt securities;

          (11) any redemption, repayment or sinking fund provisions, including the period or periods within which, the currency, currencies, currency units or composite currencies in which and the other terms and conditions upon which the issuer may redeem the subordinated debt securities;

          (12) the ability of a holder of CHL subordinated debt security to renew all or any portion of a subordinated debt security;

          (13) whether the subordinated debt securities are convertible into or exchangeable for other securities of the issuer and the terms of the security into which they are convertible or exchangeable, the conversion price or exchange ratio, other terms related to conversion and exchange and any anti-dilution protections;

          (14) whether the subordinated debt securities will be sold as part of units consisting of subordinated debt securities and securities that the issuer may offer under this prospectus;

          (15) if the amount of payments of principal of or any premium or interest on any subordinated debt securities of the series may be determined by reference to an index, formula or other method, the index, formula or other method by which those amounts will be determined;

          (16) whether and by what method the subordinated debt securities of the series (or certain covenants under the related subordinated indenture) may be defeased and discharged by the issuer;

          (17) whether the subordinated debt securities of the series shall be issued in whole or in part as book-entry securities;

          (18) any applicable material federal income tax consequences; and

          (19) any other material specific terms of the subordinated debt securities, including any material additional events of default or covenants provided for and any material terms that may be required by or advisable under applicable laws or regulations.

     Unless the issuer otherwise indicates in the applicable prospectus supplement, the issuer will issue subordinated debt securities only in fully registered form without coupons. The subordinated debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or integral multiples of $1,000 unless the issuer otherwise provides in the applicable prospectus supplement.

     The prospectus supplement relating to a series of subordinated debt securities denominated in a foreign currency or currency unit will specify the denominations in which those CHL subordinated debt securities may be issued.

     The subordinated indenture does not contain any provisions that would limit the issuer's ability or the ability of any of its affiliates to incur indebtedness (secured or unsecured) or that would afford holders of the subordinated debt securities protection in the event of a highly leveraged transaction, restructuring, change in control, merger or similar transaction involving Countrywide Home Loans that may adversely affect holders of the subordinated debt securities.

     Unless the issuer otherwise indicates in the applicable prospectus supplement, the principal of, and any premium or interest on, any series of subordinated debt securities will be payable, and those subordinated debt securities will be exchangeable and transfers of them will be registerable, at the corporate trust office of the subordinated trustee, initially at 101 Barclay Street, New York, New York 10286. However, the issuer may elect to make interest payments by check mailed to the address of the person entitled to them as that address appears in the security register for those subordinated debt securities.

     None of the subordinated debt securities will be entitled to any benefit under the subordinated indenture or be valid or obligatory for any purpose unless there appears on the subordinated debt security a certificate of authentication substantially in the form provided in that subordinated indenture that is duly executed by the trustee, and that certificate will be conclusive evidence and the only evidence that the subordinated debt security has been duly authenticated and delivered under and is entitled to the benefits of the subordinated indenture.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     The issuer's obligations under the subordinated debt securities will be subordinate in right of payment to all present and future senior indebtedness of the issuer to the extent provided in the subordinated indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with the insolvency or bankruptcy of the issuer, the holders of senior indebtedness of the issuer will first be entitled to receive payment in full of senior indebtedness before the holders of the subordinated debt securities will be entitled to receive or retain any payment.

     No payments on account of principal of or any premium or interest on the subordinated debt securities (including payments on exercise of subordinated debt security put options) may be made if a default in any payment on senior indebtedness has occurred and is continuing, or an event of default on any senior indebtedness resulting in the acceleration of its maturity has occurred, or if any judicial proceeding is pending with respect to any such default.

     In the event the maturity of the subordinated debt securities is accelerated, the holders of all senior indebtedness of the issuer outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due in respect of that senior indebtedness before the holders of the subordinated debt securities will be entitled to receive or retain any payment related to the subordinated debt securities.

     Amounts that would be due and payable by the issuer to holders of units in the absence of the foregoing subordination provisions, however, may be applied by those holders to offset their obligations under their respective purchase contracts.

     Any subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the subordinated indenture, to all "senior indebtedness" of the issuer. Unless the issuer otherwise indicates in the prospectus supplement, "senior indebtedness" means:

          (1) the principal, premium, if any, and interest in respect of indebtedness for money borrowed and indebtedness evidenced by securities, debentures, bonds or other similar instruments;

          (2) all capital lease obligations;

          (3) all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, excluding trade accounts payable arising in the ordinary course of business;

          (4) all obligations for the reimbursement on any letter of credit, any banker's acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction;

          (5) all obligations of the type referred to in clauses (1) through (4) above of others, the payment of which the issuer is responsible or liable as obligor, guarantor or otherwise; and

          (6) all obligations of the type referred to in clauses (1) through (5) above of others secured by any lien on any of the properties or assets of the issuer, whether or not the obligation is assumed by the issuer, except for:

             (a) any indebtedness that states, or is issued under a deed, indenture or other instrument that states, that it is subordinate to or ranks equally with the subordinated debt securities;

             (b) any indebtedness between or among the issuer and any of its affiliates;

             (c) with respect to CHL subordinated debt securities, the indebtedness represented by the 8% Junior Subordinated Deferrable Interest Debentures due December 15, 2026 of Countrywide Home Loans;

             (d) with respect to CHL subordinated debt securities, the indebtedness represented by the 8.05% Junior Subordinated Debentures due June 15, 2027 of Countrywide Home Loans; and

             (e) with respect to CFC subordinated debt securities, the indebtedness represented by the 6.75% Junior Subordinated Deferrable Interest Debentures Due April 1, 2033 of Countrywide Financial Corporation

REDEMPTION

     If and to the extent the issuer provides in the applicable prospectus supplement, the issuer will have the right to redeem the subordinated debt securities, in whole or from time to time in part, after the date and at the redemption prices set forth in the applicable prospectus supplement.

EVENTS OF DEFAULT

     The subordinated indenture defines an event of default for the subordinated debt securities of any series as:

          (1) failure to pay principal (or premium) on any subordinated debt security of that series at maturity;

          (2) failure to pay interest on any subordinated debt security of that series within 30 days of the date when due;

          (3) failure to deposit any sinking fund payment when due for that series within 30 days of the date when due;

          (4) failure to perform for 90 days after notice any of the other covenants in the subordinated indenture;

          (5) certain events of bankruptcy, insolvency or reorganization;

          (6) failure to pay the put price when due upon exercise of a subordinated debt security put option;

          (7) default resulting in the acceleration of maturity of any other indebtedness for money borrowed by the issuer or by any direct or indirect subsidiary of the issuer in an amount exceeding $100,000,000 and that acceleration not being rescinded or annulled for a period of 10 days after written notice of the default by the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding subordinated debt securities of that series; and

          (8) any other event of default provided for subordinated debt securities of that series.

     The subordinated indenture provides that if any event of default affecting outstanding subordinated debt securities of any series occurs and is continuing, either the subordinated trustee or the holders of at least 25% in principal amount of the subordinated debt securities of that series may declare the principal amount (or, if the subordinated debt securities of that series are original issue discount securities or indexed securities, the portion of the principal amount of those subordinated debt securities as specified by their terms) of all subordinated debt securities of that series to be due and payable immediately. However, under certain circumstances the holders of a majority in principal amount of the outstanding subordinated debt securities of that series on behalf of the holders of all subordinated debt securities of that series may annul a declaration and waive past defaults (except, unless previously cured, a default in payment of principal of or any premium or any interest on the subordinated debt securities of that series and other specified defaults).

     The issuer refers you to the prospectus supplement relating to each series of subordinated debt securities that are original issue discount securities for the particular provisions regarding acceleration of the maturity of a portion of the principal amount of those original issue discount securities if an event of default occurs and continues.

     The agreements governing the outstanding indebtedness of the issuer contain provisions that would characterize some events of default under the subordinated indenture as "events of default" under those agreements that could in turn result in, among other things, an acceleration of indebtedness under those agreements.

     The subordinated indenture contains a provision entitling the subordinated trustee, subject to its duty to act with the required standard of care during a default under any series of debt securities, to be indemnified by the holders of subordinated debt securities of that series before exercising any right or power under the subordinated indenture at the request of the holders of the subordinated debt securities of that series.

     The subordinated indenture provides that no holder of subordinated debt securities of any series may institute proceedings, judicial or otherwise, to enforce the subordinated indenture except if the subordinated trustee fails to act for 60 days after it receives a written request to enforce the subordinated indenture by the holders of at least 25% in aggregate principal amount of the then outstanding subordinated debt securities of that series and an offer of reasonable indemnity. This provision will not prevent any holder of subordinated debt securities from enforcing payment of the principal of and any premium and interest on those subordinated debt securities when due. The holders of a majority in aggregate principal amount of the subordinated debt securities of any series outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on it with respect to those subordinated debt securities. However, the subordinated trustee may refuse to follow any direction that it determines would be illegal or would conflict with the subordinated indenture or involve it in personal liability or which would unjustly prejudice holders of the subordinated debt securities of that series not joining the proceeding.

     The subordinated indenture provides that the trustee will, within 90 days after a default occurs that affects the outstanding subordinated debt securities of any series, give to the holders of those subordinated debt securities notice of that default, unless that default has been cured or waived. Except in the case of a default in the payment of principal of, or any premium or interest on, any subordinated debt securities or payment of any sinking fund installment, the subordinated trustee will be protected in withholding of that notice if it determines in good faith that the withholding of that notice is in the interest of the holders of the subordinated debt securities of that series.

     The issuer will be required to file with the subordinated trustee annually an officers' certificate as to the absence of certain defaults under the terms of the subordinated indenture.

DEFEASANCE OF DEBT SECURITIES OR SOME COVENANTS

     Defeasance and Discharge. Unless the issuer otherwise indicates in the applicable prospectus supplement, the subordinated debt securities of any series will provide that the issuer will be discharged from all obligations under the subordinated debt securities of that series (except for obligations to register the transfer or exchange of subordinated debt securities of that series, to replace stolen, lost or mutilated subordinated debt securities of that series, to maintain paying agencies and to hold moneys for payment in trust) once the issuer deposits with the subordinated trustee, in trust, money and/or U.S. government obligations, which through the payment of interest and principal, will provide a sufficient amount of money to pay and discharge the principal of (and any premium) and any interest on, and any mandatory sinking fund payments that apply to, the subordinated debt securities of that series on the stated maturity of those payments. This discharge may occur only if, among other things, the issuer delivers to the subordinated trustee an opinion of counsel stating that the issuer has received from, or there has been published by, the IRS a ruling, or there has been a change in tax law, that would cause the discharge not to be deemed, or result in, a taxable event for the holders of the subordinated debt securities of that series.

     Defeasance of Some Covenants. Unless the issuer otherwise provides in the applicable prospectus supplement, the subordinated debt securities of any series will permit the issuer not to comply with some restrictive covenants, including those relating to consolidation and merger in the subordinated indenture, if the issuer satisfies certain conditions. The issuer will be able to defease those covenants if, among other things:

          (1) the issuer deposits with the subordinated trustee money and/or U.S. government obligations, which, through the payment of interest and principal, will provide a sufficient amount of money to pay the principal of (and any premium) and any interest on, and any mandatory sinking fund payments applicable to, the subordinated debt securities of that series on the stated maturity of those payments; and

          (2) the issuer delivers to the subordinated trustee an opinion of counsel stating that the deposit and related covenant defeasance will not cause the holders of the subordinated debt securities of that series to recognize income, gain or loss for federal income tax purposes.

     If the issuer elects to defease the covenants of a series of subordinated debt securities and those subordinated debt securities are declared due and payable because an event of default has occurred, the amount of money and/or U.S. government obligations on deposit with the subordinated trustee will be sufficient to pay amounts due on those subordinated debt securities at their stated maturity but may not be sufficient to pay amounts due on those subordinated debt securities at the time of the acceleration. However, the issuer will remain liable for those payments.

     The issuer will state in the prospectus supplement for any particular series of subordinated debt securities if any defeasance provisions will apply to those subordinated debt securities.

MODIFICATION OF THE INDENTURE AND WAIVER OF COVENANTS

     The subordinated indenture permits the issuer and the subordinated trustee, with the consent of the holders of at least a majority in principal amount of outstanding subordinated debt securities of each series affected, to execute supplemental indentures adding provisions to or changing or eliminating provisions of the subordinated indenture or modifying the rights of the holders of outstanding subordinated debt securities of that series, except that no supplemental subordinated indenture may, without the consent of the holder of each outstanding subordinated debt security affected:

          (1) change the stated maturity, or reduce the principal amount, any premium on or the rate of payment of any interest on, of any subordinated debt security of any series;

          (2) reduce the percentage of outstanding subordinated debt securities of any series, the consent of the holders of which is required for any supplemental indenture or for waiver of compliance with certain provisions of the subordinated indenture or certain defaults thereunder; or

          (3) effect various other changes.

     The subordinated indenture also allows the issuer not to comply with certain covenants in the subordinated indenture upon waiver by the holders of a majority in principal amount of outstanding subordinated debt securities of the series affected.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The subordinated indenture allows the issuer, without the consent of the holders of any of the outstanding subordinated debt securities, to consolidate with or merge into any other corporation or transfer or lease the issuer's assets substantially as an entirety to any person if:

          (1) the successor is a corporation organized under the laws of any domestic jurisdiction;

          (2) the successor corporation assumes the issuer's obligations on the subordinated debt securities and under the subordinated indenture;

          (3) after giving effect to the transaction no event of default, and no event that, after notice or lapse of time, would become an event of default, shall have happened and be continuing; and

          (4) certain other conditions are met.

GUARANTEES

     The CHL guarantor will unconditionally guarantee (the "CHL subordinated guarantees") the payment of principal of and any premium and interest on the CHL subordinated debt securities when due and payable, whether at their Stated Maturity or upon redemption, repayment or otherwise. The CFC guarantor may, if specified in the applicable prospectus supplement, unconditionally guarantee (the "CFC subordinated guarantees" and, together with the CHL subordinated guarantees, the "subordinated guarantees") the payment of principal of and any premium and interest on the CFC subordinated debt securities when due and payable, whether at their Stated Maturity or upon redemption, repayment or otherwise. The subordinated guarantees will rank equally in right of payment with all other unsecured and unsubordinated obligations of the guarantor.

     The obligations of the guarantor under the subordinated guarantees will be unconditional regardless of the enforceability of the subordinated debt securities or the subordinated indenture and will not be discharged until all obligations under those subordinated debt securities and the subordinated indenture are satisfied. Holders of the subordinated debt securities may proceed directly against the guarantor if an Event of Default affecting those subordinated debt securities occurs without first proceeding against the issuer.

     The CHL Guarantee will be unsecured and unsubordinated indebtedness of Countrywide Financial Corporation and will rank equally in right of payment with Countrywide Financial Corporation's other unsecured and subordinated indebtedness. Because the CHL guarantor is a holding company, the rights of its creditors (including the holders of the CHL subordinated debt securities if the CHL Guarantees are enforced) to share in the distribution of the assets of any subsidiary upon that subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent the guarantor may itself be a creditor with recognized claims against the subsidiary.

     The CFC Guarantee will be unsecured and unsubordinated indebtedness of Countrywide Home Loans and will rank equally in right of payment with Countrywide Home Loans' other unsecured and subordinated indebtedness. A substantial portion of the assets of Countrywide Home Loans may be pledged under various credit agreements among Countrywide Home Loans and various lending institutions.

GLOBAL SECURITIES

     The issuer may issue subordinated debt securities of any series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing subordinated debt securities in definitive form, a global security may not be transferred except as a whole by the depositary for that global security to a nominee of that depositary or by a nominee of that depositary to that depositary or another nominee of that depositary or by that depositary or that nominee to a successor of that depositary or a nominee of that successor. The issuer will describe the specific terms of the depositary arrangement for a series of subordinated debt securities in the prospectus supplement relating to that series.

CONCERNING THE TRUSTEE

     The Bank of New York is the trustee under each of the senior indentures and the subordinated indentures. Countrywide Financial Corporation and Countrywide Home Loans maintain banking relationships in the ordinary course of business with the trustee. Among other things, The Bank of New York is a lending bank under an existing revolving credit facility of Countrywide Home Loans.

GOVERNING LAW

     Unless the issuer otherwise specifies in the applicable prospectus supplement, the subordinated indenture and the subordinated debt securities will be governed by New York law.

                              PLAN OF DISTRIBUTION

     We or Countrywide Home Loans may sell securities issuable under this prospectus to or through one or more underwriters or dealers and also may sell those securities directly to institutional investors or other purchasers, or through agents.

     We or Countrywide Home Loans may distribute the securities periodically in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at negotiated prices.

     In connection with the sale of any securities under this prospectus, underwriters or agents may receive compensation from us or Countrywide Home Loans or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions received by them from us or Countrywide Home Loans and any profit on the resale of those securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any of those underwriters or agents will be identified, and any compensation received from us or Countrywide Home Loans will be described, in the related prospectus supplement.

     Under agreements that we and/or Countrywide Home Loans may enter into, underwriters and agents who participate in the distribution of securities issuable under this prospectus may be entitled to indemnification by us and/or Countrywide Home Loans against certain liabilities, including liabilities under the Securities Act.

     If we or Countrywide Home Loans so indicate in the related prospectus supplement, we or Countrywide Home Loans will authorize underwriters or other persons acting as our or Countrywide Home Loans' agents to solicit offers by some institutions to purchase securities from us or Countrywide Home Loans under contracts providing for payment and delivery on a future date. Institutions with whom we or Countrywide Home Loans would enter into those contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us or Countrywide Home Loans. The obligations of any purchaser under a contract will be subject to the condition that the purchase of the securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject. The underwriters and those other agents will not have any responsibility as to the validity or performance of those contracts.

     If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of underwriters and some selling group members to bid for and purchase the securities. As an exception to these rules, underwriters may engage in some transactions that stabilize the price of the securities. Those transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

     If any underwriters create a short position in the securities in connection with any offering, that is, if they sell more securities than are set forth on the cover page of any prospectus supplement accompanying this prospectus, the underwriters may reduce that short position by purchasing securities in the open market.

     Underwriters may also impose a penalty bid on some selling group members. This means that if the underwriters purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the selling group members that sold those securities as part of that offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resales of the securities.

     Underwriting discounts and commissions in connection with sales of the securities will not exceed eight percent of the offering price of those securities.

     Some of the underwriters or agents and their associates may engage in transactions with and perform services for us, Countrywide Home Loans or our or Countrywide Home Loans' affiliates in the ordinary course of business.

     The securities may or may not be listed on a national securities exchange (other than our common stock, which is listed on the New York Stock Exchange, the Nasdaq National Market and the Pacific Stock Exchange). Any shares of our common stock sold under a prospectus supplement will be listed on the New York Stock Exchange, the Nasdaq National Market and the Pacific Stock Exchange, subject to official notice of issuance. Neither we nor Countrywide Home Loans can assure you that there will be an active trading market for any of the securities sold under this prospectus.

     We or Countrywide Home Loans may designate Countrywide Securities Corporation to be an underwriter, agent or dealer of one or more series of the securities issuable under this prospectus. The distribution of securities of any series will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. In addition, offers or sales of those securities may include secondary market transactions by affiliates of Countrywide Home Loans or Countrywide Financial Corporation.

                             VALIDITY OF SECURITIES

     The validity of the securities issuable under this prospectus will be passed upon for us and Countrywide Home Loans by Munger, Tolles & Olson LLP, Los Angeles, California. Sidley Austin Brown & Wood LLP, New York, New York will serve as counsel for any underwriters and agents. Sidley Austin Brown & Wood LLP also serves as counsel for CWALT, Inc., CWMBS, Inc. and CWABS, Inc., each one of our wholly owned subsidiaries, in connection with offerings of mortgage-backed and asset-backed securities, and from time to time also serves as our counsel on other matters.

                                    EXPERTS

     The consolidated financial statements of Countrywide Financial Corporation and the financial statements of Countrywide Securities Corporation incorporated by reference in the registration statement, of which this prospectus forms a part, have been audited by Grant Thornton LLP, independent certified public accountants, for the periods and to the extent indicated in their report thereon, and have been so incorporated in reliance upon the authority of said firm as experts in accounting and auditing.

                                 $6,000,000,000

                          COUNTRYWIDE HOME LOANS, INC.

                          MEDIUM-TERM NOTES, SERIES M
                         UNCONDITIONALLY GUARANTEED BY

                          [COUNTRYWIDE FINANCIAL LOGO]

                          ----------------------------

                             PROSPECTUS SUPPLEMENT

                                 APRIL 21, 2004

                          ----------------------------

                                LEHMAN BROTHERS
                             ABN AMRO INCORPORATED
                         BANC OF AMERICA SECURITIES LLC
                         BANC ONE CAPITAL MARKETS, INC.
                                BARCLAYS CAPITAL
                            BEAR, STEARNS & CO. INC.
                                  BNP PARIBAS
                           BNY CAPITAL MARKETS, INC.
                                   CITIGROUP
                       COUNTRYWIDE SECURITIES CORPORATION
                           CREDIT LYONNAIS SECURITIES
                            DEUTSCHE BANK SECURITIES
                         DRESDNER KLEINWORT WASSERSTEIN
                              GOLDMAN, SACHS & CO.
                                      HSBC
                                    JPMORGAN
                              MERRILL LYNCH & CO.
                                 MORGAN STANLEY
                              RBC CAPITAL MARKETS
                                    SG COWEN
                              WACHOVIA SECURITIES

                                  [WATERMARK]

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED APRIL 7, 2004

PROSPECTUS

                             COUNTRYWIDE CAPITAL V
                             COUNTRYWIDE CAPITAL VI

                              PREFERRED SECURITIES
     FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED IN THIS PROSPECTUS
                 AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, BY

                       COUNTRYWIDE FINANCIAL CORPORATION
                            ------------------------
                                  THE TRUSTS:

     The trusts are Delaware statutory trusts. Each trust may:

     - sell preferred securities representing undivided beneficial interests in the trust to the public;

     - sell common securities representing undivided beneficial interests in the trust to Countrywide Financial Corporation;

     - use the proceeds from these sales to buy an equal principal amount of junior subordinated debentures issued by either Countrywide Financial Corporation or Countrywide Home Loans, Inc.; and

     - distribute the cash payments it receives on the junior subordinated debentures it owns to the holders of the preferred and common securities.

                                 DISTRIBUTIONS:

     - For each preferred security that you own, you will receive cumulative cash distributions on the liquidation amount of the preferred security. The rate at which cash distributions will be paid and the liquidation amount per preferred security will be set forth in the accompanying prospectus supplement.

                                  GUARANTEES:

     - Countrywide Financial Corporation will fully and unconditionally guarantee the payment by the trust of the preferred securities as described in this prospectus; and

     - If Countrywide Financial Corporation issues junior subordinated debentures to a trust, Countrywide Home Loans, Inc. will fully and unconditionally guarantee the payment by Countrywide Financial Corporation of the junior subordinated debentures as described in this prospectus.

     - If Countrywide Home Loans, Inc. issues junior subordinated debentures to a trust, Countrywide Financial Corporation will fully and unconditionally guarantee the payment by Countrywide Home Loans, Inc. of the junior subordinated debentures as described in this prospectus.

     This prospectus provides you with a general description of the preferred securities each trust may offer. Each time a trust offers preferred securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the preferred securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the preferred securities, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the preferred securities that the trusts are offering.

     This prospectus may be used to offer and sell securities, only if accompanied by the prospectus supplement for those securities.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------
                The date of this prospectus is           , 2004.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND IN ANY PROSPECTUS SUPPLEMENT ACCOMPANYING THIS PROSPECTUS AND THAT WE, COUNTRYWIDE HOME LOANS OR ANY OF THE COUNTRYWIDE CAPITAL TRUSTS HAVE REFERRED YOU TO. NEITHER WE, COUNTRYWIDE HOME LOANS NOR THE COUNTRYWIDE CAPITAL TRUSTS HAVE AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR IN ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.
                            ------------------------

     References in this prospectus to "Countrywide Financial Corporation," "we," "us" and "our" are to Countrywide Financial Corporation.

     References in this prospectus to "Countrywide Home Loans" are to Countrywide Home Loans, Inc.

     References in this prospectus to "Countrywide Capital," the "trust" or the "trusts" are to Countrywide Capital V and Countrywide Capital VI, respectively or collectively.

                             ADDITIONAL INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov and at the public reference rooms of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, 115 Sansome Street, San Francisco, California 94104.

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, other than those portions of such documents (1) described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the SEC or (2) furnished under Item 9 of a Current Report on Form 8-K, until all the securities offered under this prospectus are sold. This prospectus is part of the registration statement we, Countrywide Home Loans and the trusts filed with the SEC.

     1. Annual Report on Form 10-K for the year ended December 31, 2003.

     2. Current Reports on Form 8-K, dated December 31, 2003 (filed on February 27, 2004) and January 5, 2004 (filed on January 12, 2004 and March 23,
        2004).

     You may request a copy of these filings, at no cost, by writing or telephoning us at Countrywide Financial Corporation, 4500 Park Granada, Calabasas, California 91302, telephone (818) 225-3000, Attention: Investor Relations.

     We have not included separate financial statements for each of the trusts in this prospectus. We do not believe that holders of the preferred securities would find these financial statements meaningful because:

     - all of the voting securities of each of the trusts will be owned, directly or indirectly, by Countrywide Financial Corporation, a reporting company under the Exchange Act;

     - each of the trusts has no independent assets, operations, revenues or cash flows and exists for the sole purpose of issuing the preferred securities and investing the proceeds in junior subordinated debentures issued by either Countrywide Financial Corporation or Countrywide Home Loans; and

     - the obligations of Countrywide Financial Corporation described in this prospectus and in any accompanying prospectus supplement constitute a full and unconditional guarantee of payments due on the preferred securities.

     The trusts do not file reports with the SEC.

          COUNTRYWIDE FINANCIAL CORPORATION AND COUNTRYWIDE HOME LOANS

COUNTRYWIDE FINANCIAL CORPORATION

     We are a holding company, which through our principal subsidiaries provides diversified financial products and services to consumers and institutions with mortgage banking at our core. We pursue these activities in five business segments, many of which are complementary to mortgage-related activities.

     Mortgage Banking Segment. Through our principal subsidiary, Countrywide Home Loans, Inc. ("CHL"), together with other wholly-owned subsidiaries, we engage in the mortgage banking business that includes, originating, purchasing, selling and servicing mortgage loans. Our mortgage loans are principally prime credit quality first-lien mortgage loans secured by single- (one-to-four) family residences ("prime credit quality first mortgages"). We also offer home equity loans and sub-prime credit quality loans. The mortgage banking segment serves both consumers and institutions.

     Capital Markets Segment. Through wholly-owned subsidiaries, we also provide institutional customers with mortgage-backed securities brokerage and underwriting and the brokerage of bulk mortgage servicing transactions. We also engage in the management of loan securitization conduits and the management of distressed residential real estate assets.

     Insurance Segment. Through wholly-owned subsidiaries, which include an insurance carrier, insurance brokerage companies and insurance agencies, we offer consumer insurance products and services directly to consumers and through other financial institutions. Through our mortgage reinsurance subsidiary, we offer mortgage credit reinsurance to investors in mortgage loans and in securities collateralized by mortgage loans.

     Banking Segment. Through wholly-owned subsidiaries, we offer retail banking products and services to consumers and warehouse lines of credit and document custody services to banks and other lenders.

     Global Segment. Through wholly-owned subsidiaries and majority-owned joint ventures, we offer mortgage loan processing and servicing in foreign countries, electronic property valuation services, and consulting services on mortgage-related topics primarily to financial institutions.

     We are a Delaware corporation, originally incorporated in New York under the name of OLM Credit Industries, Inc. On November 2, 2002, we changed our name from Countrywide Credit Industries, Inc. to Countrywide Financial Corporation. Our principal executive offices are located at 4500 Park Granada, Calabasas, California 91302, and our telephone number is (818) 225-3000.

COUNTRYWIDE HOME LOANS, INC.

     As described above in "-- Countrywide Financial Corporation," Countrywide Home Loans and its subsidiaries originate, purchase, securitize, sell and service mortgage loans that are principally prime credit quality mortgage loans. Countrywide Home Loans also offers home equity loans and sub-prime credit quality loans.

     Countrywide Home Loans produces mortgage loans through three separate divisions. The consumer markets division originates prime credit quality mortgage loans and home equity loans by means of referrals from real estate agents and direct contact with consumers through its nationwide network of retail branch offices, its telemarketing systems and its site on the World Wide Web. The wholesale division produces prime credit quality mortgage loans and home equity loans through mortgage brokers and other financial intermediaries. Through the correspondent lending division, Countrywide Home Loans purchases loans from other mortgage bankers, commercial banks, savings and loan associations, credit unions and other financial intermediaries. Countrywide Home Loans customarily sells substantially all loans that it originates or purchases. To guarantee timely and full payment of principal and interest on Fannie Mae securities, Freddie Mac securities and Ginnie Mae securities and to transfer credit risk of the loans, Countrywide Home Loans pays guarantee fees to these agencies.

     Countrywide Home Loans and its subsidiary, Countrywide Home Loans Servicing LP, service on a non-recourse basis substantially all of the mortgage loans that Countrywide Home Loans originates or purchases under servicing agreements with Fannie Mae, Freddie Mac, Ginnie Mae and various investors. In addition, Countrywide Home Loans purchases bulk servicing contracts, also on a non-recourse basis, to service single-family residential mortgage loans originated by other lenders. Servicing mortgage loans includes collecting and remitting loan payments, answering questions from customers, making advances when required, accounting for principal and interest, holding custodial (impound) funds for payment of property taxes and hazard insurance, making any physical inspections of the property, counseling delinquent mortgagors, supervising foreclosures and property dispositions in the event of unremedied defaults and generally administering the loans. Countrywide Home Loans receives a fee for servicing mortgage loans ranging generally from 1/4% to 1/2% annually on the declining principal balances of the loans. Countrywide Home Loans has sold, and may sell in the future, a portion of its portfolio of loan servicing rights to other mortgage servicers.

     The principal sources of Countrywide Home Loans' revenue are: (1) loan origination fees; (2) any gains from the sale of loans; (3) interest earned on mortgage loans during the period that they are held by Countrywide Home Loans pending sale, net of interest paid on funds borrowed to finance those mortgage loans; (4) loan servicing fees; and (5) interest benefit derived from the custodial balances associated with Countrywide Home Loans' servicing portfolio. Countrywide Home Loans' principal financing needs are the financing of its mortgage loan inventory and the investment in mortgage servicing rights. To meet these needs, Countrywide Home Loans currently utilizes commercial paper supported by its revolving credit facility, medium-term notes, mortgage repurchase agreements, pre-sale funding facilities, an optional cash purchase feature in the dividend reinvestment plan, redeemable capital trust pass-through securities and cash flows from operations. In the past, Countrywide Home Loans has utilized whole loan repurchase agreements, servicing-secured bank facilities, private placements of unsecured notes and other financings, direct borrowings from its revolving credit facility and public offerings of preferred and common stock.

     Countrywide Home Loans is a New York corporation, originally incorporated in 1969. Its principal executive offices are located at 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

                                   THE TRUSTS

     Each of the trusts is a statutory trust formed under Delaware law pursuant to a declaration of trust, each an "initial declaration," executed by Countrywide Financial Corporation, as sponsor for the trusts, and the Countrywide Capital trustees, as defined below, for the trusts, and the filing of a certificate of trust with the Delaware Secretary of State.

     Each trust exists for the exclusive purposes of:

     - issuing the preferred securities and common securities representing undivided beneficial interests in the assets of the trust;

     - investing the gross proceeds of the preferred securities and the common securities, together the "trust securities," in junior subordinated debentures issued either by Countrywide Financial Corporation or by Countrywide Home Loans; and

     - engaging in only those other activities necessary or incidental to the activities described in the previous two bullets.

     All of the common securities will be directly or indirectly owned by Countrywide Financial Corporation. The common securities of each trust will rank equally, and payments will be made pro rata, with the preferred securities of that trust, except that upon an event of default under the declaration, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Countrywide Financial Corporation will, directly or indirectly, purchase common securities of each trust in an aggregate liquidation amount equal to at least 3% of the total capital of each trust.

     Each trust's business and affairs will be conducted by the trustees, whom we refer to as the "Countrywide Capital trustees." Unless an event of default has occurred and is continuing, as a direct or indirect holder of all the common securities, Countrywide Financial Corporation will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Countrywide Capital trustees of a trust. The duties and obligations of the Countrywide Capital trustees will be governed by the declaration of that Countrywide Capital trust. One or more of the Countrywide Capital trustees for each trust will be persons who are employees or officers of or persons affiliated with Countrywide Financial Corporation, referred to as the "regular trustees." One Countrywide Capital trustee of each trust will be a financial institution which will be unaffiliated with Countrywide Financial Corporation and which will act as institutional trustee under the declaration and as indenture trustee for purposes of the Trust Indenture Act of 1939, as amended, the "Trust Indenture Act," pursuant to the terms set forth in a prospectus supplement. In addition, unless the institutional trustee maintains a principal place of business in Delaware, and otherwise meets the requirements of applicable law, one Countrywide Capital trustee of each trust will have its principal place of business or reside in the State of Delaware.

     Each Countrywide Capital trust has a term of approximately 55 years, but may dissolve earlier as provided in the applicable declaration.

     The issuer of the junior subordinated debentures will pay all fees and expenses related to the Countrywide Capital trusts and the offering of trust securities, the payment of which will be guaranteed by Countrywide Financial Corporation, if it is not the issuer of the junior subordinated debentures, or otherwise by Countrywide Home Loans.

     The office of the Delaware trustee for each trust in Delaware, and its principal place of business is c/o The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of each trust will be c/o Countrywide Financial Corporation, 4500 Park Granada, Calabasas, California 91302.

                                USE OF PROCEEDS

     Each trust will use the proceeds of the sale of the trust securities to acquire junior subordinated debentures from Countrywide Financial Corporation or Countrywide Home Loans. Except as we may otherwise state in any prospectus supplement, each of Countrywide Financial Corporation or Countrywide Home Loans intends to use the net proceeds from any sale of its junior subordinated debentures for general corporate purposes, including the retirement of debt and the investment in servicing rights through the current production of loans and the bulk acquisition of contracts to service loans, and for acquisitions.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth our selected consolidated financial data. On September 25, 2001, our board of directors voted that effective January 1, 2002, we would begin reporting our financial results on a calendar year basis with a December 31 year end. We issued a Form 10-K for the 10-month transition period ended December 31, 2001. The information for (i) the fiscal years ended December 31, 2003 and 2002, (ii) the 10-month transition period ended December 31, 2001, and (iii) the fiscal years ended February 28 (29), 2001 and 2000 was derived from the audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the respective periods.

                                                                           TEN MONTHS
                                             YEARS ENDED DECEMBER 31,        ENDED       YEARS ENDED FEBRUARY 28 (29),
                                            ---------------------------   DECEMBER 31,   -----------------------------
                                                2003           2002           2001           2001            2000
                                            ------------   ------------   ------------   -------------   -------------
                                                       (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF EARNINGS DATA(1):
Revenues:
  Gain on sale of loans and securities....  $  5,890,325   $  3,471,218   $  1,601,990   $    907,973    $    859,688
  Interest income.........................     3,342,200      2,253,296      1,806,596      1,324,066         978,656
  Interest expenses.......................    (1,940,207)    (1,461,066)    (1,474,719)    (1,330,724)       (904,713)
                                            ------------   ------------   ------------   ------------    ------------
  Net interest income (expense)...........     1,401,993        792,230        331,877         (6,658)         73,943
  Loan servicing fees and other income
    from retained interests...............     2,804,338      2,028,922      1,367,381      1,227,474       1,043,838
  Amortization of MSRs....................    (2,069,246)    (1,267,249)      (805,533)      (518,199)       (459,308)
  Impairment/recovery of retained
    interests.............................    (1,432,965)    (3,415,311)    (1,472,987)      (915,589)        262,939
  Servicing hedge gains (losses)..........       234,823      1,787,886        908,993        797,148        (264,094)
                                            ------------   ------------   ------------   ------------    ------------
    Net loan servicing fees and other
      income from retained interests......      (463,050)      (865,752)        (2,146)       590,834         583,375
  Net insurance premiums earned...........       732,816        561,681        316,432        274,039          75,786
  Commissions and other revenue...........       464,762        358,855        248,506        167,386         148,744
                                            ------------   ------------   ------------   ------------    ------------
    Total revenues........................     8,026,846      4,318,232      2,496,659      1,933,574       1,741,536
                                            ------------   ------------   ------------   ------------    ------------
Expenses:
  Compensation expenses...................     2,583,763      1,771,287        968,232        702,626         621,205
  Occupancy and other office expenses.....       586,648        447,723        291,571        262,370         261,303
  Insurance claims expenses...............       360,046        277,614        134,819        106,827          23,420
  Other operating expenses................       650,617        478,585        313,418        275,716         204,410
                                            ------------   ------------   ------------   ------------    ------------
    Total expenses........................     4,181,074      2,975,209      1,708,040      1,347,539       1,110,338
                                            ------------   ------------   ------------   ------------    ------------
Earnings before income taxes..............     3,845,772      1,343,023        788,619        586,035         631,198
Provision for income taxes................     1,472,822        501,244        302,613        211,882         220,955
                                            ------------   ------------   ------------   ------------    ------------
Net earnings..............................  $  2,372,950   $    841,779   $    486,006   $    374,153    $    410,243
                                            ============   ============   ============   ============    ============
PER SHARE DATA(2):
Basic.....................................  $      13.33   $       5.06   $       3.03   $       2.44    $       2.72
Diluted...................................  $      12.47   $       4.87   $       2.92   $       2.36    $       2.64
Cash dividends declared per share.........  $       0.45   $       0.27   $       0.32   $       0.30    $       0.30
Weighted average shares outstanding
  Basic...................................   177,973,000    166,320,000    160,452,000    153,243,000     150,777,000
  Diluted.................................   190,375,000    172,965,000    166,391,000    158,713,000     155,584,000
                                            ============   ============   ============   ============    ============
SELECTED BALANCE SHEET DATA AT END OF PERIOD(1):
Total assets..............................  $ 97,949,793   $ 58,030,783     37,216,804   $ 22,955,507    $ 15,822,328
Short-term debt...........................  $ 51,830,250   $ 28,311,361     15,210,374   $  7,300,030    $  2,529,302
Long-term debt............................  $ 19,103,743   $ 13,617,266     10,897,481   $  7,643,991    $  7,253,323
Common shareholders' equity...............  $  8,084,716   $  5,161,133      4,087,642   $  3,559,264    $  2,887,879
                                            ============   ============   ============   ============    ============
OPERATING DATA (DOLLAR AMOUNTS IN
  MILLIONS):
Loan servicing portfolio(3)...............  $    644,855   $    452,405        336,627   $    293,600    $    250,192
Volume of loans originated................  $    434,864   $    251,901        123,969   $     68,923    $     66,740

---------------
(1) Certain amounts in the Consolidated Financial Statements have been reclassified to conform to current year presentation.
(2) Adjusted to reflect subsequent stock dividends and splits.
(3) Includes warehoused loans and loans under subservicing agreements.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     Each trust may issue only one series of preferred securities having terms described in the accompanying prospectus supplement. Each series of preferred securities will be issued pursuant to the terms of an amended and restated declaration of trust, a "declaration." Each declaration will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as trustee under the declaration for purposes of compliance with the provisions of the Trust Indenture Act.

     The preferred securities will have those terms, including distribution, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as will be set forth in the declaration or made part of the declaration by the Trust Indenture Act. Each trust will use the proceeds from the sale of these preferred securities to purchase junior subordinated debentures from either Countrywide Financial Corporation or Countrywide Home Loans. The terms of the junior subordinated debentures will mirror the terms of the preferred securities. The terms of the preferred securities and the junior subordinated debentures are described in the accompanying prospectus supplement and may include:

     - the distinctive designation of the preferred securities;

     - the number of preferred securities issuable by the trust;

     - the annual distribution rate, or method of determining that rate, for preferred securities and the date or dates upon which those distributions will be payable;

     - whether distributions on preferred securities will be cumulative, and, if so, the date or dates or method of determining the date or dates from which distributions on preferred securities will be cumulative;

     - the amount or amounts which will be paid out of the assets of the applicable trust to the holders of preferred securities upon voluntary or involuntary dissolution, winding-up or termination of that trust;

     - the obligation, if any, of the applicable trust to purchase or redeem preferred securities issued by that trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, preferred securities issued by that trust will be purchased or redeemed, in whole or in part, pursuant to that obligation;

     - the voting rights, if any, of holders of preferred securities in addition to those required by law or described in this prospectus, including the number of votes per preferred security and any requirement for the approval by the holders of preferred securities, or of preferred securities issued by one or more other trusts, or of both, as a condition to specified action or amendments to the declaration of the trust;

     - the terms and conditions, if any, upon which the issuer of the junior subordinated debentures may redeem the junior subordinated debentures prior to the first optional redemption date, if any;

     - the terms and conditions, if any, upon which the junior subordinated debentures owned by the trust may be distributed to holders of preferred securities;

     - if applicable, any securities exchange upon which the preferred securities will be listed; and

     - any other relevant rights, preferences, privileges, limitations or restrictions of preferred securities not inconsistent with the declaration or with applicable law.

     All preferred securities will be guaranteed by Countrywide Financial Corporation to the extent set forth below under "Description of the Preferred Securities Guarantees."

     Certain United States federal income tax considerations applicable to any offering of preferred securities will be described in the prospectus supplement relating to the offering.

DEFERRAL OF DISTRIBUTIONS OF PREFERRED SECURITIES

     The issuer of the junior subordinated debentures, which may be either Countrywide Financial Corporation or Countrywide Home Loans, may, on one or more occasions, defer payments of interest on the junior subordinated debentures as described in the applicable prospectus supplement. In the event the issuer elects to defer interest payments on any series of its junior subordinated debentures, the applicable trust will also defer distributions on its preferred securities. During this deferral period, distributions will continue to accrue at the rate specified in the applicable prospectus supplement. If the issuer elects to defer interest payments on the junior subordinated debentures, it will be restricted from making payments on its capital stock and other capital instruments as described in the applicable prospectus supplement.

VOTING RIGHTS

     Except as described in this prospectus, under the Delaware Statutory Trust Act, the Trust Indenture Act, under "Description of the Preferred Securities Guarantees -- Modification of the Preferred Securities Guarantees; Assignment" in this prospectus, and under any prospectus supplement relating to the issuance of a series of preferred securities, and as otherwise required by law and the declarations, the holders of the preferred securities will have no voting rights.

     The holders of a majority in aggregate liquidation amount, in a specified series, of the preferred securities have the right to direct any proceeding for any remedy available to the institutional trustee so long as the institutional trustee receives the tax opinion discussed below. The holders of a majority in aggregate liquidation amount also have the right to direct the institutional trustee under the declaration to:

          (1) direct any proceeding for any remedy available to the trustee of the indenture under which the junior subordinated debentures will be issued and purchased by the applicable trust, or exercising any trust or power conferred on the debt trustee;

          (2) waive any past indenture event of default that is waivable under the indenture;

          (3) exercise any right to rescind or annul an acceleration of the maturity of the junior subordinated debentures; or

          (4) consent to any amendment, modification or termination where that consent is required.

     If there is an event of default on the preferred securities, and that default is a result of a payment default under the junior subordinated debentures or the related debenture guarantee, the holders of the preferred securities may also sue the issuer and the guarantor of the junior subordinated debentures directly, a "direct action," to enforce payment of the principal of, or interest on, the junior subordinated debentures, or payments required by the related debenture guarantee, having a principal amount equal to the aggregate liquidation amount of the preferred securities of the holder on or after the due date specified in the junior subordinated debentures.

     Where a consent or action under the indenture would require the consent or act of holders of more than a majority in principal amount of the junior subordinated debentures, called a "super majority," then only a super majority may direct the institutional trustee to give that consent or take that action. Where a consent or action under the indenture would require the consent or act of individual holders of the junior subordinated debentures, then only those individual holders may direct the institutional trustee to give that consent or take that action. If the institutional trustee fails to enforce its rights under the junior subordinated debentures, to the fullest extent permitted by law, any record holder of preferred securities may directly sue Countrywide Financial Corporation or Countrywide Home Loans, as either issuer of the junior subordinated debentures or guarantor under the related debenture guarantee, to enforce the institutional trustee's rights under the junior subordinated debentures and the related debenture guarantee. The record holder does not have to sue the institutional trustee or any other person or entity before enforcing his or her rights.

     The institutional trustee is required to notify all holders of the preferred securities of any notice of default received from the indenture trustee. The notice is required to state that the event of default also constitutes a declaration event of default. Except for directing the time, method and place of conducting a proceeding for a remedy available to the institutional trustee, the institutional trustee will not take any of the actions described in clauses (1), (2), (3) or (4) above unless the institutional trustee receives an opinion of a nationally recognized independent tax counsel stating that, as a result of that action, the trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

     If the consent of the institutional trustee is required under the indenture for any amendment, modification or termination of the indenture, the institutional trustee is required to request the written direction of the holders of the trust securities. In that case, the institutional trustee will vote as directed by a majority in liquidation amount of the trust securities voting together as a single class. Where any amendment, modification or termination under the indenture would require the consent of a super majority or an individual holder, however, the institutional trustee may only give that consent at the direction of the holders of the same super majority of the holders of the trust securities or that individual holder, as applicable. The institutional trustee is not required to take any such action in accordance with the directions of the holders of the trust securities unless the institutional trustee has obtained a tax opinion to the effect described above.

     A waiver of an indenture event of default by the institutional trustee at the direction of the holders of the preferred securities will constitute a waiver of the corresponding declaration event of default.

     Holders of the preferred securities may give any required approval or direction at a separate meeting of holders of preferred securities convened for that purpose, at a meeting of all of the holders of trust securities or by written consent. The regular trustees will mail to each holder of record of preferred securities a notice of any meeting at which those holders are entitled to vote, or of any matter upon which action by written consent of those holders is to be taken. Each such notice will include a statement setting forth the following information:

     - the date of the meeting or the date by which the action is to be taken;

     - a description of any resolution proposed for adoption at the meeting on which those holders are entitled to vote or of the matter upon which written consent is sought; and

     - instructions for the delivery of proxies or consents.

     No vote or consent of the holders of preferred securities will be required for a trust to redeem and cancel preferred securities or distribute junior subordinated debentures in accordance with the declaration.

     Despite the fact that holders of preferred securities are entitled to vote or consent under the circumstances described above, any of the preferred securities that are owned at the time by Countrywide Financial Corporation or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Countrywide Financial Corporation, will not be entitled to vote or consent. Instead, these preferred securities will be treated as if they were not outstanding.

     Holders of the preferred securities generally will have no rights to appoint or remove the trustees. Instead, the trustees may be appointed, removed or replaced solely by Countrywide Financial Corporation as the indirect or direct holder of all of the common securities.

COMMON SECURITIES

     In connection with the issuance of preferred securities, each trust will issue one series of common securities having the terms (including distributions, redemption, voting, liquidation rights or such restrictions) as will be set forth in the prospectus supplement. Except for voting rights, the terms of the common securities will be substantially identical to the terms of the preferred securities. The common securities will rank equally, and payments will be made on the common securities pro rata, with the preferred securities, except that, upon an event of default, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Unless an event of default has occurred and is continuing, the common securities of a trust carry the right to vote and to appoint, remove or replace any of the trustees of that trust. All of the common securities of each trust will be directly or indirectly owned by Countrywide Financial Corporation.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

     Set forth below is a summary of information concerning the preferred securities guarantees which will be executed and delivered by Countrywide Financial Corporation for the benefit of the holders from time to time of preferred securities. Each preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as the guarantee trustee for purposes of the Trust Indenture Act. The terms of each preferred securities guarantee will be those set forth in the preferred securities guarantee and those made part of the preferred securities guarantee by the Trust Indenture Act. This summary of the material terms of the preferred securities guarantees is not intended to be complete and is qualified in all respects by the provisions of the form of preferred securities guarantee which is filed as an exhibit to the registration statement which contains this prospectus, and the Trust Indenture Act. Each preferred securities guarantee will be held by the guarantee trustee for the benefit of the holders of the preferred securities of the applicable trust.

GENERAL

     Countrywide Financial Corporation will irrevocably and unconditionally agree, to the extent set forth in the preferred securities guarantee, to pay in full to the holders of the preferred securities, the guarantee payments, as defined below, except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert, other than the defense of payment. The following payments, which are referred to as "guarantee payments," will be guaranteed by Countrywide Financial Corporation, without duplication:

     - any accrued and unpaid distributions that are required to be paid on the preferred securities, to the extent the trust has funds available for distributions;

     - the redemption price, plus all accrued and unpaid distributions, to the extent the trust has funds available for redemptions, relating to any preferred securities called for redemption by the trust; and

     - upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of junior subordinated debentures to the holders of preferred securities or the redemption of all of the preferred securities, the lesser of:

          (1) the aggregate of the liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment; or

          (2) the amount of assets of the trust remaining for distribution to holders of the preferred securities in liquidation of the trust.

     The redemption price and liquidation amount will be fixed at the time the preferred securities are issued.

     The obligation of Countrywide Financial Corporation to make a guarantee payment may be satisfied by direct payment of the required amounts by Countrywide Financial Corporation to the holders of preferred securities or by causing the trust to pay those amounts to those holders.

     The preferred securities guarantees will not apply to any payment of distributions, except to the extent a trust will have funds available for those payments. If the issuer of junior subordinated debentures does not make interest payments on the junior subordinated debentures held by a trust for any period, or if the guarantor fails to make any required payment under the related debenture guarantee, the trust will not pay distributions on the preferred securities for the corresponding period and will not have funds available for those payments.

     The preferred securities guarantees, when taken together with the obligations of Countrywide Financial Corporation under the junior subordinated debentures, whether as issuer or guarantor under the related debenture guarantee, the indentures and the declarations, including its obligations to pay or guarantee the payment of the costs, expenses, debts and liabilities of the trusts, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis by Countrywide Financial Corporation of payments due on the preferred securities.

     Countrywide Financial Corporation has also agreed separately to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the common securities to the same extent as the preferred securities guarantees, except that upon an event of default under the indenture, holders of preferred securities will have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF COUNTRYWIDE FINANCIAL CORPORATION

     Countrywide Financial Corporation will agree that, so long as any preferred securities of a trust remain outstanding, if any event occurs that would constitute an event of default under the preferred securities guarantee or the indenture related to that trust, or if the issuer of the junior subordinated debentures has exercised its option to defer interest payments on the junior subordinated debentures by extending the interest payment period and that period or extension of that period is continuing, then:

     - Neither Countrywide Financial Corporation nor Countrywide Home Loans will declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any guarantee payment with respect thereto other than:

          (1) repurchases, redemptions or other acquisitions of shares of capital stock of Countrywide Financial Corporation in connection with any employee benefit plans or any other contractual obligation of Countrywide Financial Corporation, other than a contractual obligation ranking equally with or junior to the junior subordinated debentures;

          (2) as a result of a reclassification of or an exchange or conversion of any class or series of the capital stock of Countrywide Financial Corporation or Countrywide Home Loans for any other class or series of its capital stock;

          (3) the purchase of fractional interests in shares of the capital stock of Countrywide Financial Corporation or Countrywide Home Loans pursuant to the conversion or exchange provisions of that capital stock or the security being converted or exchanged; or

          (4) dividends and distributions made on the capital stock of Countrywide Financial Corporation or Countrywide Home Loans or rights to acquire that capital stock with Countrywide Financial Corporation's or Countrywide Home Loans' capital stock or rights to acquire that capital stock.

     - Neither Countrywide Financial Corporation nor Countrywide Home Loans will make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem any debt securities issued by Countrywide Financial Corporation or Countrywide Home Loans which rank equally with or junior to the junior subordinated debentures.

     - Neither Countrywide Financial Corporation nor Countrywide Home Loans will make any guarantee payments with respect to any of the items listed above, except pursuant to the preferred securities guarantees or the debenture guarantees.

MODIFICATION OF THE PREFERRED SECURITIES GUARANTEES; ASSIGNMENT

     The preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding preferred securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of preferred securities in any material respect. All guarantees and agreements contained in the preferred securities guarantee will bind the successors, assignees, receivers, trustees and representatives of Countrywide Financial Corporation and will be for the benefit of the holders of the preferred securities then outstanding.

TERMINATION

     Each preferred securities guarantee will terminate upon:

     - full payment of the redemption price of all preferred securities;

     - distribution of the junior subordinated debentures to the holders of the trust securities; or

     - full payment of the amounts payable in accordance with the declaration upon liquidation of that trust.

     Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities must restore payment of any sums paid under the preferred securities or the preferred securities guarantee.

EVENTS OF DEFAULT

     An event of default under a preferred securities guarantee will occur upon the failure of Countrywide Financial Corporation to perform any of its payment or other obligations under the preferred securities guarantee.

     The holders of a majority in liquidation amount of the preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the preferred securities guarantee. Any holder of preferred securities may institute a legal proceeding directly against Countrywide Financial Corporation to enforce the guarantee trustee's rights and the obligations of Countrywide Financial Corporation under the preferred securities guarantee, without first instituting a legal proceeding against the relevant trust, the guarantee trustee or any other person or entity.

STATUS OF THE PREFERRED SECURITIES GUARANTEES

     Unless otherwise specified in the applicable prospectus supplement, the preferred securities guarantees will constitute unsecured obligations of Countrywide Financial Corporation and will rank:

     - subordinate and junior in right of payment to all other liabilities of Countrywide Financial Corporation, except those made equal or subordinate by their terms;

     - equally with the most senior preferred or preference stock now or hereafter issued by Countrywide Financial Corporation and with any guarantee now or hereafter entered into by Countrywide Financial Corporation in respect of any preferred or preference stock of any affiliate of Countrywide Financial Corporation; and

     - senior to Countrywide Financial Corporation common stock.

     The terms of the preferred securities provide that each holder of preferred securities by acceptance of those securities agrees to the subordination provisions and other terms of the preferred securities guarantee.

     The preferred securities guarantees will constitute a guarantee of payment and not of collection. This means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Bank of New York is the guarantee trustee. Prior to the occurrence of a default relating to a preferred securities guarantee, the guarantee trustee undertakes to perform only those duties as are specifically set forth in the preferred securities guarantee. After default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a preferred securities guarantee at the request of any holder of preferred securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

     Countrywide Financial Corporation or its affiliates maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

GOVERNING LAW

     The preferred securities guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES
                           AND THE RELATED GUARANTEES

     Each of Countrywide Financial Corporation and Countrywide Home Loans may issue junior subordinated debentures from time to time in one or more series. Each of Countrywide Financial Corporation and Countrywide Home Loans, in its capacity as an issuer is referred to as an "issuer." Junior subordinated debentures issued by Countrywide Financial Corporation shall be guaranteed fully and unconditionally by Countrywide Home Loans and junior subordinated debentures issued by Countrywide Home Loans shall be fully and unconditionally guaranteed by Countrywide Financial Corporation. Each of Countrywide Financial Corporation and Countrywide Home Loans, in its capacity as a guarantor is referred to as a "guarantor." Junior subordinated debentures issued by Countrywide Financial Corporation will be issued under an indenture among Countrywide Financial Corporation, as issuer, Countrywide Home Loans, as guarantor, and The Bank of New York, as trustee, the "debt trustee," as supplemented by a supplemental indenture or a resolution of the board of directors of Countrywide Financial Corporation or a special committee appointed by the board of directors of Countrywide Financial Corporation. Junior subordinated debentures issued by Countrywide Home Loans will be issued under an indenture among Countrywide Home Loans, as issuer, Countrywide Financial Corporation, as guarantor, and the debt trustee, as supplemented by a supplemental indenture or a resolution of the board of directors of Countrywide Home Loans or a special committee appointed by the board of directors of Countrywide Home Loans. The indentures, each as supplemented by a supplemental indenture, are collectively referred to as the "indentures" and are individually referred to as an "indenture."

     Set forth below is a description of the general terms of the junior subordinated debentures and related guarantees, the "guarantees," in which the trusts will invest the proceeds from the issuance and sale of the trust securities. The particular terms of the junior subordinated debentures and the guarantees will be described in the prospectus supplement relating to the preferred securities being offered thereby. The following description is not intended to be complete and is qualified by the indentures, the forms of which are filed as an exhibit to the registration statement which contains this prospectus, and by the Trust Indenture Act.

GENERAL

     The junior subordinated debentures will be unsecured debt of the issuer. The junior subordinated debentures and the guarantees will be subordinated as described below under "-- Subordination" and in the related prospectus supplement. The indentures do not limit the aggregate principal amount of junior subordinated debentures which may be issued and provide that the junior subordinated debentures may be issued from time to time in one or more series.

     The prospectus supplement relating to the particular junior subordinated debentures being offered will describe the terms of those securities, which may include:

     - the designation of the junior subordinated debentures;

     - the aggregate principal amount of the junior subordinated debentures;

     - the percentage of their principal amount at which the junior subordinated debentures will be issued;

     - the date or dates on which the junior subordinated debentures will mature and the right, if any, to extend the maturity date or dates;

     - the rate or rates, if any, per annum, at which the junior subordinated debentures will bear interest, or the method of determination of the interest rate or rates;

     - the date or dates from which interest will accrue and the interest payment and record dates;

     - any right to extend the interest payment periods and the duration of that extension;

     - any provisions for redemption; and

     - any other specific terms of the junior subordinated debentures.

     If the junior subordinated debentures will be denominated in a currency or currency unit other than United States dollars, the prospectus supplement will also specify the denomination in which the junior subordinated debentures will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on the junior subordinated debentures will be payable, which may be United States dollars based upon the exchange rate for that other currency or currency unit existing on or about the time a payment is due.

ADDITIONAL INTEREST

     If, at any time, a trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then the applicable issuer will be required to pay additional interest on the junior subordinated debentures. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by the trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that the trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been in if it did not have to pay those taxes, duties, assessments or other charges.

GUARANTEES

     The indentures provide that the guarantor will fully and unconditionally guarantee the due and punctual payment of the principal, premium, if any, and interest on the junior subordinated debentures when any such payment becomes due and payable, whether at maturity, upon redemption, or otherwise.

FORM, EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT

     Unless otherwise indicated in the applicable prospectus supplement, an issuer will issue the junior subordinated debentures in registered form only, without coupons and in denominations of $1,000 and multiples of $1,000. No service charge will be made for any transfer or exchange of the junior subordinated debentures. However, the issuer or the debt trustee may require a holder to pay an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

     An issuer will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the indenture and the applicable prospectus supplement. However, at the option of the issuer, it may pay any interest by check mailed to the registered holders of junior subordinated debentures at their registered addresses.

GLOBAL JUNIOR SUBORDINATED DEBENTURES

     Each indenture provides that the respective issuer may issue junior subordinated debentures in global form. The applicable prospectus supplement will describe any circumstances under which beneficial owners of interests in any global junior subordinated debentures may exchange their interest for junior subordinated debentures of that series and of like tenor and principal amount in any authorized form and denomination.

SUBORDINATION

     The junior subordinated debentures will be subordinated and junior in right of payment to other indebtedness of the respective issuer and the guarantees will be subordinated and junior in the right of payment to other indebtedness of the respective guarantor as described in the applicable prospectus supplement.

     Since Countrywide Financial Corporation is a holding company, its rights and the rights of its creditors (including the holders of the junior subordinated debentures of Countrywide Financial Corporation and the holders of the junior subordinated debentures of Countrywide Home Loans, for which Countrywide Financial Corporation acts as guarantor) to participate in any distribution of the assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise would be subject to prior claims of the subsidiary's creditors, except to the extent that Countrywide Financial Corporation itself has recognized claims against the subsidiary.

CERTAIN COVENANTS OF COUNTRYWIDE HOME LOANS AND COUNTRYWIDE FINANCIAL
CORPORATION

     If junior subordinated debentures are issued to a trust or a trustee of a trust in connection with the issuance of trust securities and:

     - an event of default has occurred and is continuing; or

     - Countrywide Financial Corporation is in default relating to its payment of any obligations under the preferred securities guarantee or common securities guarantee; or

     - the issuer has given notice of its election to defer payments of interest on the junior subordinated debentures by extending the interest payment period and that period, or any extension of that period, is continuing;

then

     - neither Countrywide Home Loans nor Countrywide Financial Corporation will declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any guarantee payments with respect thereto, other than:

          (1) repurchases, redemptions or other acquisitions of shares of capital stock of Countrywide Financial Corporation in connection with any employee benefit plans or any other contractual obligation of Countrywide Financial Corporation, other than a contractual obligation ranking equally with or junior to the junior subordinated debentures;

          (2) as a result of a reclassification of or an exchange or conversion of any class or series of capital stock of Countrywide Financial Corporation or Countrywide Home Loans for any other class or series of capital stock;

          (3) the purchase of fractional interests in shares of the capital stock of Countrywide Financial Corporation or Countrywide Home Loans pursuant to the conversion or exchange provisions of that capital stock or the security being converted or exchanged; or

          (4) dividends or distributions made on the capital stock of Countrywide Financial Corporation or Countrywide Home Loans or rights to acquire that capital stock with Countrywide Financial Corporation's or Countrywide Home Loans' capital stock or rights to acquire that capital stock.

     - Neither Countrywide Financial Corporation nor Countrywide Home Loans will make any payment of interest, principal, premium, if any, on, or repay, repurchase or redeem any debt securities issued by Countrywide Financial Corporation or Countrywide Home Loans which rank equally with or junior to the junior subordinated debentures; and

     - Neither Countrywide Financial Corporation nor Countrywide Home Loans will make any guarantee payments with respect to any of the items listed above, except pursuant to the preferred securities guarantee or the debenture guarantees.

     So long as any junior subordinated debentures remain outstanding, Countrywide Financial Corporation will covenant to:

     - directly or indirectly maintain 100 percent ownership of the common securities of the trust, unless a permitted successor of Countrywide Financial Corporation succeeds to its ownership of the common securities;

     - use its reasonable efforts to cause the applicable trust to:

          (1) remain a statutory trust, except in connection with the distribution of junior subordinated debentures to the holders of trust securities in liquidation of the trust, the redemption of all of the trust securities of the trust, or mergers, consolidations or amalgamations, each as permitted by the declaration which established the trust; and

          (2) otherwise continue to be classified as a grantor trust for United States federal income tax purposes; and

     - use its reasonable efforts to cause each holder of trust securities to be treated as owning an undivided beneficial interest in the junior subordinated debentures.

CONSOLIDATION, MERGERS AND SALES OF ASSETS

     Unless otherwise indicated in the applicable prospectus supplement, Countrywide Home Loans and Countrywide Financial Corporation may consolidate or merge with or into any other corporation, and may sell or convey all or substantially all of its assets to any corporation, provided that:

     - the resulting corporation, if other than Countrywide Home Loans or Countrywide Financial Corporation, as applicable, is a corporation organized and existing under the laws of the United States of

       America, any political subdivision thereof or any state thereof and assumes all of the obligations of Countrywide Home Loans or Countrywide Financial Corporation, as applicable, to:

          (1) pay the principal, premium, if any, or interest on, the junior subordinated debentures; and

          (2) perform and observe all other obligations under the indentures, and

     - none of Countrywide Home Loans, Countrywide Financial Corporation or any successor corporation, as the case may be, is, immediately after any consolidation or merger, in default under the indentures.

     The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in stock ownership of Countrywide Home Loans or Countrywide Financial Corporation. In addition, the indentures do not contain any provision which would protect the holders of the junior subordinated debentures against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

EVENTS OF DEFAULT, WAIVER AND NOTICE

     The indentures provide that the following are events of default relating to the junior subordinated debentures:

     - default in the payment of the principal of, or premium, if any, on, any junior subordinated debenture when due;

     - default in the payment of any interest on any junior subordinated debenture when due, which continues for 30 days; provided, however, a valid extension of an interest payment by the issuer will not constitute an event of default;

     - default in the performance of any other covenant or obligation in respect of the junior subordinated debenture, which continues for 60 days after written notice;

     - specified events of bankruptcy, insolvency or reorganization of an issuer or guarantor or, with certain exceptions, the applicable trust; and

     - any other event of default provided in the applicable resolution of the board of directors or supplemental indenture under which the junior subordinated debentures are issued.

     If an indenture event of default occurs and is continuing, the debt trustee or the holders of not less than 25% in aggregate principal amount of the junior subordinated debentures of that series then outstanding may declare the principal of all junior subordinated debentures of that series to be due and payable immediately.

     The holders of a majority in aggregate outstanding principal amount of that series of junior subordinated debentures may annul the declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due other than by acceleration has been deposited with the debt trustee. The majority holders may not waive a payment default on the junior subordinated debentures which has become due solely by acceleration.

     The holders of a majority in principal amount of the junior subordinated debentures of any series affected may direct the time, method and place of conducting any proceeding for any remedy available to the debt trustee under the indenture or exercising any trust or power conferred on the debt trustee with respect to that series, provided that any direction is not in conflict with any rule of law or the indenture. Subject to the provisions of the indenture relating to the duties of the trustee, before proceeding to exercise any right or power under the indentures at the direction of the holders, the trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which it might incur in complying with any direction.

     Each indenture requires the annual filing by the respective issuer with the debt trustee of a certificate as to the absence of certain defaults under the indenture.

     The debt trustee may withhold notice of any event of default from the holders of the junior subordinated debentures, except in the payment of principal, interest or premium, if the trustee considers it in the interest of those holders to do so.

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DISTRIBUTION OF THE JUNIOR SUBORDINATED DEBENTURES

     Under circumstances discussed more fully in the prospectus supplement involving the dissolution of a trust, after satisfaction of liabilities to creditors of the trust, junior subordinated debentures may be distributed to the holders of the trust securities in liquidation of that trust.

     If the junior subordinated debentures are distributed to the holders of the preferred securities, the issuer will use its best efforts to have the junior subordinated debentures listed on the New York Stock Exchange or on such other national securities exchange or similar organization on which the preferred securities are then listed or quoted.

MODIFICATION OF THE INDENTURES

     Modifications and amendments to the indentures may be made by the issuer, the guarantor and the debt trustee with the consent of the holders of 66 2/3% in aggregate principal amount of the junior subordinated debentures at the time outstanding. However, no such modification or amendment may, without the consent of the holder of each junior subordinated debenture affected:

     - modify the payment terms of the junior subordinated debentures; or

     - reduce the percentage of holders of junior subordinated debentures necessary to modify or amend the indenture or waive compliance by Countrywide Home Loans or Countrywide Financial Corporation with any covenant or past default.

     If the junior subordinated debentures are held by a trust or a trustee of a trust, the supplemental indenture will not be effective until the holders of 66 2/3% in liquidation preference of trust securities of that trust have consented to the supplemental indenture. However, if the consent of the holder of each outstanding junior subordinated debenture is required, the supplemental indenture will not be effective until each holder of the trust securities of that trust, has consented to the supplemental indenture.

     The issuer and the debt trustee may also amend and modify the indenture without the consent of any holder under certain circumstances described in the indentures.

DEFEASANCE AND DISCHARGE

     Each indenture provides that the respective issuer, at its option:

          (1) will be discharged from all obligations in respect of the junior subordinated debentures of a series, except for obligations to register the transfer or exchange of junior subordinated debentures, replace stolen, lost or mutilated junior subordinated debentures, maintain paying agencies and hold moneys for payment in trust; or

          (2) need not comply with specified restrictive covenants of the indentures;

in each case if the issuer deposits, in trust, money or U.S. government obligations in an amount sufficient to pay all the principal of, and interest and premium, if any, on, the junior subordinated debentures when those payments are due.

     To exercise any such option, the issuer is required to deliver an opinion of counsel that:

     - the deposit and related defeasance would not cause the holders of the junior subordinated debentures of that series to recognize income, gain or loss for U.S. federal income tax purposes and, in the case of a discharge pursuant to clause (a) above, the opinion will be accompanied by a private letter ruling to that effect received by the issuer from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service; and

     - if listed on any national securities exchange, the junior subordinated debentures would not be delisted from that exchange as a result of the exercise of the defeasance option.

GOVERNING LAW

     The indentures and the junior subordinated debentures will be governed by, and construed in accordance with, the laws of the State of New York.
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THE DEBT TRUSTEE

     Each of Countrywide Home Loans, Countrywide Financial Corporation or its affiliates maintain certain accounts and other banking relationships with the debt trustee and its affiliates in the ordinary course of business.

     The occurrence of any default under the indentures or the senior or subordinated indentures among Countrywide Home Loans, Countrywide Financial Corporation and the debt trustee relating to Countrywide Home Loan's senior and subordinated debt securities, which may also be issued under the registration statement, could create a conflicting interest for the debt trustee under the Trust Indenture Act. If that default has not been cured or waived within 90 days after the debt trustee has acquired a conflicting interest, the debt trustee would generally be required by the Trust Indenture Act to eliminate the conflicting interest or resign as trustee with respect to the debt securities issued under the senior indenture or the subordinated indenture or with respect to the junior subordinated debentures issued under the indentures. If the debt trustee resigns, the issuer is required to promptly appoint a successor trustee with respect to the affected securities.

     The Trust Indenture Act also imposes certain limitations on the right of the debt trustee, as a creditor of Countrywide Home Loans or Countrywide Financial Corporation, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any cash claim or otherwise. The debt trustee will be permitted to engage in other transactions with Countrywide Home Loans or Countrywide Financial Corporation, provided that if it acquires a conflicting interest within the meaning of section 310 of the Trust Indenture Act, it must generally either eliminate that conflict or resign.

        EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBENTURES, THE DEBENTURE GUARANTEES AND THE PREFERRED SECURITIES GUARANTEES

     As set forth in the declaration, the sole purpose of the trusts are to issue the trust securities and to invest the proceeds from that issuance and sale in the junior subordinated debentures.

     As long as payments of interest and other payments are made when due on the junior subordinated debentures, those payments will be sufficient to cover the distributions and payments due on the trust securities. This is due to the following factors:

     - the aggregate principal amount of junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

     - the interest rate and the interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the trust securities;

     - under the indenture, the issuer of the junior subordinated debentures will pay, and the trusts will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the trusts, other than those relating to the trust securities; and

     - the declaration further provides that the Countrywide Capital trustees may not cause or permit the trusts to engage in any activity that is not consistent with the purposes of the trusts.

     Payments of distributions, to the extent there are available funds, and other payments due on the preferred securities, to the extent there are available funds, are guaranteed by Countrywide Financial Corporation to the extent described in this prospectus. If neither the issuer of the junior subordinated debentures nor the guarantor under the related debenture guarantee makes interest or other required payments on the junior subordinated debentures, the trust will not have sufficient funds to pay distributions on the preferred securities. Each preferred securities guarantee is a subordinated guarantee in relation to the preferred securities. The preferred securities guarantee does not apply to any payment or distributions unless the trust has sufficient funds for the payment of those distributions. See "Description of the Preferred Securities Guarantees."

     The preferred securities guarantees cover the payment of distributions and other payments on the preferred securities only if and to the extent that the issuer or the guarantor has made a payment of interest or principal or other payments on the junior subordinated debentures or under the related debenture guarantee. The preferred securities guarantees, when taken together with Countrywide Financial Corporation's obliga-

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

tions under the junior subordinated debentures and the indenture, whether as issuer or guarantor under the related debenture guarantee, and its obligations under the declaration, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the preferred securities.

     If the issuer of the junior subordinated debentures fails to make interest or other payments on the junior subordinated debentures when due, taking account of any extension period, or the guarantor under the related debenture guarantee fails to make any required payments under the debenture guarantee, the declaration allows the holders of the preferred securities to direct the institutional trustee to enforce its rights under the junior subordinated debentures and the related debenture guarantee. If the institutional trustee fails to enforce these rights, to the fullest extent permitted by law, any holder of preferred securities may directly sue Countrywide Financial Corporation or Countrywide Home Loans to enforce these rights without first suing the institutional trustee or any other person or entity.

     A holder of preferred securities may institute a direct action if a declaration event of default has occurred and is continuing and that event is attributable to the failure of the issuer of the junior subordinated debentures to pay interest or principal on the junior subordinated debentures on the date the interest or principal is otherwise payable, or the failure of the guarantor under the related debenture guarantee to make any required payments under the debenture guarantee. A direct action may be brought without first (1) directing the institutional trustee to enforce the terms of the junior subordinated debentures or (2) suing Countrywide Financial Corporation or Countrywide Home Loans to enforce the institutional trustee's rights under the junior subordinated debentures and the related debenture guarantee. In connection with that direct action, Countrywide Financial Corporation or Countrywide Home Loans, as the case may be, will be subrogated to the rights of the holder of preferred securities under the declaration to the extent of any payment made by either of them to that holder of preferred securities. Consequently, Countrywide Financial Corporation or Countrywide Home Loans, as the case may be, will be entitled to payment of amounts that a holder of preferred securities receives in respect of an unpaid distribution to the extent that the holder receives or has already received full payment relating to that unpaid distribution from a trust.

     Countrywide Financial Corporation acknowledges that the guarantee trustee will enforce the preferred securities guarantees on behalf of the holders of the preferred securities. If Countrywide Financial Corporation fails to make payments under the preferred securities guarantees, the preferred securities guarantees allow the holders of the preferred securities to direct the guarantee trustee to enforce its rights thereunder. If the guarantee trustee fails to enforce the preferred securities guarantees, any holder of preferred securities may directly sue Countrywide Financial Corporation to enforce the guarantee trustee's rights under the preferred securities guarantees. The holder need not first sue the trust, the guarantee trustee, or any other person or entity. A holder of preferred securities may also directly sue Countrywide Financial Corporation to enforce the holder's right to receive payment under the preferred securities guarantees. The holder need not first (1) direct the guarantee trustee to enforce the terms of the preferred securities guarantee or (2) sue the trust or any other person or entity.

     Countrywide Financial Corporation and the trusts believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by Countrywide Financial Corporation of payments due on the preferred securities. See "Description of the Preferred Securities Guarantees -- General."

                              PLAN OF DISTRIBUTION

     Countrywide Home Loans or Countrywide Financial Corporation may sell the junior subordinated debentures and any trust may sell preferred securities:

     - directly to purchasers;

     - through agents; or

     - through underwriters or dealers.

     Offers or sales of those securities may include secondary market transactions by affiliates of Countrywide Home Loans or Countrywide Financial Corporation.

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

     Offers to purchase preferred securities may be solicited directly by Countrywide Home Loans or Countrywide Financial Corporation and/or any trust, as the case may be, or by agents designated by Countrywide Home Loans or Countrywide Financial Corporation and/or any trust, as the case may be, from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the preferred securities in respect of which this prospectus is delivered will be named, and any commissions payable by Countrywide Home Loans or Countrywide Financial Corporation, as the case may be, to that agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agency will be acting on a best efforts basis for the period of its appointment which is ordinarily five business days or less.

     If an underwriter or underwriters are utilized in the sale, Countrywide Home Loans or Countrywide Financial Corporation, as the case may be, will execute an underwriting agreement with those underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the prospectus supplement, which will be used by the underwriters to make releases of the preferred securities in respect of which this prospectus is delivered to the public.

     If a dealer is utilized in the sale of the preferred securities in respect of which this prospectus is delivered, Countrywide Home Loans or Countrywide Financial Corporation and/or any trust, as the case may be, will sell those preferred securities to the dealer, as principal. The dealer may then resell those preferred securities to the public at varying prices to be determined by that dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement.

     Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by Countrywide Home Loans, Countrywide Financial Corporation and/or any trust, as the case may be, against certain liabilities, including liabilities under the Securities Act.

     Underwriters, agents, dealers or their controlling persons may be customers of, engage in transactions with and perform services for Countrywide Home Loans, Countrywide Financial Corporation or their affiliates in the ordinary course of business.

     Certain of the underwriters may use this prospectus and the prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the preferred securities will be passed upon on behalf of each of the trusts by Morris, Nichols, Arsht & Tunnell, Wilmington, Delaware, special Delaware counsel to the trusts. The validity of the other securities issuable under this prospectus will be passed upon for us and Countrywide Home Loans by Munger, Tolles & Olson LLP, Los Angeles, California. Certain United States federal income tax matters, when described in an accompanying prospectus supplement, to the extent such statements constitute a summary of matters of law, will be passed upon by Munger, Tolles & Olson LLP, Los Angeles, California. Sidley Austin Brown & Wood LLP, New York, New York will serve as counsel for any underwriters and agents. Sidley Austin Brown & Wood LLP also serves as counsel for CWALT, Inc., CWMBS, Inc. and CWABS, Inc., each one of our wholly owned subsidiaries, in connection with offerings of mortgage-backed and asset-backed securities, and from time to time also serves as our counsel on other matters.

                                    EXPERTS

     The consolidated financial statements of Countrywide Financial Corporation and the financial statements of Countrywide Securities Corporation incorporated by reference in the registration statement, of which this prospectus forms a part, have been audited by Grant Thornton LLP, independent certified public accountants, for the periods and to the extent indicated in their report thereon, and have been so incorporated in reliance upon the authority of said firm as experts in accounting and auditing.

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